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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CENTERPOINT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22 (a)(2) of Schedule 14A.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Shares, par value $0.001 per share
(2)	Aggregate number of securities to which transaction applies:
        48,691,631 Common Shares outstanding, excluding treasury shares; 281,079 restricted shares and restricted share equivalents outstanding; 540,299 Common Shares reserved for issuance upon conversion of Series B Preferred Shares of Beneficial Ownership; 21,989 Common Shares reserved for issuance upon conversion of convertible partnership interests; and 4,346,179 options to purchase Common Shares.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $50.00 per Common Share, including Common Shares issuable with respect to restricted shares, restricted share equivalents, Series B Preferred Shares of Beneficial Ownership and convertible partnership interests; and $20.7421 per option to purchase Common Shares, calculated as the difference between the weighted average exercise price of outstanding options, $29.2579, and $50.00.

	(4)	Proposed maximum aggregate value of transaction: $2,566,898,779
	(5)	Total fee paid: $274,658
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

                            , 2006

Dear Common Shareholder:

        You are cordially invited to attend a special meeting of shareholders of CenterPoint Properties Trust to be held                        ,                             , 2006, at 10:00 a.m. local time. The meeting will take place at our corporate offices located at 1808 Swift Drive, Oak Brook, Illinois.

        At the special meeting, we will ask holders of our common shares of beneficial interest to approve the merger of CenterPoint Properties Trust with Solstice Merger Trust, a Maryland real estate investment trust recently formed by CalEast Industrial Investors, LLC, and the other transactions contemplated by the merger agreement entered into by such parties. If the merger is completed, each holder of our common shares will be entitled to receive $50.00 in cash, without interest, for each outstanding common share held on the effective date of the merger.

        Upon the unanimous recommendation of a committee of our Board of Trustees comprised solely of independent trustees and after careful consideration, our Board of Trustees unanimously approved the merger and the other transactions contemplated by the merger agreement and declared the merger and the terms of the merger agreement advisable, fair to and in the best interests of our company and our shareholders and that the merger consideration is fair to the holders of our common shares, and declared it advisable for our company to amend and restate its declaration of trust as part of the merger. Our Board of Trustees unanimously recommends that our common shareholders vote FOR the approval of the merger and the other transactions contemplated by the merger agreement.

        The merger proposal must be approved by the affirmative vote of holders of at least two-thirds of our outstanding common shares that are entitled to vote at the special meeting. If the merger proposal is so approved, the closing of the merger will occur no later than the second business day after the other conditions to the closing of the merger are satisfied or waived.

        The accompanying notice of special meeting of shareholders provides specific information concerning the special meeting. The enclosed proxy statement provides you with a summary of the merger, the merger agreement and the other transactions contemplated by the merger agreement and additional information about the parties involved. We urge you to read carefully the enclosed proxy statement and the merger agreement, a copy of which is included in the proxy statement as Exhibit A.

        Some of our trustees and executive officers have interests and arrangements that may be different from, or in addition to, and may conflict with, your interests as a common shareholder of our company. These interests are summarized in the section entitled "Interests of Our Trustees and Executive Officers in the Merger" on page 37 of the enclosed proxy statement.

        Your vote is very important.    Whether you plan to attend the special meeting or not, please either complete the enclosed proxy card and return it as promptly as possible, or authorize a proxy to vote your shares via the Internet or by calling the toll-free telephone number on the proxy card. The enclosed proxy card contains instructions regarding all three methods of proxy authorization. If you attend the special meeting, you may continue to have your common shares voted as instructed on the proxy card, via the Internet or by telephone or you may withdraw your proxy or your authorization for a proxy via the Internet, by telephone or at the special meeting and vote your common shares in person. If you fail to vote by proxy card, by using the Internet or telephone or in person, or fail to instruct your broker on how to vote or abstain from voting, it will have the same effect as a vote against the merger.

Sincerely,
Martin Barber John S. Gates, Jr. Co-Chairmen of the Board

CENTERPOINT PROPERTIES TRUST
1808 Swift Drive
Oak Brook, Illinois 60523

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                            , 2006

Dear Common Shareholder:

        NOTICE IS HEREBY GIVEN that a special meeting of the common shareholders of CenterPoint Properties Trust will be held on                        ,                             , 2006, at 10:00 a.m. local time. The meeting will take place at 1808 Swift Drive, Oak Brook, Illinois, for the purpose of acting upon the following proposals:

        1.     To consider and vote upon a proposal to approve the merger of Solstice Merger Trust with and into CenterPoint Properties Trust pursuant to the Agreement and Plan of Merger, dated as of December 7, 2005, by and among CalEast Industrial Investors, LLC, Solstice Merger Trust and CenterPoint Properties Trust, and the other transactions contemplated by the merger agreement, including the adoption of an amended and restated declaration of trust for CenterPoint Properties Trust in connection with such merger, in substantially the form attached to the accompanying proxy statement as Exhibit B, all in the manner described in the enclosed proxy statement; and

        2.     To consider and act upon any other matters that may properly be brought before the special meeting or at any adjournments or postponements thereof.

        All holders of record of our common shares as of the close of business on                            , 2006 are entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting. Regardless of the number of common shares you own, your vote is important. Whether or not you plan to attend the meeting and vote your common shares in person, please authorize a proxy to vote your shares in one of the following ways:

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  Use the toll-free telephone number shown on the proxy card;

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  Go to the Internet website address shown on the proxy card; or

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  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

        Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy, using the toll-free telephone number or Internet website address or by voting in person at the special meeting. By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

        Upon the unanimous recommendation of a committee of our Board of Trustees comprised solely of independent trustees and after careful consideration, our Board of Trustees has unanimously approved the merger and the other transactions contemplated by the merger agreement and declared the merger and the terms of the merger agreement advisable, fair to and in the best interests of our company and our shareholders and that the merger consideration is fair to the holders of our common shares, and declared it advisable for our company to amend and restate its declaration of trust as part of the merger. Our Board of Trustees unanimously recommends that holders of our common shares vote FOR the approval of the merger and the other transactions contemplated by the merger agreement.

        Your attention is directed to the proxy statement accompanying this notice (including the exhibits thereto) for a more complete statement regarding the matters proposed to be acted on at the special meeting. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Georgeson Shareholder Communications, Inc. at 1-877-901-6134.

        This notice and proxy statement was first mailed to shareholders on or about                            , 2006.

                      By Order of the Board of Trustees

                      Daniel J. Hemmer
                      Secretary

i

CENTERPOINT PROPERTIES TRUST
1808 Swift Drive
Oak Brook, Illinois 60523

PROXY STATEMENT

SUMMARY TERM SHEET

        This summary highlights selected information contained elsewhere in this proxy statement relating to the merger and may not contain all of the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the merger and other transactions contemplated by the merger agreement, you should carefully read this entire proxy statement as well as the additional documents to which it refers, including the Agreement and Plan of Merger by and among us, Solstice Merger Trust and CalEast Industrial Investors, LLC (referred to in this proxy statement as the "merger agreement"). A copy of the merger agreement is attached to this proxy statement as Exhibit A. For instructions on obtaining more information, see "Who Can Answer Other Questions" on page 10.

The Special Meeting

        This proxy statement is being furnished to holders of our common shares of beneficial interest for use at the special meeting, and at any adjournments or postponements of that meeting. At the special meeting, you will be asked to consider and approve the merger pursuant to the terms of the merger agreement and the other transactions contemplated by the merger agreement, including our adoption of an amended and restated declaration of trust, a copy of which is attached to this proxy statement as Exhibit B, in connection with the merger, and to consider and act upon any other matters that may be properly brought before the special meeting or at any adjournments or postponements thereof. The special meeting will be held on                        ,                             , 2006, at our corporate offices located at 1808 Swift Drive, Oak Brook, Illinois 60523 at 10:00 a.m. local time.

Record Date and Quorum Requirement

        We have set the close of business on                            , 2006, for determining those common shareholders who are entitled to notice of, and to vote at, the special meeting.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the aggregate number of our common shares outstanding and entitled to vote on the record date will constitute a quorum, allowing us to conduct the business of the special meeting.

        A properly executed proxy marked ABSTAIN will be counted for purposes of determining whether there is a quorum present at the special meeting but will not be voted. An abstention, therefore, will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Voting Requirements for the Merger

        The proposal to approve the merger and the other transactions contemplated by the merger agreement, including our adoption of an amended and restated declaration of trust, requires the affirmative vote of the holders of at least two-thirds of our outstanding common shares entitled to vote at the special meeting. No vote of holders of our preferred shares is required to approve the merger. If you hold your common shares in "street name" (that is, through a broker or other nominee), your broker or nominee will not vote your common shares unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your common shares by following the directions provided by your broker or nominee.

        If you fail to authorize a proxy to vote your shares by completing and returning the enclosed proxy card, by telephone, or on the Internet, fail to vote in person or fail to instruct your broker or nominee on how to vote or abstain from voting, it will have the same effect as a vote against the merger.

Revocation of Proxies

        Even after you have properly submitted your proxy card or authorized a proxy by telephone or using the Internet, you may change your vote at any time before the proxy is voted by delivering to our Secretary either a notice of revocation or a duly executed proxy bearing a later date or by using the toll-free telephone number or Internet website address indicated on the proxy card. In addition, the powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and notify the chairman of the meeting that you would like your proxy revoked. Attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed a broker or nominee to vote your common shares, you must follow the directions received from your broker or nominee to change your proxy instructions. Also, if you elect to vote in person at the special meeting and your shares are held by a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your common shares.

Parties to the Merger

        CenterPoint Properties Trust.    CenterPoint Properties Trust (referred to in this proxy statement as "we," "us," "our" or "our company" or "CenterPoint") is a real estate investment trust ("REIT") and the largest industrial property company in the 1.4-billion-square-foot Chicago regional market. As of December 31, 2005, we owned approximately 36 million square feet and we and our affiliates owned or controlled an additional 3,009 acres of land upon which approximately 43.2 million square feet could be developed. We are focused on providing unsurpassed tenant satisfaction and adding value to our shareholders through customer-driven management, investment, development and redevelopment of warehouse, distribution, light manufacturing buildings and logistics infrastructure. We were the first major REIT to focus on the industrial property sector. We completed our U.S. initial public offering in December 1993. Our executive offices are located at 1808 Swift Drive, Oak Brook, Illinois 60523. Our common shares are currently listed on the New York Stock Exchange, or "NYSE," under the symbol "CNT." None of our outstanding preferred shares are currently listed on any exchange.

        CalEast Industrial Investors, LLC.    Founded in 1998, CalEast Industrial Investors, LLC (referred to in this proxy statement as "CalEast") is a leading investor in logistics warehouse and related real estate whose members include the California Public Employees' Retirement System (referred to in this proxy statement as "CalPERS") and LaSalle Investment Management, Inc. (referred to in this proxy statement as "LaSalle"). CalEast and affiliated entities own and operate over 15 million square feet of industrial real estate, including warehouses, light assembly, air cargo and distribution centers throughout the United States, Canada and Mexico. CalPERS is the nation's largest public pension fund with assets of more than $200 billion. CalPERS provides retirement and health benefits to more than 1.4 million California state and local public employees, retirees, and their families. LaSalle, a member of the Jones Lang LaSalle group (NYSE: JLL), is a leading global real estate investment manager with approximately $29 billion of assets under management. LaSalle is active across a range of real estate capital and operating markets on behalf of institutional and private investors worldwide.

        Solstice Merger Trust.    Solstice Merger Trust is a newly-formed Maryland real estate investment trust and the entity which will merge into us pursuant to the terms of the merger agreement, with our company being the surviving REIT. Solstice Merger Trust is an indirect, wholly owned subsidiary of CalEast. Solstice Merger Trust is sometimes referred to in this proxy statement as "Merger Sub."

The Merger

        At the special meeting, our common shareholders will be asked to approve the merger of Merger Sub with and into our company, with our company surviving the merger, pursuant to the terms of the merger agreement. We sometimes use the term "surviving REIT" in this proxy statement to describe our company as the surviving entity following the merger. In connection with the merger, we intend to amend and restate our declaration of trust, which will be the declaration of trust of the surviving REIT upon completion of the merger. A copy of our amended and restated declaration of trust is attached to this proxy statement as Exhibit B. Because you will receive cash in respect of all of your common shares in the merger, these amendments to our declaration of trust will have no effect on you.

Merger Consideration

        In the merger, each common share of our company that is issued and outstanding immediately prior to the effective time of the merger, other than certain shares owned by CalEast, Merger Sub or any subsidiary of CalEast, Merger Sub or our company, other than shares held on behalf of third parties, will be converted into, and cancelled in exchange for, the right to receive $50.00 in cash, without interest. The merger consideration is fixed and will not be adjusted for changes in the trading price of our common shares.

        Our 7.50% Series B Convertible Cumulative Redeemable Preferred Shares ("Series B Preferred Shares") will remain outstanding after the merger, but in accordance with their terms will become convertible into the right to receive the $50.00 per share merger consideration, without interest, at the conversion price applicable to those shares immediately prior to the merger. Our Series D Flexible Cumulative Redeemable Preferred Shares ("Series D Preferred Shares"), which are not convertible, will also remain outstanding after the merger and will represent outstanding preferred shares of the surviving REIT.

Payment Procedures

        Following the completion of the merger, you will receive a letter of transmittal describing how you may exchange your common shares for the merger consideration. At that time, you must send your common share certificates with your completed letter of transmittal to the paying agent. You should not send your common share certificates to us or anyone else until you receive these instructions. You will receive payment of your portion of the merger consideration after we receive from you a properly completed letter of transmittal together with your share certificates. If you hold your common shares in "street name," we expect that your broker or nominee will surrender your shares in exchange for your portion of the merger consideration following completion of the merger.

Dividends

        We are authorized under the merger agreement to declare quarterly dividends on our common shares (not to exceed $0.4625 per common share per quarter) with record dates in January, April, July and October in accordance with our past practice and to pay any such dividends prior to the completion of the merger. For example, our Board declared on December 22, 2005 a first quarter dividend of $0.4625 per common share to be paid on February 28, 2006 to shareholders of record on January 26, 2006.

        We are also authorized under the merger agreement to make any distributions required for us to maintain our status as a REIT and for us not to be required to pay federal income taxes with respect to our earnings.

Conditions to the Merger

        The merger will be completed only if the conditions specified in the merger agreement are either satisfied or waived (to the extent permissible). Some of the most significant conditions specified in the merger agreement include:

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  requisite approval of the merger by our common shareholders;

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  the absence of any legal prohibition on the merger;

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  the continued accuracy of the respective representations and warranties of CalEast and Merger Sub, on the one hand, and our company, on the other hand, contained in the merger agreement, except where the failure of such representations and warranties to be accurate would not have a material adverse effect on CalEast and/or Merger Sub or our company, as the case may be;

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  CalEast and Merger Sub, on the one hand, and our company, on the other hand, having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

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  our delivery to CalEast and Merger Sub of a tax opinion from our legal counsel as to our REIT status under the federal tax code; and

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  the absence since September 30, 2005 of any circumstance that, individually or in the aggregate, with all other circumstances, would constitute a material adverse effect on our company as defined in "The Merger—The Merger Agreement—Definition of Material Adverse Effect" on page 50 of this proxy statement.

        The merger is not conditioned on CalEast or Merger Sub obtaining financing for the merger consideration. See "The Merger—The Merger Agreement—Available Funds and Commitment Letters" on page 41 for more information regarding the financing of the merger.

        If the requisite holders of our common shares approve the merger and the other conditions to the merger are satisfied or waived (to the extent permissible), then we intend to consummate the merger as soon as practicable following the special meeting. We currently anticipate closing the merger in March or April of 2006.

Recommendation of Our Board of Trustees

        Our Board of Trustees unanimously recommends that holders of our common shares vote FOR the approval of the merger and the other transactions contemplated by the merger agreement. At a special meeting held on December 7, 2005, upon the unanimous recommendation of a special committee of our Board of Trustees comprised solely of independent trustees and after careful consideration, our Board of Trustees unanimously approved the merger and the other transactions contemplated by the merger agreement and declared the merger and the terms of the merger agreement advisable, fair to and in the best interests of our company and our shareholders and that the merger consideration is fair to the holders of our common shares, and declared it advisable for our company to amend and restate its declaration of trust as part of the merger. At this meeting, our Board of Trustees voted to recommend that holders of our common shares vote FOR the approval of the merger and the other transactions contemplated by the merger agreement. The recommendation of our Board of Trustees was made after the careful consideration of a variety of business, financial and other factors and consultation with our legal and financial advisors.

Reasons for the Merger

        In deciding to approve the merger and the other transactions contemplated by the merger agreement, our Board of Trustees considered a number of factors, both potentially positive and potentially negative, with respect to the merger and the other transactions contemplated by the merger agreement.

        Some of the potentially positive factors our Board of Trustees considered include:

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  Premium—the merger consideration represents a significant premium over the historical and recent market price of our common shares, representing:

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  a $4.42, or 9.7%, premium over the intraday average trading price of our common shares on December 5, 2005;

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  a $3.69, or 8.0%, premium over the intraday average trading price of our common shares for the 10-day period preceding the announcement of the merger;

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  a $4.60, or 10.1%, premium over the intraday average trading price of our common shares for the 30-day period preceding the announcement of the merger;

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  a $5.68, or 12.8%, premium over the intraday average trading price of our common shares for the 60-day period preceding the announcement of the merger;

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  a $6.59, or 15.2%, premium over the intraday average trading price of our common shares for the 90-day period preceding the announcement of the merger; and

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  a $7.17, or 16.7%, premium over the intraday average trading price of our common shares for the 180-day period preceding the announcement of the merger.

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  Form of Merger Consideration—the payment of cash as the form of merger consideration will provide our common shareholders with immediate liquidity and certainty of value that is not subject to market fluctuations.

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  Favorable Market Conditions—the merger allows our company to take advantage of strong demand for industrial property, which has substantially increased our net asset value. The aggregate merger consideration represents a premium over our net asset value because of the value ascribed to our company's operating platform and senior management team.

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  Reduction of Current Financing Risks—the merger represents a way to eliminate the risks associated with our future financing costs. We have been selling assets in order to keep our cost of capital and financing costs low and have used the proceeds to acquire or develop new properties. New properties are inherently riskier than those we have managed for a period of time.

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  Our Business and Prospects—the merger represents a more desirable alternative for our common shareholders than continuing to operate as an independent public company under our current strategic business plan. To continue our growth, we would have to expand outside of our niche in the greater Chicago area and to invest in larger development projects, and both of these strategic initiatives carry higher risks than our historic operations. Although we are in the process of executing our strategic plan, in the view of our Board of Trustees, realizing a cash premium in the merger was more likely to provide value for our common shareholders on a risk-adjusted basis than executing our strategic business plan.

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  Wachovia Securities Analysis and Opinion—our Board of Trustees considered the opinion and analyses of Wachovia Capital Markets, LLC, which is sometimes referred to in this proxy statement as "Wachovia Securities," described below under the heading "The Merger—Opinion of Wachovia Securities" on page 30, including the oral opinion of Wachovia Securities, which was subsequently confirmed in writing, that, as of December 7, 2005, and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken by Wachovia Securities, as set forth in its opinion, the $50.00 in cash per common share to be received by holders of our common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than members of our management who exchange or sell some or all of their common shares for equity interests in CalEast or Merger Sub (the "Management Holders")).

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  Public Company Costs—our Board of Trustees considered the dramatic increase in recent years of the costs of maintaining public company status. Compliance with new obligations for public companies requires substantial amounts of time and attention from the members of our senior management team. Our Board of Trustees concluded that these increased costs and diversion of management's attention posed significant risks to our future operating performance.

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  Probability of Completion—there is a high probability of completion of the transactions contemplated by the merger agreement relative to a potential transaction with another party in part because there is less financing risk with CalEast due to the financial resources available to it and the absence of a financing condition in the merger agreement.

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  Ability to Consider Alternative Proposals—we are permitted at any time prior to receiving shareholder approval to furnish non-public information and participate in discussions and negotiations regarding any bona fide unsolicited acquisition proposal or a proposal that may reasonably be expected to lead to an acquisition proposal if our Board of Trustees determines in good faith that failure to do so would be reasonably likely to be inconsistent with its duties to the company or its shareholders under applicable law and, prior to taking such action, we enter into a confidentiality agreement with respect to such proposal that contains provisions no less restrictive than the confidentiality agreement we entered into with CalEast.

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  Superior Proposal Termination Right—if we receive an unsolicited acquisition proposal that constitutes a superior proposal as defined in the merger agreement, we have a right, subject to satisfaction of certain conditions and payment of a $40.0 million break-up fee to CalEast, to terminate the merger agreement and enter into an agreement with respect to a superior proposal with a third party.

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  Size of Break-Up Fee—the break-up fee we are required to pay to CalEast if we terminate the merger agreement in order to enter into an agreement with respect to a superior proposal with a third party is $40.0 million, which represents approximately 1.6% of the equity value of our outstanding common shares. In that event, we would also be required to reimburse CalEast for its transaction expenses up to $5.0 million. Our Board of Trustees believes, after consultation with its financial advisor, that the size of these payments would not be preclusive to a third party interested in acquiring our company.

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  Shareholder Approval—the merger is subject to the approval of holders of at least two-thirds of our outstanding common shares.

        Some of the potentially negative factors our Board of Trustees considered include:

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  No Continuing Equity Interest—upon completion of the merger, our common shareholders will no longer share in the future performance of our company or receive quarterly dividends.

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  Tax Consequences—the merger will be a taxable transaction for our common shareholders.

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  Costs—there are significant costs involved in connection with the merger, which our company may be required to bear in the event that the merger is not consummated.

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  Solicitation of Alternative Proposals—we did not solicit alternative proposals from other potential purchasers of our company prior to the execution of the merger agreement. In addition, we are prohibited under the merger agreement from soliciting alternative proposals from other potential purchasers of our company. The likelihood of receiving an unsolicited acquisition proposal may be diminished because we would be required to pay a $40.0 million break-up fee to CalEast and its transaction expenses up to $5.0 million if we enter into a definitive agreement with respect to a superior proposal with a third party.

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  Trustees' and Executive Officers' Other Interests—certain of our trustees and executive officers have interests in the merger that differ from, or are in addition to (and therefore may conflict with), your interests as a common shareholder, as discussed in the section captioned "The Merger—Interests of Our Trustees and Executive Officers in the Merger" on page 37.

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  Common Share Trading Prices—on December 15, 2004, the trading price of our common shares reached $49.01, which represented its highest trading price in the 52 weeks prior to the public announcement of the merger. The merger consideration represents only a 2% premium over this 52-week high.

        In view of the wide variety of factors considered by our Board of Trustees, our Board of Trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our Board of Trustees views its recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration the factors set forth above together with other factors, including those described in "The Merger—Reasons for the Merger" on page 27, our Board of Trustees, upon the unanimous recommendation of a special committee of the Board of Trustees comprised solely of independent trustees, determined that the potential benefits of the merger substantially outweigh the potential detriments associated with the merger.

Opinion of Wachovia Securities

        Wachovia Securities rendered its oral opinion, which was subsequently confirmed in writing, to our Board of Trustees to the effect that, as of December 7, 2005, and subject to and based upon the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken by Wachovia Securities, as set forth in the opinion, the $50.00 in cash per common share to be received by holders of our common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders, other than the Management Holders.

        The full text of Wachovia Securities' written opinion, dated December 7, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is attached as Exhibit C to this proxy statement. You should carefully read the opinion. The opinion of Wachovia Securities is not a recommendation as to how you should vote with respect to the merger.

Available Funds and Commitment Letters

        CalEast has represented to us in the merger agreement that it currently has or has reasonable access to, and on the closing date Merger Sub will have available, all funds necessary to pay the merger consideration, to refinance any of our existing indebtedness that may become due and payable as a result of the merger and to fund any other obligations of our company or any of our subsidiaries that may become due and payable as a result of the merger or any other transaction contemplated by the merger agreement and any and all fees and expenses in connection with the merger or the financing thereof. CalPERS, as the majority owner of CalEast, has approved of the merger and committed to fund under CalEast's operating agreement 98% of the merger consideration through capital contributions to CalEast pursuant to a letter, dated December 7, 2005, addressed to CalEast, a copy of which has been delivered to our Board of Trustees in connection with the execution and delivery of the merger agreement. In addition, LaSalle, as the manager of CalEast, has delivered a letter to us dated December 7, 2005, to confirm that it will call for additional capital contributions from the members of CalEast in the amount of the merger consideration and other costs and expenses required to consummate the closing of the transaction contemplated by the merger agreement promptly upon the satisfaction of the conditions to the merger set forth in the merger agreement.

No Appraisal Rights

        Under Maryland law, because our common shares are listed on the NYSE, appraisal rights are not available to holders of our common shares in connection with the merger. Appraisal rights are also not available to our preferred shareholders under Maryland law.

Interests of Our Trustees and Executive Officers in the Merger

        Certain of our trustees and executive officers have interests in the merger that differ from, or are in addition to, and therefore may conflict with, your interests as a common shareholder. Our Board of Trustees is aware of these interests and considered them in approving the merger and the other transactions contemplated by the merger agreement. These interests include:

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  certain of our executive officers have entered into or will be offered the opportunity to enter into new employment agreements and new equity-based incentive arrangements with Solstice Holdings LLC, a wholly owned subsidiary of CalEast that will be the parent company of the surviving REIT (referred to in this proxy statement as "Solstice"), and the surviving REIT as described in "The Merger—Interests of Our Trustees and Executive Officers in the Merger" beginning on page 37;

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  certain of our trustees and executive officers will serve as trustees of the surviving REIT and as members of the equivalent governing body of Solstice;

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  certain of our trustees and executive officers hold options to purchase our common shares, all of which, whether or not then vested or exercisable, will be converted into the right to receive an amount equal to the $50.00 per share merger consideration less the applicable option exercise price;

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  certain of our trustees and executive officers hold restricted shares for which the restrictions and forfeiture provisions will lapse at the effective time of the merger and the restricted shares will be treated in the same manner as our common shares;

  •
  certain of our trustees and executive officers have the right to invest up to an aggregate of $27.0 million in Solstice either by contributing their existing equity interests in our company immediately prior to the merger or by making a cash investment in Solstice; and

  •
  our Board of Trustees and executive officers are entitled to indemnification by us and the surviving REIT and the members of the independent committee received customary compensation for their service on the committee.

Prohibition Against Solicitation

        The merger agreement prohibits our company from soliciting, initiating, knowingly encouraging or facilitating any inquiries with respect to an acquisition proposal or initiating, participating in or knowingly encouraging discussions or negotiations regarding an acquisition proposal. The merger agreement does, however, permit our Board of Trustees to receive unsolicited acquisition proposals or proposals that are reasonably likely to lead to an acquisition proposal and, subject to certain conditions, to terminate the merger agreement if we receive an unsolicited acquisition proposal that constitutes a superior proposal as defined in the merger agreement. Upon entering into an agreement for a transaction that constitutes a superior proposal and subject to the satisfaction of specified conditions, we would be obligated to pay a break-up fee in the amount of $40.0 million to CalEast, which represents approximately 1.6% of the equity value of our outstanding common shares, and to pay CalEast's transaction expenses up to $5.0 million.

Termination of the Merger Agreement/Payment of Break-up Fee and Transaction Expenses

        In addition to customary termination events, including termination by mutual consent of the parties, termination for breaches of representations, warranties or covenants and termination upon failure to receive the requisite shareholder approval for the merger, the merger agreement may be terminated under the following circumstances:

  •
  by us any time prior to receiving shareholder approval for the merger in order to accept and enter into a definitive acquisition agreement to effect a superior proposal in accordance with the provisions of the merger agreement, provided that we pay the required break-up fee and transaction expenses of CalEast; or

  •
  by us, on the one hand, or CalEast or Merger Sub, on the other hand, if the merger is not completed on or before May 31, 2006; or

  •
  by CalEast or Merger Sub if we fail to deliver a required legal opinion regarding our REIT status; or

  •
  by CalEast or Merger Sub if our Board of Trustees (i) withdraws or modifies, in a manner adverse to CalEast or Merger Sub, our Board's recommendation of the merger to our common shareholders or (ii) approves any acquisition proposal or recommends that the holders of the common shares accept or approve any acquisition proposal, or resolves or announces its intention to do any of the foregoing. We would also be required to pay the break-up fee and transaction expenses of CalEast under the circumstances described in this paragraph.

        We also would be required to pay a break-up fee and transaction expenses of CalEast if:

  •
  prior to the shareholder meeting, an acquisition proposal has been publicly made and not withdrawn;

  •
  the merger agreement is terminated by us or CalEast for the failure to receive shareholder approval, or by CalEast if we breach or fail to perform in any material respect any of our representations, warranties or covenants in the merger agreement at a time when shareholder approval has not been obtained; and

  •
  we complete an acquisition proposal within twelve months of such termination (whether or not such acquisition proposal was the first acquisition proposal referred to above).

In all cases, the maximum amount of transaction expenses of CalEast that we may be required to pay under the merger agreement is capped at $5.0 million.

Certain Tax Consequences of the Merger

        The merger will have tax consequences for our common shareholders. Any gains resulting from the receipt of the merger consideration in exchange for common shares will be taxable for federal income tax purposes. Your tax consequences will depend on your personal situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Fees and Expenses

        We estimate that our company will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, totaling approximately $    million assuming the merger and the other transactions contemplated by the merger agreement are completed.

Regulatory Approvals

        No material federal or state regulatory approvals are required to be obtained by us or the other parties to the merger agreement in connection with the merger. To effect the merger, however, we must file articles of merger with the State Department of Assessments and Taxation of Maryland (the "SDAT"), and such articles of merger must be accepted for record by the SDAT.

Conduct of Our Company in the Event the Merger is not Consummated

        In the event the merger is not completed for any reason, we will continue to operate as an independent entity and will strive to deliver further sustainable growth in funds from operations and enhanced value for our common shareholders over time.

Who Can Answer Other Questions

        If you have any questions about the merger or the other transactions contemplated by the merger agreement or how to submit your proxy or would like additional copies of this proxy statement, you should contact our proxy solicitor:

  Georgeson Shareholder Communications, Inc.
  17 State St., 28th Floor
  New York, New York 10004
  1-877-901-6134

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What am I being asked to vote on?

A:
Holders of our common shares are being asked to vote to approve the merger of Merger Sub with and into CenterPoint Properties Trust pursuant to the terms of the merger agreement and the other transactions contemplated by the merger agreement, including our adoption of an amended and restated declaration of trust.

Q:
What will I receive in the merger?

A:
You will be entitled to receive $50.00 in cash, without interest, for each outstanding common share that you own as of the effective date of the merger. The merger consideration is fixed and will not be adjusted for changes in the trading price of our common shares.

Q:
Does the Board of Trustees recommend approval of the merger and the other transactions contemplated by the merger agreement?

A:
Yes. Upon the unanimous recommendation of the special committee of our Board of Trustees comprised solely of independent trustees and after careful consideration, our Board of Trustees unanimously approved the merger and the other transactions contemplated by the merger agreement and declared the merger and the terms of the merger agreement advisable, fair to and in the best interests of our company and our shareholders and that the merger consideration is fair to the holders of our common shares, and declared it advisable for our company to amend and restate its declaration of trust as part of the merger. Our Board of Trustees has voted to recommend that holders of our common shares vote FOR the approval of the merger and the other transactions contemplated by the merger agreement. For a description of factors considered by our Board of Trustees, please see the sections captioned "The Merger—Reasons for the Merger" on page 27 and "The Merger—Recommendation of Our Board of Trustees" on page 26.

Q:
Why was the independent committee of our Board of Trustees appointed?

A:
Certain of our trustees have or might have interests in the merger and the other transactions contemplated by the merger agreement that differ from those of our other common shareholders. In order to limit or eliminate any possible effect that those potential conflicts of interest might have in connection with the evaluation by our Board of Trustees of the merger and the other transactions contemplated by the merger agreement, our Board of Trustees appointed a special committee to negotiate with CalEast. The special committee was comprised solely of trustees that the Board determined to be independent and disinterested for purposes of evaluating the proposed transaction. The members of the committee are Martin Barber (Chairman), Nicolas C. Babson, Norman R. Bobins, Alan D. Feld, Thomas E. Robinson and John C. Staley. For more information about the interests of our trustees and executive officers, please see the section captioned "The Merger—Interests of Our Trustees and Executive Officers in the Merger" on page 37.

Q:
Why has the merger been proposed?

A:
Our Board of Trustees has proposed the merger because it has determined in its business judgment that the merger is in the best interests of our company and common shareholders, and that the proposed merger transaction is more favorable to common shareholders than continuing to operate as an independent company. The merger consideration to be received by our common shareholders represents a premium to the historical and recent market price of our common shares.

Q:
What is the premium to the market price of our common shares offered in the merger?

A:
The $50.00 cash per share merger consideration represents an approximate 9.1% premium over the closing price of our common shares on December 7, 2005, the last trading day before the public announcement of the signing of the merger agreement and an approximate 13.1% premium over the average daily closing price of our common shares over the three-month period ended December 7, 2005.

Q:
Why do I need to approve certain amendments to our company's declaration of trust as part of the merger?

A:
If the merger occurs, our declaration of trust will be amended as part of the merger to make certain modifications to our declaration of trust requested by CalEast. You are being asked to approve these changes in connection with the merger because, as a legal matter, amendments to our declaration of trust require the approval of our common shareholders, and CalEast has required that these amendments become effective at the effective time of the merger. These modifications will have no effect on you because, if the merger occurs, you will no longer be a shareholder of our company. If the merger does not occur, the proposed amendments to our declaration of trust contemplated by the merger agreement will not occur.

The amendments to our declaration of trust that you are being asked to approve in connection with your approval of the merger agreement include:

•
the elimination of references to our Series A preferred shares issuable in connection with our shareholder rights plan, which will terminate at the effective time of the merger;

•
the elimination of other anti-takeover provisions in our declaration of trust that are inapplicable to a company whose common shares will no longer be listed on a securities exchange following the merger; and

•
provisions that confirm that the consummation of the merger will not violate the restrictions on ownership and transfer in our declaration of trust related to our company's status as a real estate investment trust for federal tax purposes.

Q:
When do you expect to complete the merger?

A:
A special meeting of our shareholders is scheduled to be held on            ,                             , 2006, to consider and vote on whether to approve the merger pursuant to the terms of the merger agreement and the other transactions contemplated by the merger agreement. Because obtaining the requisite approval of the merger by our common shareholders is only one of the conditions to the completion of the merger, we can give you no assurance as to when or whether the merger will occur, but we expect to close the merger in March or April of 2006. For more information regarding the other conditions to the merger, please see the section captioned "The Merger—The Merger Agreement—Conditions to the Merger" on page 49.

Q:
If the merger is completed, when can I expect to receive the consideration for my common shares?

A:
If you are a registered holder of common shares, then following the completion of the merger, you will receive a letter of transmittal describing how you may exchange your common shares for the merger consideration. At that time, you must send your share certificates with your completed letter of transmittal to the paying agent. You should not send your share certificates to us or anyone else until you receive these instructions. You will receive payment of your portion of the merger consideration after we receive from you a properly completed letter of transmittal together with your share certificates. If you hold your common shares in "street name," we expect that following completion of the merger, your broker or nominee will take the actions required to obtain delivery of your portion of the merger consideration to your account on your behalf and you will not be required to take any action yourself to receive the merger consideration.

Q:
Does our company expect to continue to pay quarterly dividends on my common shares?

A:
Yes. We expect that you will continue to receive quarterly dividends in accordance with our past practice. Under the merger agreement, we are permitted to declare quarterly cash dividends on our common shares, at a rate not in excess of $0.4625 per common share, with record dates in January, April, July and October in accordance with past practice and to pay any such dividends prior to the completion of the merger. During 2005, we paid quarterly dividends on our common shares at the rate of $0.4275 per common share and, on December 22, 2005, we declared a first quarter 2006 dividend of $0.4625 per common share to be paid on February 28, 2006 to shareholders of record on January 26, 2006.

Q:
If I am a U.S. common shareholder, what are the tax consequences of the merger to me?

A:
Any gain resulting from your receipt of the merger consideration for your common shares will be taxable for federal income tax purposes. For further information on the material tax consequences of the merger, please see the section captioned "Certain United States Federal Income Tax Consequences of the Merger—Consequences to You of the Merger—U.S. Common Shareholders" on page 54. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q:
If I am a non-U.S. shareholder, what are the tax consequences of the merger to me?

A:
The tax consequences to non-U.S. shareholders are complex and unclear and will depend on various factors. Non-U.S. shareholders are urged to read the section captioned "Certain United States Federal Income Tax Consequences of the Merger—Consequences to You of the Merger—Non-U.S. Common Shareholders" on page 55 and to consult with their own tax advisors, especially considering the Foreign Investment in Real Property Tax Act of 1980, U.S. federal income tax withholding rules and the possible application of benefits under an applicable income tax treaty.

Q:
What vote is required to approve the merger?

A:
Approval of the merger requires the affirmative vote of the holders of at least two-thirds of our common shares that are outstanding and entitled to vote at the special meeting. We urge you to complete, execute and return the enclosed proxy card or authorize a proxy via the Internet or by calling the toll-free number on the proxy card to assure the representation of your shares at the special meeting. The merger does not require the approval of any holders of preferred shares of our company.

Q:
What rights do I have if I oppose the merger?

A:
You can vote against the merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, by instructing a proxy to vote against the merger via the Internet or by calling the toll-free number on the proxy card or by voting against the merger in person at the special meeting. You are not, however, entitled to dissenters' or appraisal rights under Maryland law.

Q:
Who is entitled to vote at the special meeting?

A:
Only common shareholders of record at the close of business on the record date,                            , 2006, are entitled to receive notice of the special meeting and to vote common shares that they held on that date at the special meeting, or any postponements or adjournments of the special meeting. Each shareholder has one vote for each common share owned at the close of business on the record date. As of the record date, there were                        common shares outstanding and entitled to vote at the special meeting.

Q:
What is the location, date and time of the special meeting?

A:
The special meeting will be held at our corporate offices located at 1808 Swift Drive, Oak Brook, Illinois 60523, at 10:00 a.m. local time.

Q:
What happens if I sell my common shares before the special meeting or before the completion of the merger?

A:
The record date for the special meeting,                            , 2006, is earlier than the date of the special meeting. If you held your common shares on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for the common shares. The right to receive such consideration will pass to the person who owns your common shares when the merger becomes effective.

Q:
How do I vote?

A:
If you are a registered holder of common shares and properly complete and sign the proxy card attached to this proxy statement and return it to us prior to the special meeting or if you properly give a proxy authorization by phone or the Internet, your shares will be voted as you direct. If you are a registered shareholder and attend the special meeting, you may deliver your completed proxy card or vote in person. "Street name" shareholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

If you fail to either return your proxy card, authorize a proxy by using the toll-free telephone number or the Internet or vote in person at the special meeting, or if you mark your proxy card ABSTAIN, the effect will be the same as a vote against the merger and the other transactions contemplated by the merger agreement. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be counted as a vote FOR the merger and the other transactions contemplated by the merger agreement.

Q:
If my common shares are held for me by my broker, will my broker vote my shares for me?

A:
If you hold your common shares in "street name" through a broker or other nominee, your broker or nominee will not vote your common shares unless you provide instructions on how to vote. You should instruct your broker or nominee how to vote your common shares by following the directions your broker or nominee will provide to you. If you do not provide instructions to your broker or nominee, your common shares will not be voted and this will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Q:
How will proxy holders vote my common shares?

A:
If you complete and properly sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, or if you properly give a proxy authorization by phone or the internet, your common shares will be voted as you direct. Unless you give other instructions on your proxy card or in your proxy authorization by phone or the Internet, the persons named as proxy holders will vote your common shares in accordance with the Board of Trustees' recommendations. Our Board of Trustees recommends a vote FOR the approval of the merger and the other transactions contemplated by the merger agreement, including the adoption of an amended and restated declaration of trust. Our Board of Trustees recommendation is set forth, together with the description of the proposal, in this proxy statement. Please see the section captioned "The Merger—Recommendation of Our Board of Trustees" on page 26.

Q:
How can I change my vote after I have mailed my signed proxy card or voted by telephone or on the Internet?

A:
If you are a registered holder of common shares, you may change your vote by (i) delivering to our Secretary, before the special meeting, a later dated, signed proxy card or a written revocation of your proxy, or by using the toll-free telephone number or Internet or (ii) attending the special meeting and voting in person. The powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and so request; your attendance at the special meeting, however, will not, by itself, revoke your proxy. If you have instructed a broker or nominee to vote your shares, you must follow the directions received from your broker or nominee to change those instructions. Also, if you elect to vote in person at the special meeting and your shares are held by a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your shares.

Q:
What will happen to my common shares after completion of the merger?

A:
Following the completion of the merger, your common shares will be cancelled and will represent only the right to receive your portion of the merger consideration. Trading in our common shares on the NYSE will cease and price quotations for our common shares will no longer be available.

Q:
What do I need to do now?

A:
This proxy statement contains important information regarding the merger and the other transactions contemplated by the merger agreement, as well as information about our company and the other parties to the merger agreement. It also contains important information about what our Board of Trustees considered in approving the merger. We urge to you read this proxy statement carefully, including the exhibits.

Q:
Should I send my common share certificates now?

A:
No. After the merger is completed, a paying agent will send you a letter of transmittal describing how you may exchange your common share certificates for the merger consideration. At that time, you must send in your common share certificates or execute an appropriate instrument of transfer of your common shares, as applicable, with your completed letter of transmittal to the paying agent to receive the merger consideration. If you do not hold physical certificates, we expect that your broker or nominee will surrender your shares following completion of the merger.

Q:
Where can I find more information about CenterPoint Properties Trust?

A:
We file annual and periodic reports, proxy statements and other information with the Securities and Exchange Commission, sometimes referred to in this proxy statement as the "SEC," under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the internet site the SEC maintains at www.sec.gov and on our website at www.centerpoint-prop.com. Information contained on our website is not part of, or incorporated in, this proxy statement. Please see the section captioned "Where You Can Find Additional Information" on page 60.

Q:
Whom can I call with questions?

A:
We have selected Georgeson Shareholder Communications, Inc. as our proxy solicitor. If you have questions, require assistance voting your shares or need additional copies of proxy materials, you may call:

Georgeson Shareholder Communications, Inc.
17 State St., 28th Floor
New York, New York 10004
1-877-901-6134

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of soliciting proxies. In addition to solicitation by mail and, without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. We will pay approximately $8,000 (plus reimbursement of out-of-pocket expenses) to Georgeson Shareholder Communications, Inc., our proxy solicitor. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such persons, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

If you have further questions, you may contact our proxy solicitor at the address or telephone number indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking statements, including statements relating to the financial condition, results of operations, plans, objectives, future performance and businesses of our company, as well as information relating to the merger, the merger agreement and the transactions contemplated by the merger agreement, including, statements concerning the anticipated closing date of the merger, the conduct of the business of our company if the merger is not completed, tax consequences of the merger and the possibility that any of the conditions to closing, including those outside our control, will be satisfied. The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates and projections about the current economic environment, our company, the industry and markets in which our company operates. Words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" and variations of such words and similar words also identify forward-looking statements. Our company also may provide oral or written forward-looking information in other materials released by the company to the public.

        You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control. Although we believe that the expectations reflected in any forward-looking statements that we made are based upon reasonable assumptions, these risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from anticipated future results, or the performance or achievements expressed or implied by such forward-looking statements. Accordingly, there can be no assurance that these expectations will be realized.

        We undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in underlying assumptions or factors, new information, future events or otherwise. Any forward-looking statements speak only as of the date that they are made.

        All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

APPROVAL OF THE MERGER

THE PARTIES

CenterPoint Properties Trust

        We are a REIT and the largest industrial property company in the 1.4-billion-square-foot Chicago regional market. As of December 31, 2005, we owned approximately 36 million square feet and we and our affiliates owned or controlled an additional 3,009 acres of land upon which approximately 43.2 million square feet could be developed. We are focused on providing unsurpassed tenant satisfaction and adding value to its shareholders through customer driven management, investment, development and redevelopment of warehouse, distribution, light manufacturing buildings and logistics infrastructure. We were the first major REIT to focus on the industrial property sector.

        We began operations in 1984 and completed our U.S. initial public offering in December 1993 after consolidating our existing operations with, and acquiring the properties controlled by, FCLS Investors Group, a Chicago-based industrial development company with 30 years of local experience. We elected and qualified for REIT status on January 1, 1994. Our executive offices are located at 1808 Swift Drive, Oak Brook, Illinois 60523 and our telephone number is (630) 586-8000. Our common shares are currently listed on the NYSE under the symbol "CNT." None of our preferred shares are currently listed on any exchange.

CalEast Industrial Investors, LLC and Solstice Merger Trust

        Founded in 1998, CalEast is a leading investor in logistics warehouse and related real estate whose members include CalPERS and LaSalle. CalEast and affiliated entities own and operate over 15 million square feet of industrial real estate, including warehouses, light assembly, air cargo and distribution centers throughout the United States, Canada and Mexico. CalPERS is the nation's largest public pension fund with assets of more than $200 billion. CalPERS provides retirement and health benefits to more than 1.4 million California state and local public employees, retirees, and their families. LaSalle is a leading global real estate investment manager with approximately $29 billion of assets under management. LaSalle is active across a range of real estate capital and operating markets on behalf of institutional and private investors worldwide. For more information about CalPERS and LaSalle, see www.calpers.ca.com and www.lasalle.com, respectively. Please note, however, that information contained in these websites is not part of, or incorporated in, this proxy statement.

        Solstice Merger Trust is a newly-formed Maryland real estate investment trust and the entity which will merge into us pursuant to the terms of the merger agreement, with our company being the surviving REIT. Solstice Merger Trust is an indirect, wholly owned subsidiary of CalEast.

        The principal executive offices of CalEast and Merger Sub are located at 200 East Randolph Drive, Chicago, Illinois 60601 and their telephone number is (312) 782-5800.

THE MERGER

General Description of the Merger

  Overview

        The merger agreement provides for the merger of Merger Sub with and into CenterPoint Properties Trust. CenterPoint will be the surviving REIT in the merger and will become an indirect subsidiary of CalEast. The merger is referred to in this proxy statement as the "merger." The merger will be completed when the articles of merger have been accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with Maryland law, or such later time as we and Merger Sub may agree and designate in the articles of merger not to exceed 30 days after the articles of merger are accepted for record. We expect the merger to occur as soon as practicable after common shareholder approval of the merger proposal and the satisfaction or waiver of all other conditions to closing under the merger agreement. We currently anticipate closing the merger in March or April of 2006.

  Amended and Restated Declaration of Trust

        Our declaration of trust will be amended and restated as part of the merger to read as set forth in Exhibit B to this proxy statement and will be the declaration of trust of the surviving REIT upon completion of the merger. At a special meeting held on December 7, 2005, our Board of Trustees declared it advisable for our company to amend and restate its declaration of trust as part of the merger. Approval of the merger by the holders of our common shares will include the approval necessary under Maryland law to amend and restate our declaration of trust as part of the merger.

        The amendments to our declaration of trust in connection with the merger include:

  •
  the elimination of references to our Series A preferred shares issuable in connection with our shareholder rights plan, which will terminate at the effective time of the merger;

  •
  the elimination of other anti-takeover provisions in our declaration of trust that are inapplicable to a company whose common shares will no longer be listed on a securities exchange following the merger; and

  •
  provisions that confirm that the consummation of the merger will not violate the restrictions on ownership and transfer in our declaration of trust related to our company's status as a real estate investment trust for federal tax purposes.

  Merger Consideration to be Received by Holders of Our Common Shares

        As of the effective time of the merger, holders of our common shares will have no further ownership interest in the surviving REIT. Instead, each holder of our outstanding common shares (including holders of our common shares subject to restriction, but excluding shares held by our company or any of our subsidiaries or CalEast or Merger Sub) immediately prior to the effective time of the merger will be entitled to receive $50.00 in cash per share, without interest.

        As of the effective time of the merger, each common share of our company that is owned by us, by any of our subsidiaries or by CalEast or Merger Sub, other than shares held on behalf of third parties, will be cancelled and retired and shall cease to exist. No payment will be made for any such cancelled common shares.

  Treatment of Share Options, Restricted Share Equivalents and Restricted Shares

        Common Share Options.    Immediately prior to the effective time of the merger, each outstanding common share option to purchase common shares, whether or not then vested or exercisable and regardless of the exercise price or purchase price, as the case may be, thereof, will be canceled, and in settlement of the common share option and in exchange for such common share option, the holder of each common share option will be entitled to receive a single lump sum cash payment from the company equal to the product of (i) the number of shares subject to such common share option, and (ii) the excess, if any, of $50.00 over the exercise price or purchase price per share of such option, to the extent such excess is a positive number. To the extent the exercise price or purchase price per share of any such common share option is equal to or greater than $50.00, such option shall be canceled without any cash payment being made in respect thereof. The holders of common share options will have no further rights in respect of any such options.

        Restricted Share Equivalents and Performance Units.    Immediately prior to the effective time of the merger, all forfeiture provisions or vesting requirements applicable to each outstanding award of restricted share equivalents or performance units (each a "RSE") will lapse or be deemed satisfied, and each outstanding RSE shall be canceled, and in settlement for such RSE and in exchange for such RSE, the holder of each outstanding RSE will be entitled to receive a single lump sum cash payment from the company equal to the product of (x) the number of common shares subject to such RSE and (y) $50.00. The holders of RSEs will have no further rights in respect of any RSEs.

        Restricted Shares.    Immediately prior to the completion of the merger, all forfeiture provisions or vesting requirements applicable to restricted share awards will lapse, and all such common shares will be considered issued and outstanding shares for all purposes of the merger agreement, including receipt of the merger consideration. All payments will be made net of any taxes required to be withheld by us.

        Our Chief Executive Officer and Chief Financial Officer (both of whom also serve as trustees) and certain of our other executive officers have the right to contribute all or a portion of their existing equity interests in our company in exchange for equity interests in Solstice immediately prior to the merger. See "The Merger—Interests of Our Trustees and Executive Officers in the Merger" on page 37.

  Treatment of Preferred Shares

        Except as noted below, the merger will have no effect on our Series B Preferred Shares issued and outstanding immediately prior to the effective time of the merger and, at and after the effective time of the merger, the Series B Preferred Shares will remain outstanding and will continue to evidence Series B Preferred Shares of the surviving REIT. The parties to the merger agreement confirmed for the benefit of the holders of the Series B Preferred Shares that, in accordance with Section 8(e) of Exhibit II of our Declaration of Trust, the holders of Series B Preferred Shares that remain outstanding following the merger may, from and after the effective time of the merger, convert each of their Series B Preferred Shares into the right to receive $50.00 per share in cash at the conversion price applicable to such shares immediately prior to the merger and will have no right to convert their Series B Preferred Shares into common shares of our company or the surviving REIT.

        The merger will have no effect on our Series D Preferred Shares issued and outstanding immediately prior to the effective time of the merger and, at and after the effective time, the Series D Preferred Shares will remain outstanding and will continue to evidence Series D Preferred Shares of the surviving REIT.

Merger Vote Requirement

        The affirmative vote of the holders of at least two-thirds of our outstanding common shares entitled to vote at the special meeting is required to approve the merger. Common shares not voted at the special meeting will have the same effect as a vote against the merger. No vote of holders of our preferred shares is required to approve the merger.

Background of the Merger

        Since 1999, CenterPoint and CalEast have been partners in a joint venture known as CenterPoint Venture LLC, which acquires, develops, manages and sells industrial property. CenterPoint owns 25% of CenterPoint Venture and CalEast owns the remaining 75%. CenterPoint Venture is capitalized with equity commitments of $200 million by CalEast and $67 million by CenterPoint and supported by a $150 million credit facility. As of December 31, 2005, CenterPoint Venture owned 9 warehouse and other industrial properties, totaling 1.5 million square feet. As a result of this joint venture, CalEast has become familiar with our company, management team, business prospects and operating systems and platform.

        From time to time since the formation of CenterPoint Venture, representatives of CalEast raised with representatives of CenterPoint the possibility of pursuing a more significant transaction involving the two companies. Among the possible transactions discussed from time to time were the expansion of the existing joint venture, a recapitalization of CenterPoint and a substantial investment in or acquisition of CenterPoint. Representatives of CenterPoint generally indicated in these discussions that CenterPoint was focused on building its business on a stand-alone basis and was not exploring strategic alternatives of this type at such times.

        Following a directors' meeting of CenterPoint Venture on June 2, 2005, a representative of CalEast informed our Chief Financial Officer of CalEast's interest in pursuing discussions of the possible expansion of CalEast's relationship with CenterPoint. Our Chief Executive Officer and Chief Financial Officer subsequently expressed an interest in engaging in preliminary exploratory discussions with CalEast and senior representatives of the two parties met on June 21, 2005 and discussed the process for engaging in more formal discussions regarding a strategic transaction. Following additional preliminary discussions, we and CalEast signed a confidentiality agreement on June 30, 2005 with respect to information we provided to CalEast. Consistent with the parties' discussions that the confidentiality agreement was being entered into to protect our company in the event confidential information was disclosed during the course of future discussions, the confidentiality agreement noted that we did not intend to provide CalEast with any material non-public information at that time.

        Beginning in early July and continuing through August 2005, CalEast began an in-depth review of publicly available information regarding CenterPoint and representatives of the parties spoke several times to clarify information and discuss our company's business plan, including management's interest in expanding its operations through additional investments in the greater-Chicago area.

        On September 2, 2005, representatives of CalEast informed our senior management that CalEast was prepared to present an indication of interest in pursuing the possible acquisition of CenterPoint at a price in the range of $45.00 to $48.00 per common share. CalEast informed our management that the ultimate price would depend on CalEast's review of information that at that time had not been made available to CalEast and additional due diligence, and that CalEast would not be prepared to proceed if we initiated a process involving the solicitation of alternative bidders. Our senior management informed CalEast that it would not object to CalEast's submission of such a proposal, but that any proposal would necessarily be presented to our Board of Trustees for its consideration.

        On September 14, 2005, CalEast submitted a letter to our Board of Trustees containing a non-binding indication of CalEast's interest to acquire all of the common shares of CenterPoint for a price per share of $48.00, which represented a 9.6% premium over the closing price of our common shares on September 13, 2005. In the letter, CalEast indicated that the financial resources necessary to complete the transaction were available to it. In addition, CalEast requested an exclusivity agreement for a 30-day period during which it would complete market-standard diligence and negotiate and sign definitive merger documentation. CalEast also indicated that it would withdraw the letter if the contents of the letter were made public and that it would expect to negotiate customary arrangements with our senior management team and other key employees in connection with the execution of such definitive merger documentation.

        On September 16, 2005, our Board of Trustees appointed a committee comprised of independent trustees to consider CalEast's proposal and authorized the committee on behalf of the Board of Trustees to negotiate with CalEast and other potentially interested parties and to periodically update our Board of Trustees on the committee's activities. The committee was not, however, authorized to approve any business combination involving the company. Immediately thereafter, the committee met to discuss its role, including the need to retain legal and financial advisors. The committee resolved to retain the law firm of Kirkland & Ellis LLP, the company's regular outside corporate counsel, as its principal legal advisor. The committee then discussed the investment banking firms to be interviewed.

        On September 20, 2005, representatives of CenterPoint acknowledged receipt of the offer and advised representatives of CalEast that the offer was being considered. On September 25, 2005, after interviewing several investment banking firms, the committee resolved to engage Wachovia Securities as its financial advisor with respect to a possible sale of our company or a transaction involving a change of control of our company and to render a fairness opinion, if necessary. The committee also resolved to engage the law firm of Ballard Spahr Andrews & Ingersoll, LLP, the company's regular Maryland law counsel, to advise it in respect of fiduciary duty and other Maryland law matters. On September 28, 2005, the committee updated the Board of Trustees at a special telephonic meeting as to its selection of advisors and the Board of Trustees unanimously ratified such actions by the committee.

        On October 3, 2005, the committee met with its legal and financial advisors. Wachovia Securities reviewed for the committee preliminary transaction, process and timing considerations. The committee resolved to reconvene once Wachovia Securities completed its preliminary valuation analysis. On October 4, 2005, representatives of Wachovia Securities and Morgan Stanley & Co. Incorporated, CalEast's financial advisor, discussed the process generally.

        On October 11, 2005, representatives of CalPERS contacted representatives of Wachovia Securities to confirm CalPERS' support for CalEast's pursuit of the possible transaction between CalEast and CenterPoint. CalPERS' representatives indicated that if the parties determined to pursue a transaction, CalPERS would be providing substantially all of the funds necessary for the transaction in the form of equity capital, subject to compliance with its internal investment procedures which could not be completed until due diligence and documentation were substantially completed.

        On October 12, 2005, the committee again met with its legal and financial advisors. Ballard provided the committee with an overview of Maryland law as it relates to duties of trustees of Maryland real estate investment trusts in the context of evaluating a "change of control" proposal and in approving such a proposal. In light of CalEast's requirement that no pre-signing auction or similar process be pursued, Ballard informed the committee that there is no per se requirement under Maryland law to seek other offers or perform a "market check" before accepting an acquisition proposal from CalEast. In this regard, Ballard recommended that, in the event that such a market check was not done, the committee require that the definitive agreement permit the company to negotiate with other bidders in certain circumstances.

        Wachovia Securities next reviewed its preliminary valuation analysis, which included a review of our stand-alone business plan, an analysis of CalEast's proposal and a review of a series of valuation benchmarks. Wachovia Securities informed the committee of its belief, based on discussions with management and certain members of our Board, that certain adjustments to the assumptions used in our stand-alone business plan with respect to future investment activity, investment mix and yields could be warranted. After an extensive discussion as to the next steps to be taken in evaluating the CalEast proposal, the committee decided to have its financial advisor engage in additional conversations with our management to further refine our stand-alone business model. In addition, the committee authorized CenterPoint to retain legal counsel to represent senior management in negotiating new employment arrangements with CalEast if an acquisition was agreed upon.

        On October 16, 2005, the committee conducted a telephonic meeting during which Wachovia Securities reviewed its updated valuation materials based on revisions made to our stand-alone business plan after meeting with management and the impact of those revisions to Wachovia Securities' valuation analyses. After extensive discussion, the committee authorized its financial advisor to inform Morgan Stanley, CalEast's financial advisor, of the committee's belief that the proposed price of $48.00 was too low, but that the committee would make senior management and non-public due diligence materials available for a limited period of time to put CalEast in a position to increase its offer price. In addition, although the committee determined that it would not grant CalEast the exclusivity arrangement it had requested in its proposal letter, it did conclude and authorized its financial advisor to convey to CalEast that it did not expect to contact other parties to solicit interest in a transaction at this point in the process.

        On October 20, 2005, an analyst speculated in a real estate industry newsletter that CenterPoint was exploring a possible sale transaction for as much as $50.00 per share, representing a 20% premium over the closing price of our common shares on that date, and that CenterPoint had retained Wachovia Securities to act as its financial advisor in connection with such transaction. We did not comment on this report. On the same day, we executed a supplement to our confidentiality agreement with CalEast clarifying that we now intended to provide CalEast with non-public information concerning our company. Beginning October 21, 2005, additional business and financial due diligence information was provided to CalEast and representatives of Wachovia Securities and Morgan Stanley had several conversations to discuss the information provided.

        On November 1, 2005, at a telephonic meeting of the committee, Wachovia Securities reported that it had received a new letter from CalEast, dated October 31, 2005, setting forth its revised proposal to acquire the company for $49.00 in cash per common share. Wachovia Securities also reported to the committee that meetings had taken place between CalEast and our senior management related to our senior management's willingness to invest a significant portion of the proceeds they would otherwise receive in a sale of our company into the new company on mutually agreeable terms. The committee discussed the revised proposal from CalEast in detail and asked questions of its financial advisors. Following such discussions, the committee concluded, and instructed its financial advisor to inform CalEast's financial advisor, that CalEast's revised offer was too low for the committee to recommend it to the Board of Trustees. The committee also concluded after discussion with its advisors that the level of deal protection that the committee would be willing to provide to CalEast in the merger agreement would depend in large part on CalEast's final offer price.

        CalEast and its advisors continued business and financial due diligence throughout the first week of November. On November 6, 2005, Mr. Barber, the committee's chairman, and Mr. Feld, another member of the committee, with the concurrence of the other members of the committee, met with representatives of CalEast to discuss CalEast's proposal and related matters. At such meeting, Messrs. Barber and Feld indicated that they could recommend an offer price of $50.00 per common share to the other members of the committee, but that the deal protection afforded to CalEast in the merger agreement, including the size of the break-up fee, would be limited at that price. Messrs. Barber and Feld advised the CalEast representatives that they believed the committee was prepared to provide more substantial deal protections if the offer price was higher. The CalEast representatives said they thought CalEast could increase the price to $50.00 per share, but that such an increase would require further internal discussions at CalEast. After the conclusion of the meeting, Mr. Barber received a call from representatives of CalEast confirming that CalEast was willing to increase its indicated price to $50.00 per common share.

        On November 7, 2005, a meeting of the committee was convened immediately prior to a regularly scheduled meeting of our Board of Trustees. Messrs. Barber and Feld reported on meeting the day before with the CalEast representatives. After extensive discussion, the committee resolved to move forward with the proposed transaction at a price of $50.00 per common share and instructed its advisors to include limited deal protection, including a small break-up fee, in the initial draft merger agreement. Wachovia Securities informed the committee that the revised offer price of $50.00 per common share was above most valuation metrics reviewed by the committee and in the middle of the discounted cash flow valuation performed by Wachovia Securities. After the committee meeting, our Board was updated by the committee on the new proposal of $50.00 per common share. Later that day, Kirkland & Ellis had discussions with Jones Day, legal advisors for CalEast, regarding the process for moving forward with the transaction and the structure of the possible transaction. Although Kirkland & Ellis proposed that the possible transaction be structured as a tender offer, rather than a one-step merger, in hopes of closing the transaction in a shorter time period, Jones Day indicated that it believed the transaction was more appropriately structured as a one-step merger.

        On November 11, 2005, Kirkland & Ellis distributed an initial draft of the merger agreement to CalEast and Jones Day. The initial draft proposed a break-up fee of $5.0 million and otherwise provided the Board with significant flexibility to provide information to, and negotiate with, other interested parties after the execution of the merger agreement. In addition, the merger agreement contemplated that CalPERS and LaSalle would guaranty the obligations of CalEast and Merger Sub under the merger agreement.

        Jones Day commenced legal due diligence on November 14, 2005, and continued such diligence into December. On November 18, 2005, Kirkland & Ellis received comments to the draft of the merger agreement from Jones Day, and the parties began negotiating the terms of the merger agreement.

        On November 20, 2005, Wachovia Securities updated the committee regarding the status of CalEast's financial and legal due diligence. Wachovia Securities reported that it expected CalEast would complete all due diligence by November 30, 2005, and that CalEast would then be in a position to share its findings with CalPERS and its consultants. It also reported that amended employment agreements were being prepared that would be signed at the time of the execution of the merger agreement and that detailed term sheets were being prepared with respect to other benefit arrangements. Kirkland & Ellis reported that Jones Day had provided a markup of the draft merger agreement. Representatives of Kirkland & Ellis and Wachovia Securities reviewed with the committee some of the important issues raised by the Jones Day mark-up, including CalEast's representatives' position that the $5.0 million breakup fee was inadequate and their proposal to limit the liability of CalEast and its affiliates for breach of the merger agreement to the amount of the break-up fee. In addition, the Jones Day mark-up indicated that completion of the merger would be subject to the continued employment of certain members of our senior management. Kirkland & Ellis also reported that there was also substantial work to be done in resolving issues on representations, covenants and closing conditions and updated the committee on its discussions with Jones Day regarding the structure of the transaction.

        On November 21, 2005, the same industry analyst who had earlier speculated that CenterPoint was exploring a possible sale transaction identified CalPERS as a possible bidder for CenterPoint.

        On November 22, 2005, Kirkland & Ellis distributed a revised draft of the merger agreement to CalEast and Jones Day based on discussions it had with the committee, our senior management and Wachovia Securities. The revised agreement included a break-up fee of $15.0 million, no liability cap for the buyer and no condition for the continued employment of our senior management. A form of guaranty to be executed by CalPERS and LaSalle was also distributed at this time. Numerous discussions between our and CalEast's advisors occurred thereafter regarding the remaining issues raised by the revised draft merger agreement. During these discussions, we agreed to increase the size of the break-up fee, and CalEast agreed to supply the commitment letters discussed in the section entitled "—The Merger Agreement—Available Funds and Commitment Letters," to no liability cap and not to condition the closing of the merger on the continued employment of our senior management.

        On November 30, 2005, the committee conducted a telephonic meeting to review the progress on the negotiations with CalEast. Representatives from Wachovia Securities and Kirkland & Ellis participated in the meeting. Immediately thereafter, a special telephonic meeting of the Board of Trustees was convened to discuss the proposed transaction. The committee updated the Board of Trustees on the status of the discussions with CalEast. Although significant progress had been made over the previous several days, a number of issues remained open, including the size of the break-up fee. Wachovia Securities presented information on current market conditions and a summary of break-up fees in industry transactions and a summary of its preliminary valuation analysis.

        During subsequent discussions, we agreed to a $40.0 million break-up fee, which represents approximately 1.6% of the equity value of our outstanding common shares, and to reimburse CalEast for its transaction expenses under certain circumstances up to a maximum of $5.0 million. Kirkland & Ellis and Jones Day resolved several of the remaining open issues in the merger agreement and, separately, counsel for management and Jones Day negotiated detailed term sheets regarding the compensation arrangements of senior management after completion of the merger.

        On December 7, 2005, the committee met and received updates from representatives of Wachovia Securities and Kirkland & Ellis as to the terms of the proposed transaction. Shortly thereafter, a meeting of our Board of Trustees was convened to review the proposed transaction. At this meeting, the Board was generally updated on the proposed terms of the merger agreement, including the negotiations among the parties since the November 30, 2005 Board meeting. In addition, the Board was provided with an overview of the terms of the management term sheets to be entered into between each of Messrs. Michael Mullen and Paul Fisher and CalEast and was advised that similar arrangements were going to be offered to up to ten additional senior managers. After this update, the Board discussed, together with representatives of Wachovia Securities and Kirkland & Ellis, the reasons for proceeding with the proposed merger. Please see the section entitled "—Reasons for the Merger" on page 27 for a detailed discussion of the factors considered by our Board of Trustees.

        The Board and its advisors specifically discussed that there had not been an "auction" for our company and that the CalEast proposal had not been "shopped" to other potential bidders. From this discussion, our Board noted several factors in that regard, including:

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  because CalEast had consistently said that it would withdraw its proposal if it was shopped, there could be no assurance that if our company had been auctioned, CalEast and its affiliates would have participated at all, or if they did, what price might be offered;

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  CalPERS is by far the largest investor in U.S. real estate with experience in completing transactions similar to the proposed merger and financial resources available that were sufficient to complete the proposed transaction without any financing condition;

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  CalEast's equity investment in our company would represent a significant percentage of any other U.S. real estate investor's portfolio and, as a result, any other bidder would likely have needed to finance a significant portion of the purchase price and such a financing contingency would have increased the risk of completing a transaction with a party other than CalEast;

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  some possible bidders for REIT and real estate assets may not be interested in our company because of our geographic concentration;

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  it would have been difficult to conduct an expansive auction for our company because the complexity of our business plan would have required a significant diversion of management time to "sell" in order to generate the necessary bidding atmosphere;

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  CalEast and its owners had a greater understanding of our business than other potential bidders because of their involvement with our company through Centerpoint Venture; and

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  even though there had been market rumors about a possible sale of our company as early as October 20, 2005, no other bidder or representative of another bidder had contacted our company or Wachovia Securities regarding a possible sale of our company.

        In addition, Wachovia Securities advised the Board that it believed that other potential bidders likely would not be deterred by the $40.0 million breakup fee, which represents an additional cost to a subsequent bidder of less than $1.00 per common share. A representative of Kirkland & Ellis also noted that the "no-shop" covenant in the merger agreement was, in his opinion, less restrictive than was customary in a transaction of this type. Mr. Mullen and Mr. Fisher advised the Board that, if another bidder were to surface after the CalEast deal was announced, senior management would be willing to discuss the possibility of working with such a bidder within the parameters set by the merger agreement.

        Wachovia Securities then made a presentation and rendered an oral opinion to the Board of Trustees, subsequently confirmed in writing, that, as of December 7, 2005, and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken by Wachovia Securities, as set forth in the opinion, the $50.00 in cash per common share to be received by the holders of our common shares pursuant to the merger agreement, was fair, from a financial point of view, to such holders (other than the Management Holders). This opinion is described in "—Opinion of Wachovia Securities" beginning on page 30 of this proxy statement.

        After this presentation, the Board of Trustees further discussed the proposed merger transaction with CalEast and, upon the unanimous recommendation by the committee, determined that the proposed merger and the terms of the merger agreement were advisable, fair to and in the best interests of our company and our shareholders and that the merger consideration is fair to holders of our common shares. The Board of Trustees unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement.

        Shortly thereafter, the merger agreement was signed by the parties and a joint press release was issued announcing the execution of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Exhibit A. The merger agreement is described in the section entitled "—The Merger Agreement" beginning on page 39 of this proxy statement.

Recommendation of Our Board of Trustees

        Our Board of Trustees unanimously recommends that holders of our common shares vote FOR the approval of the merger and the other transactions contemplated by the merger agreement. At a special meeting held on December 7, 2005, upon the unanimous recommendation of a special committee of our Board of Trustees comprised solely of independent trustees and after careful consideration, our Board of Trustees unanimously approved the merger and the other transactions contemplated by the merger agreement and declared the merger and the terms of the merger agreement advisable, fair to and in the best interests of our company and our shareholders and that the merger consideration is fair to the holders of our common shares, and declared it advisable for our company to amend and restate its declaration of trust as part of the merger. At this meeting, our Board of Trustees voted to recommend that holders of our common shares vote FOR the approval of the merger and the other transactions contemplated by the merger agreement. The recommendation of our Board of Trustees was made after the careful consideration of a variety of business, financial and other factors and consultation with our legal and financial advisors.

Reasons for the Merger

        In deciding to approve the merger and the other transactions contemplated by the merger agreement, our Board of Trustees considered both our short-term and long-term interests, as well as those of our common shareholders. In particular, our Board of Trustees considered the following factors, which in the aggregate it deemed potentially favorable, in reaching its decision to approve the merger and the merger agreement:

        Value and Form of Merger Consideration.    Each of our common shares that is outstanding at the effective time of the merger will be converted into the right to receive $50.00 in cash, without interest. The merger consideration is fixed and will not be adjusted for changes in the price of our common shares prior to the closing date of the merger. The price of $50.00 per share represents a premium to the intraday average trading price of our common shares of approximately:

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  a $4.42, or 9.7%, premium over the intraday average trading price of our common shares on December 5, 2005;

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  a $3.69, or 8.0%, premium over the intraday average trading price of our common shares for the 10-day period preceding the announcement of the merger;

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  a $4.60, or 10.1%, premium over the intraday average trading price of our common shares for the 30-day period preceding the announcement of the merger;

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  a $5.68, or 12.8%, premium over the intraday average trading price of our common shares for the 60-day period preceding the announcement of the merger;

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  a $6.59, or 15.2%, premium over the intraday average trading price of our common shares for the 90-day period preceding the announcement of the merger; and

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  a $7.17, or 16.7%, premium over the intraday average trading price of our common shares for the 180-day period preceding the announcement of the merger.

        The consideration to be received by holders of our common shares in the merger, which was determined based on arm's-length negotiations with CalEast without using any other particular method of determination, represents an attractive price. The payment of cash as a form of merger consideration will provide our common shareholders with immediate liquidity and certainty of value that is not subject to market fluctuation.

        Favorable Market Conditions.    Our Board of Trustees believes that the merger allows our company to take advantage of strong demand for industrial property, which has substantially increased our net asset value. The aggregate merger consideration represents a premium over our net asset value because of the value ascribed to our company's operating platform and senior management team.

        Reduction of Current Financing Risks.    Our Board of Trustees considered the risks associated with our future financing costs. We have been selling assets in order to keep our cost of capital and financing costs low and have used the proceeds to acquire or develop new properties. New properties are inherently riskier than those we have managed for a period of time.

        Our Business and Prospects.    Our Board of Trustees believes that the merger represents a more desirable alternative for our common shareholders than continuing to operate as an independent public company under our current strategic business plan. To continue our growth, we would have to expand outside of our niche in the greater Chicago area and to invest in larger development projects, and both of these strategic initiatives carry higher risks than our historic operations. Although we are currently executing our strategic plan, in the view of our Board of Trustees, realizing a cash premium in the merger was more likely to provide value for our shareholders on a risk-adjusted basis than executing our strategic business plan.

        Wachovia Securities Analysis and Opinion.    Our Board of Trustees considered the opinion and analyses of Wachovia Securities described below under the heading "—Opinion of Wachovia Securities" on page 30, including the oral opinion of Wachovia Securities, which was subsequently confirmed in writing, that, as of December 7, 2005, and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken by Wachovia Securities, as set forth in its opinion, the $50.00 in cash per common share to be received by holders of our common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than the Management Holders).

        Public Company Costs.    Our Board of Trustees considered the dramatic increase in recent years of the costs of maintaining public company status. In particular, the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC and NYSE have imposed several new compliance obligations upon public companies. These new obligations have translated into significant costs for public companies, including increased audit fees, securities counsel fees, outside director fees and greater potential liability faced by officers and trustees. In addition to these financial costs, compliance with these new obligations requires substantial amounts of time and attention from the members of our senior management team. Our Board of Trustees concluded that these increased costs and diversion of management's attention posed significant risks to our future operating performance.

        The High Probability of Transaction Completion.    In the judgment of our Board of Trustees, there is a high probability of completing the proposed transaction. Based on our discussions with and analysis of CalEast and review and analysis of the commitment letters made available by CalPERS and LaSalle and after consultation with our financial and legal advisors, our Board of Trustees determined that CalEast will have the necessary financing at the closing to complete the merger transaction. In addition, the merger agreement does not contain any financing contingency.

        Consideration of Alternative Proposals.    We are permitted at any time prior to receiving shareholder approval to furnish non-public information and participate in discussions and negotiations regarding any unsolicited bona fide acquisition proposal or a proposal that may reasonably be expected to lead to an acquisition proposal if (i) our Board of Trustees, or any committee of our Board of Trustees to which the power to consider such matters has been delegated, determines in good faith, after consultation with its financial advisors and outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to the company or its shareholders under applicable law and (ii) before taking such action, we enter into a confidentiality agreement with the party to such proposal that contains provisions no less restrictive than the confidentiality agreement we entered into with CalEast.

        We Have a Termination Right in the Event of a Superior Proposal.    Our Board of Trustees is not prohibited from receiving unsolicited bona fide acquisition proposals or unsolicited proposals that may reasonably be expected to lead to an acquisition proposal. Before receiving shareholder approval of the merger, our Board may authorize, permit or cause us to enter into any definitive agreement with respect to an unsolicited acquisition proposal or terminate the merger agreement if:

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  our Board of Trustees has determined that the unsolicited acquisition proposal constitutes a superior proposal as defined in the merger agreement and our Board of Trustees has determined that the acquisition proposal constitutes a superior proposal as defined in the merger agreement and that the failure to take such action would be reasonably likely to be inconsistent with its duties to the company or its shareholders under applicable law;

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  we have provided CalEast with written notice of our intention to take any such action and CalEast has been given three business days after delivery of such notice to propose revisions to the terms of the merger agreement (or make another proposal); and

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  we have negotiated in good faith with CalEast with respect to their proposed revisions or other proposal, if any.

        Upon making such a determination and subject to the satisfaction of specified conditions and payment of a break-up fee and reimbursement of transaction expenses, we may enter into an agreement with respect to a superior competing transaction with a third party.

        Size of Break-Up Fee.    The break-up fee we are required to pay to CalEast if we terminate the merger agreement in order to enter into an agreement with respect to a superior proposal with a third party is $40.0 million, which represents approximately 1.6% of the equity value of our outstanding common shares. In that event, we would also be required to reimburse CalEast for its transaction expenses up to $5.0 million. Our Board of Trustees believes, after consultation with its financial advisor, that the size of these payments would not be preclusive to a third party interested in acquiring our company.

        Approval of Our Common Shareholders Is Required.    The merger is subject to the approval of holders of at least two-thirds of our outstanding common shares, giving our common shareholders the option to reject the merger transaction.

        Our Board of Trustees also considered the following potentially negative factors in its deliberations concerning the merger and the merger agreement:

        Holders of Our Common Shares Will Be Unable to Share in Our Future Growth.    Our Board of Trustees recognized that the merger would preclude the holders of our common shares from having the opportunity to participate in the future performance of our business and any future appreciation in the value of our common shares. The holders of our common shares will no longer share in any future growth of our company or receive quarterly dividends. During our last three completed fiscal years, we have paid annual dividends of $1.71, $1.56 and $1.215 to our common shareholders on a quarterly basis.

        As discussed under the section entitled "—Interests of Our Trustees and Executive Officers in the Merger" on page 37, our Board of Trustees considered that certain of our executive officers will contribute all or a portion of their existing equity interests in our company and/or invest cash up to an aggregate of $27.0 million immediately prior to the merger and be granted equity-based incentives in Solstice, a wholly owned subsidiary of CalEast that will be the parent company of the surviving REIT, and will have the opportunity to participate in the future performance of the surviving REIT.

        Tax Consequences to Our Common Shareholders.    Our Board of Trustees considered that the merger is a taxable transaction and, as a result, holders of our common shares will generally be required to pay taxes on any gains that result from their receipt of the cash consideration.

        Significant Costs Involved.    Our Board of Trustees considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and the related potential disruption to our normal business operations. If the merger is not consummated, then our company may be required to bear these expenses and the costs of these disruptions.

        Solicitation of Alternative Proposals.    We did not solicit alternative proposals from other potential purchasers of our company prior to the execution of the merger agreement. In addition, even though the merger agreement permits our Board of Trustees to receive unsolicited bona fide acquisition proposals, it also prohibits our company from soliciting, initiating, knowingly encouraging or facilitating any inquiries with respect to an acquisition proposal or initiating, participating in or knowingly encouraging discussions or negotiations regarding an acquisition proposal. If we receive an unsolicited superior proposal and ultimately enter into an agreement for such a transaction and subject to the satisfaction of specified conditions, we would be obligated to pay a break-up fee in the amount of $40.0 million to CalEast and its transaction expenses up to a maximum of $5.0 million.

        Interests of Certain Trustees and Executive Officers.    Our Board of Trustees also considered the fact that some of our trustees and executive officers have interests in the merger that differ from, or are in addition to, and therefore may conflict with, your interests as a common shareholder. These interests are discussed under the heading "—Interests of Our Trustees and Executive Officers in the Merger" on page 37, including (i) the new employment agreements and new equity-based incentive arrangements entered into or offered to be entered into by certain executive officers of our company with Solstice and the surviving REIT, (ii) the right to serve as trustees of the surviving REIT and as members of the equivalent governing body of Solstice, (iii) the right to invest in and accordingly participate in the performance of the surviving REIT, (iv) the right to receive a cash payment for common share options, whether or not then vested or exercisable, held by executive officers or trustees and (vi) the lapsing of any restrictions and forfeiture provisions on restricted shares.

        Common Share Trading Prices.    Our Board of Trustees considered that on December 15, 2004, the trading price of our common shares reached $49.01, which represented its highest trading price in the 52 weeks prior to the public announcement of the merger. The merger consideration represents only a 2% premium over this 52-week high. We believe that the trading prices for our common shares have been adversely affected over the last year due to a number of factors.

        In the opinion of our Board of Trustees, the above factors represent the material potential adverse consequences that could occur as a result of our company pursuing or completing the merger. In considering the merger, our Board of Trustees considered the impact of these factors on our shareholders.

        In view of the wide variety of factors considered by our Board of Trustees, our Board of Trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our Board of Trustees views its recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above together with other factors, our Board of Trustees, upon the recommendation of a special committee of the Board of Trustees comprised solely of disinterested directors, determined that the potential benefits of the merger substantially outweigh the potential detriments associated with the merger.

        In the event the merger is not completed for any reason, we will continue to operate as an independent entity and will strive to deliver further sustainable growth in funds from operations and enhanced value for our common shareholders over time.

Opinion of Wachovia Securities

        The independent committee retained Wachovia Securities to act as its exclusive financial advisor with respect to a possible sale of our company or any transaction involving a change of control of our company. Our independent committee selected Wachovia Securities to act as its exclusive financial advisor based on Wachovia Securities' qualifications, expertise and reputation. Wachovia Securities rendered its oral opinion to the independent committee and our Board of Trustees and subsequently confirmed it with its written opinion that, as of December 7, 2005, and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken by Wachovia Securities, as set forth in its opinion, the $50.00 in cash per common share to be received by holders of our common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than the Management Holders).

        The full text of Wachovia Securities' written opinion, dated December 7, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is attached as Exhibit C to this proxy statement. You should carefully read the opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Wachovia Securities' opinion did not address the merits of the underlying business decision to enter into the merger agreement and does not constitute a recommendation to any holder of our common shares as to how such holder should vote in connection with the merger agreement.

        In arriving at its opinion, Wachovia Securities, among other things:

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  Reviewed the merger agreement, including the financial terms of the merger agreement;

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  Reviewed annual reports to shareholders and Annual Reports on Form 10-K for our company for the five years ended December 31, 2004;

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  Reviewed certain business, financial and other information, including financial forecasts, regarding our company (a portion of which was publicly available and a portion of which was furnished to Wachovia Securities by management of our company), and discussed the business and prospects of our company with our management;

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  Participated in discussions and negotiations among representatives of our company and CalEast and their financial and legal advisors;

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  Reviewed the reported prices and trading history for the CenterPoint common shares;

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  Considered certain financial data for our company and compared that data with similar data regarding certain other publicly traded companies that Wachovia Securities deemed to be relevant;

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  Compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant; and

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  Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that Wachovia Securities deemed to be relevant.

        In connection with its review, Wachovia Securities relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, legal and tax information and did not assume any responsibility for any independent verification of such information and assumed such accuracy and completeness for purposes of its opinion. With respect to financial forecasts furnished to Wachovia Securities by our management, Wachovia Securities assumed that they were reasonably prepared and reflected the best current estimates and judgments of management as to our future financial performance. Wachovia Securities assumed no responsibility for and expressed no view as to our financial projections or the assumptions upon which they are based. In arriving at its opinion, Wachovia Securities did not prepare or obtain any independent evaluations or appraisals of our assets or liabilities, including any contingent liabilities.

        In rendering its opinion, Wachovia Securities assumed that the merger will be consummated on the terms described in the merger agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed or other actions will be taken that will have an adverse effect on the merger or other actions contemplated by the merger agreement in any way meaningful to its analysis.

        Wachovia Securities' opinion is necessarily based on economic, market, financial and other conditions and the information made available to Wachovia Securities as of the date of its opinion. In addition, Wachovia Securities expressed no view on the terms of the merger. Wachovia Securities' opinion does not address the relative merits of the merger or other actions contemplated by the merger agreement compared with other business strategies or transactions that may have been considered by our management, our Board of Trustees or any committee thereof.

        The summary set forth below does not purport to be a complete description of the analyses performed by Wachovia Securities, but describes, in summary form, the material analyses of Wachovia Securities in connection with its fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its fairness opinion, Wachovia Securities considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factors considered by it. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wachovia Securities' fairness opinion.

        Discounted Cash Flow Analysis.    Wachovia Securities performed a discounted cash flow analysis of our company based upon (1) the projected unleveraged cash flows provided by our management (referred to in this proxy statement as the "base case") and (2) alternative projected unleveraged cash flows based on discussions with our management that assumed our company outperformed the base case projections (referred to in this proxy statement as the "upside case"). A range of assumptions based on our company's view of the on-going business plan for our company and value of certain of our assets were also applied to the base case and the upside case. For each of the base case and upside case, Wachovia Securities calculated a range of equity values per common share based upon the sum of the discounted net present values of our company's unleveraged free cash flows for the years 2006 through 2012 plus the discounted net present value of a range of terminal values for our company. Applying a range of discount rates from 7.9% to 8.2%, Wachovia Securities calculated the following range of implied values per share for our common shares, as compared to the per share merger consideration of $50.00 in the proposed merger.

Range of Implied Value Per Share	Per Share Merger Consideration
$42.30 – $52.04	$50.00

        Historical Stock Trading Analysis.    Wachovia Securities reviewed publicly available historical trading prices and volumes for our common shares for the 12-month period ending December 5, 2005. Wachovia Securities compared the $50.00 in cash per common share to be received by holders of our common shares pursuant to the merger agreement to (i) an implied unaffected share price, determined by applying the average increase in the trading price of the stock of our company's peers to our company's share price prior to the first report by the press of a potential transaction involving our company (referred to in this proxy statement as the "implied unaffected share price"), (ii) the intraday average trading price of our common shares on December 5, 2005, and (iii) to the intraday average trading prices of our common shares during the 10-day, 30-day, 60-day, 90-day, and 180-day periods preceding the announcement of the merger. The $50.00 per share offer price represents a premium to the historical average prices of our common shares as follows:

	Intraday Average Price	Premium
Implied Unaffected Share Price	$45.45	10.0%
December 5, 2005	$45.58	9.7%
10-Day Average	$46.31	8.0%
30-Day Average	$45.40	10.1%
60-Day Average	$44.32	12.8%
90-Day Average	$43.41	15.2%
180-Day Average	$42.83	16.7%
Last 12-months:
High	$49.01	2.0%
Mean	$43.45	15.1%
Low	$38.71	29.2%

        Comparable Companies Analysis.    Wachovia Securities compared our financial, operating and stock market data to the following publicly traded REITs that own or operate industrial properties:

    AMB Property Corporation
    EastGroup Properties, Inc.
    First Industrial Realty Trust, Inc.
    First Potomac Realty Trust
    Liberty Property Trust
    ProLogis

        Wachovia Securities calculated, among other things, the multiple of per share closing prices to estimated funds from operations per share ("FFO") for 2006 for the comparable companies, based upon projected financial information from the Thompson Financial Company First Call ("First Call") consensus estimates and closing share prices on December 5, 2005. Wachovia Securities calculated a range consisting of the high, mean, median and low multiples of per share price to projected FFO for the comparable companies and applied this range to our management's and First Call's consensus estimates of our projected FFO for 2006. This analysis produced an implied per share value range for our common shares of $30.76 to $45.93. The range of implied share prices for our common shares is outlined below.

	2006 FFO Multiple	Implied Common Share Price Based on Management's 2006 Estimated FFO	Implied Common Share Price Based on First Call 2006 Consensus FFO
High	16.5x	$45.93	$45.93
Mean	14.3x	$39.77	$39.77
Median	14.6x	$40.71	$40.71
Low	11.1x	$30.76	$30.76

        Wachovia Securities selected the companies reviewed in the comparable companies analyses because of, among other reasons, their specialization in the industrial REIT sector, asset quality, market capitalization, and capital structure. None of the companies utilized in the above analyses, however, is identical to our company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies, as well as the potential trading value of our company.

        Selected Transactions Analysis.    Wachovia Securities reviewed selected transactions involving publicly traded REITs and real estate companies announced from January 1, 2004 through December 5, 2005, with a total transaction size in excess of $1.5 billion, and reviewed information relating to FFO and premiums paid in connection with these transactions. Using publicly available information, including estimates of 2006 FFO as published by First Call, and our management's 2006 FFO estimate, Wachovia Securities compared transaction multiples of FFO and premiums paid for the merger with the selected transactions. The selected transactions were:

Acquirer	Target
Prime Property Fund, LLC	AMLI Residential Property Trust
Brandywine Realty Trust	Prentiss Properties Trust
DRA Advisors LLC	Capital Automotive REIT
DRA Advisors LLC	CRT Properties Inc.
ING Clarion Partners, LLC	Gables Residential Trust
ProLogis	Catellus Development Corporation
Colonial Properties Trust	Cornerstone Realty Income Trust, Inc.
Camden Property Trust	Summit Properties Inc.
Blackacre Institutional Capital Management LLC/Cerberus Capital Management L.P.	LNR Property Corporation
Simon Property Group, Inc.	Chelsea Property Group, Inc.
Eaton Vance Management/ ProLogis	Keystone Property Trust

        Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low transaction prices to forward FFO multiples for the selected transactions and applied this range to our management's and First Call consensus estimates of our FFO for 2006. This analysis produced an implied per share value range for our common shares of $33.03 to $58.10. Based upon transaction multiples, Wachovia Securities calculated the following range of implied share prices:

	FFO Multiple of Selected Transactions From 1/1/2004 Through 12/5/2005	Implied Common Share Price Based on Management's 2006 Estimated FFO	Implied Common Share Price Based on First Call 2006 Consensus FFO
High	20.9x	$58.10	$58.10
Mean	16.0x	$44.49	$44.49
Median	15.9x	$44.20	$44.20
Low	11.9x	$33.03	$33.03

        Wachovia Securities also examined selected transactions involving publicly traded industrial REITs announced from January 1, 1998 through December 5, 2005 and reviewed information relating to FFO and premiums paid in connection with these transactions. Using publicly available information, including estimates of 2006 FFO as published by First Call and our management's 2006 FFO estimate, Wachovia Securities compared transaction multiples of FFO and premiums paid for the merger with the selected transactions. The selected transactions were:

Acquirer	Target
ProLogis	Catellus Development Corporation
Eaton Vance Management/ ProLogis	Keystone Property Trust
CalWest Industrial Properties, LLC	Cabot Industrial Trust
Developers Diversified Realty Corporation	American Industrial Properties REIT
Duke Realty Investments, Inc.	Weeks Corporation
ProLogis Trust	Meridian Industrial Trust, Inc.

        Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low transaction prices to forward FFO multiples for the selected transactions and applied this range to our management's and First Call consensus estimates of our FFO for 2006 Based upon transaction multiples, Wachovia Securities calculated the following range of implied share prices:

	FFO Multiple of Selected Transactions From 1998 Through 12/5/05	Implied Common Share Price Based on Management's 2006 Estimated FFO	Implied Common Share Price Based on First Call 2006 Consensus FFO
High	20.9x	$58.10	$58.10
Mean	12.4x	$34.52	$34.52
Median	10.6x	$29.46	$29.46
Low	8.2x	$22.80	$22.80

        In addition, Wachovia Securities analyzed the premium or discount paid by the acquirer in all of the transactions used in the selected transactions FFO analysis, in relation to the average closing market price of the target company's common shares on the day prior to announcement of the transaction, and the 10-day, 30-day, 60-day and 90-day average closing prices prior to the announcement of the transaction and the transaction price as of the day of announcement.

        Using publicly available information, Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low premium paid in these transactions and applied this range to various prices. This analysis resulted in the following range of implied share prices per our common shares:

Selected Publicly Traded REIT Transactions Announced
1/1/2004 – 12/5/2005

	Implied Common Share Price
	Premium to Prior Day Price	Premium to 10-Day Average	Premium to 30-Day Average	Premium to 60-Day Average	Premium to 90-Day Average
High	$55.03	$56.99	$56.27	$54.68	$53.79
Mean	$51.29	$52.92	$52.11	$51.42	$50.90
Median	$51.65	$53.61	$52.84	$53.05	$52.13
Low	$48.27	$49.91	$47.49	$45.48	$45.69

Selected Publicly Traded Industrial REIT Transactions Announced
1/1/1998 – 12/5/2005

	Implied Common Share Price
	Premium to Prior Day Price	Premium to 10-Day Average	Premium to 30-Day Average	Premium to 60-Day Average	Premium to 90-Day Average
High	$54.83	$54.71	$54.15	$53.88	$52.84
Mean	$51.65	$53.04	$50.89	$49.56	$48.34
Median	$52.29	$53.10	$51.58	$49.92	$48.44
Low	$47.00	$51.63	$46.13	$43.82	$42.48

        Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed in the various selected transaction analyses were specific to each transaction and because of the inherent differences between our businesses, operations and prospects and those of the comparable acquired companies, Wachovia Securities believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Wachovia Securities also made qualitative judgments concerning differences between the characteristics of these transactions and the proposed merger that could affect our acquisition values and those of such acquired companies.

        Net Asset Value Analysis.    Using information provided by our management, Wachovia Securities calculated the net asset value per common share. For this analysis, Wachovia Securities applied a range of blended capitalization rates from 6.5% to 7.5% to our management's projected 12 month forward adjusted cash net operating income. The resulting gross real estate value was combined with the value of their fee-based business based on estimated 2006 fee income, properties to be sold, merchant build activity, land inventory, construction in progress, our share of land held in joint venture, cash, and other assets to arrive at a total asset value. Total liabilities and the value of preferred stock were then subtracted from such total asset value to arrive at an estimated net asset value per common share. In applying the range of blended capitalization rates, Wachovia Securities took into consideration current market conditions and property characteristics. The net asset valuation analysis produced an estimated per share value range of $29.29 to $34.56 for our common shares.

        In performing its analyses, Wachovia Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. No company, transaction or business used in the analyses described above is identical to our company or the proposed merger. Any estimates contained in Wachovia Securities' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Wachovia Securities' analysis of the fairness, from a financial point of view, to the holders of our common shares, as of December 7, 2005, and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in such opinion, of the $50.00 in cash per common share to be received by such holders pursuant to the terms of the merger agreement, and were conducted in connection with the delivery by Wachovia Securities of its fairness opinion, dated December 7, 2005.

        Wachovia Securities' opinion was one of the many factors taken into consideration by our Board of Trustees in making its determination to approve the merger. Wachovia Securities' analyses summarized above should not be viewed as determinative of the opinion of our Board of Trustees with respect to the value of our common shares or of whether our Board of Trustees would have been willing to agree to a different form of consideration.

        Wachovia Securities is a nationally recognized investment banking and advisory firm, and a subsidiary of Wachovia Corporation. Wachovia Securities, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) may maintain relationships with our company, CalEast and CalPERS, as well as any of their principals or affiliates. Additionally, in the ordinary course of its business, Wachovia Securities may trade in our securities and affiliates of CalEast and CalPERS for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        Pursuant to a letter agreement dated October 3, 2005, the independent committee engaged Wachovia Securities as our exclusive financial advisor with respect to a possible sale of our company or any other transaction involving a change of control of our company. Pursuant to the terms of this agreement, we have agreed to pay Wachovia Securities a customary fee in connection with the consummation of a merger, a portion of which became payable upon delivery of its fairness opinion, and this fee will be credited in full against the advisory fee paid in connection with the merger. In addition, we have agreed to reimburse Wachovia Securities for its expenses and to indemnify Wachovia Securities and certain related parties against certain liabilities and expenses related to or arising out of Wachovia Securities' engagement.

Interests of Our Trustees and Executive Officers in the Merger

        In considering the recommendation of our Board of Trustees in connection with the merger, holders of our common shares should be aware that, as described below, certain of our trustees and executive officers have interests in, and will receive benefits from, the merger that differ from, or are in addition to, and therefore may, conflict with, the interests of our common shareholders generally. These additional interests are described below. In addition, the number of our common shares beneficially owned by our trustees and some of our executive officers as of January 12, 2006, appears below under the section captioned "Principal and Management Shareholders of Our Company" on page 56. Our Board of Trustees is aware of these interests and considered them in approving the merger and the other transactions contemplated by the merger agreement.

        Common Share Options.    Our trustees and executive officers hold common share options to purchase our common shares, a portion of which are not currently vested or exercisable. In accordance with the terms of the merger agreement, any unexercised common share options to purchase our common shares held by our trustees or executive officers as of the closing of the merger, whether or not then vested or exercisable, will be exchanged for cash in an amount equal to the product of (1) $50.00 minus the exercise price per share and (2) the number of common shares subject to such option.

        Restricted Shares.    Restricted shares issued to our trustees and executive officers as long-term incentive compensation are subject to forfeiture if certain vesting and performance requirements are not satisfied. As a result of the merger, any restrictions or forfeiture provisions will terminate or lapse and the restricted shares will be treated under the merger agreement in the same manner as our other common shares, including receipt of the per share merger consideration.

        Our Chief Executive Officer and Chief Financial Officer (both of whom also serve as trustees) and certain of our other executive officers have the right to contribute all or a portion of their existing equity interests in our company in exchange for equity interests in Solstice immediately prior to the merger.

        Our trustees and executive officers will be entitled to receive the following amounts (based on the merger consideration) with respect to their existing options to purchase our common shares and restricted shares:

Trustees and Executive Officers:	Share Option Amounts(1)($)	Value of Restricted Shares(2)($)
Martin Barber.	$3,346,623	$130,000
John S. Gates, Jr.	21,902,027	2,015,500
Robert L. Stovall	861,533	130,000
Nicholas C. Babson	2,716,700	100,000
Norman R. Bobins	1,718,075	100,000
Alan D. Feld	1,521,200	100,000
Donald A. King, Jr.	82,369	53,150
Thomas E. Robinson	1,264,950	100,000
John C. Staley	521,991	100,000
Michael M. Mullen	23,287,360	1,335,250
Paul S. Fisher	26,050,297	959,000
Rockford O. Kottka	5,249,637	542,800
James N. Clewlow	0	542,800
Sean P. Maher	85,601	542,800
All trustees and executive officers as a group (14 persons)	$88,608,363	$6,751,300

(1)
Represents the merger consideration less the applicable option exercise prices with respect to all outstanding options held by such trustee or executive officer.

(2)
Represents the value of restricted shares for which the restrictions and forfeiture provisions will terminate or lapse in connection with the merger.

        New Employment Arrangements for Certain Executive Officers.    At the request of CalEast, in connection with the execution of the merger agreement, each of Michael Mullen, our Chief Executive Officer, and Paul Fisher, our President and Chief Financial Officer (together, the "Executive Officers"), entered into binding employment commitment agreements with Solstice. The parties to the employment commitment agreements have agreed to negotiate in good faith final documentation of the terms described below, which employment agreements will supersede the Executive Officers' existing agreements and will become effective upon completion of the merger.

        After completion of the merger, each of the Executive Officers will continue to serve in his respective position with the surviving REIT. Each Executive Officer's agreement will include the following principal terms:

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  five-year employment term from the effective time of the merger which will automatically renew annually upon expiration of the initial five-year employment term, unless either party gives 90-days prior notice of non-renewal;

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  annual base salary, which will not be less than the Executive Officer's base salary immediately prior to the merger of $358,800 for Mr. Mullen and $337,500 for Mr. Fisher;

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  eligibility for an annual target bonus of not less than 145% of annual base salary, in the case of Mr. Mullen and 135% of annual base salary, in the case of Mr. Fisher;

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  agreement to invest not less than $7.0 million in Solstice by the contribution or exchange of the Executive Officer's common shares, cash and a grant of equity interests in Solstice (subject to vesting and forfeiture restrictions) to be made to each Executive Officer as a share of an aggregate pool, which will not exceed $12 million in lieu of awards of share options, restricted shares and/or performance units that would have been made by our company in early 2006 in the ordinary course, consistent with our company's past practice;

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  a commitment to make an additional investment to the extent the total amount invested by all members of senior management is less than $20.0 million in the aggregate (up to a maximum of $10.0 million per Executive Officer);

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  eligibility to receive equity-based incentives in Solstice following completion of the Merger pursuant to a newly-created management incentive plan, subject to vesting and forfeiture restrictions;

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  non-competition, non-solicitation and confidentiality terms similar to those found in each Executive Officer's current employment agreement, as filed on July 1, 2005 with the SEC on Form 8-K; and

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  severance benefits in the event the Executive Officer's employment is terminated in certain circumstances following a change in control of Solstice (which the Executive Offer agrees will not apply to the current contemplated transaction), including three times the sum of the Executive Officer's base salary and annual bonus award; accelerated vesting of certain equity-based interests in Solstice; eligibility to continue to receive health and welfare benefits (at the same cost to the Executive Officer prior to termination) for a maximum of 36 months following termination of his employment; outplacement benefits (not to exceed 25% of Executive Officer's base salary); and other compensation and benefits to which Executive Officer already has a vested right.

        Each Executive Officer's severance benefits may be limited to the extent they constitute a "parachute payment" as defined by the Internal Revenue Code on terms similar to those found in each Executive Officer's current employment agreement, as filed on July 1, 2005 with the SEC on Form 8-K.

        The parties have also agreed that members of senior management, including Mr. Mullen and Mr. Fisher, may invest up to an additional aggregate $7.0 million in Solstice by an additional contribution/exchange of vested common shares, grant of new equity interests in Solstice or a contribution of cash. In addition to the opportunity to invest in Solstice, members of management (other than the Chief Executive Officer and President and Chief Financial Officer) will also be entitled to participate in a Retention Equity Compensation Plan following the effective time of the merger.

        Solstice also agreed to enter into employment agreements, effective as of the effective time of the merger, with up to ten additional members of senior management identified by our Chief Executive Officer and President and Chief Financial Officer on terms similar to those set forth above.

        Solstice also agreed that for so long as each of Mr. Mullen and Mr. Fisher is employed by the surviving REIT in his current position, he will be a member of the seven member board of directors of the surviving REIT and the equivalent governing body of Solstice and as two of the members of the five-member investment committee of the surviving REIT. The equity interests in Solstice that will be owned by the Executive Officers and the other employees who are granted equity in Solstice will be subject to restrictions on transfer and in some cases, vesting and forfeiture restrictions.

        Indemnification and Insurance.    The merger agreement provides that we, and following the merger, the surviving REIT, will indemnify and hold harmless any person who is a trustee, director or officer of our company or any of our subsidiaries to the full extent permitted by applicable law. The merger agreement further provides that, prior to the effective time of the merger, we will purchase a non-cancelable extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for our trustees and officers with coverage for six years following the closing of the merger. For a more complete discussion of these provisions of the merger agreement, see the section captioned "—The Merger Agreement—Indemnification; Director, Trustee and Officer Insurance" on page 53 of this proxy statement.

        Independent Committee Compensation.    Each of the members of the independent committee received cash compensation of $35,000 and the chairman of the committee received cash compensation of $50,000 for services rendered in their capacity as members of the independent committee. Such compensation was payable based on the number of meetings held by the committee and was not conditioned upon the completion of any transaction, including the merger.

The Merger Agreement

        The following description is a summary of the material terms of the merger agreement. However, the summary does not contain all of the terms of the merger agreement. The full text of the merger agreement is attached as Exhibit A to this proxy statement. We encourage you to read the entire merger agreement.

The Merger

        Merger Sub, an indirect, wholly owned subsidiary of CalEast, will be merged with and into our company, with our company as the surviving REIT. The closing date of the merger will be no later than the second business day after all the closing conditions set forth in the merger agreement are satisfied or waived by our company, CalEast or Merger Sub, as applicable. The merger will become effective when the articles of merger have been accepted by the State Department of Assessments and Taxation of Maryland in accordance with Maryland law, or such later time as CalEast, Merger Sub and our company may agree and designate in the articles of merger not to exceed 30 days after the articles of merger are accepted for record.

The Surviving REIT

        Our declaration of trust will be amended and restated as part of the merger to read as set forth in Exhibit B to this proxy statement and will be the declaration of trust of the surviving REIT upon completion of the merger. In addition, our existing by-laws will be amended and restated as part of the merger and will be the by-laws of the surviving REIT upon completion of the merger. The trustees of Merger Sub immediately prior to the effective time of the merger will become the trustees of the surviving REIT as of the effective time of the merger and the officers of our company immediately prior to the effective time of the merger will become the officers of the surviving REIT as of the effective time The current trustees of our company will resign, effective as of the effective time of the merger, and the trustees of Merger Sub will be appointed the trustees of the surviving REIT in accordance with Maryland law.

Merger Consideration to be Received by Holders of Our Common Shares

        Each common share of our company (other than common shares owned by our company, CalEast, Merger Sub, or any subsidiaries of such entities) issued and outstanding immediately prior to the effective time will be converted into the right to receive $50.00 in cash, without interest. In the event that, after December 7, 2005 but prior to the effective time of the merger, the number or kind of common shares issued and outstanding changes due to a share split or similar transaction, an appropriate and proportionate adjustment to the merger consideration will be made. However, such transactions are prohibited by the merger agreement without the written consent of CalEast. The merger agreement permits us to continue to pay regular, quarterly dividends to our common shareholders in accordance with our past practice.

Treatment of Share Options, Restricted Share Equivalents and Restricted Shares

        Common Share Options.    In connection with the merger and pursuant to the merger agreement, each outstanding common share option to purchase our common shares under any employee share option or compensation plan, whether or not then exercisable, will be cancelled in exchange for the right to receive a single cash payment in an amount equal to the product of (i) the number of common shares subject to such option, and (ii) the excess, if any, of the merger consideration over the exercise price or purchase price per share of such option.

        Restricted Share Equivalents and Performance Units.    All restricted share equivalents or performance units granted under our equity plans will vest in full immediately prior to the effective time. Each outstanding restricted share equivalent or performance unit will then be canceled and converted into the right to receive a single lump sum cash payment equal to the product of (i) the number of shares subject to the restricted share equivalent or performance unit and (ii) the merger consideration.

        Restricted Shares.    All restricted share awards granted under our equity plans will vest in full immediately prior to the effective time of the merger and will be deemed outstanding common shares of our company for all purposes of the merger agreement. Holders of such restricted share awards will receive the same per share merger consideration as holders of common shares of our company.

        As discussed above in the section entitled "—Interests of Our Trustees and Executive Officers in the Merger" on page 37, our Chief Executive Officer and Chief Financial Officer (both of whom also serve as trustees) and certain of our other executive officers have the right to contribute all or a portion of their existing equity interests in our company in exchange for equity interests in Solstice immediately prior to the merger.

Treatment of Preferred Shares

        Holders of Series B Preferred Shares will have the right in connection with the merger to convert each of their shares into the merger consideration at the conversion price applicable to those shares immediately prior to the merger, but will have no right to convert their shares into common shares of the surviving REIT. The Series D Preferred Shares will remain outstanding after the merger and continue to represent Series D Preferred Shares of the surviving REIT.

Payment Procedures

        CalEast will deposit cash with a paying agent in the amount of the aggregate merger consideration payable to holders of our common shares, share options, restricted shares, restricted share equivalents and performance units, and Series B Preferred Shares. A letter of transmittal will be sent to each of our shareholders within three business days after the closing of the merger that will include detailed instructions on how our shareholders may exchange their common shares for the cash consideration they will receive in the merger.

        The paying agent will pay our former common shareholders who submit properly completed letters of transmittal and their share certificates the merger consideration they are entitled to receive, net of any applicable withholding tax. No interest will be paid or accrue on any cash payable upon surrender of any share certificate.

Available Funds and Commitment Letters

        CalEast has represented to us in the merger agreement that it currently has or has reasonable access to, and on the closing date Merger Sub will have available, all funds necessary to pay the merger consideration, to refinance any of our existing indebtedness that may become due and payable as a result of the merger and to fund any other obligations of our company or any of our subsidiaries that may become due and payable as a result of the merger or any other transaction contemplated by the merger agreement and any and all fees and expenses in connection with the merger or the financing thereof. CalPERS, as the majority owner of CalEast, has approved of the merger and committed to fund under CalEast's operating agreement 98% of the merger consideration through capital contributions to CalEast pursuant to a letter, dated December 7, 2005, addressed to CalEast, a copy of which has been delivered to our Board of Trustees in connection with the execution and delivery of the merger agreement. In addition, LaSalle, as the manager of CalEast, has delivered a letter to us dated December 7, 2005, to confirm that it will call for additional capital contributions from the members of CalEast in the amount of the merger consideration and other costs and expenses required to consummate the closing of the transaction contemplated by the merger agreement promptly upon the satisfaction of the conditions to the merger set forth in the merger agreement.

Our Company's Representations and Warranties

        We have made certain customary representations and warranties to CalEast and Merger Sub, subject to exceptions disclosed pursuant to the merger agreement and to customary qualifications for materiality. These representations and warranties include, but are not limited to, the following:

  •
  we are a validly existing real estate investment trust and each of our material subsidiaries and material joint ventures are validly existing, and each of us and them have the requisite power to carry on our respective businesses;

  •
  the ownership of our subsidiaries;

  •
  the capitalization of our company;

  •
  we have no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote, or which are convertible into or exercisable for securities having the right to vote, with our common shareholders on any matter;

  •
  there are no rights, agreements or commitments which obligate us, our subsidiaries or our material joint ventures to issue, transfer or sell any shares of beneficial interest, or similar ownership interest, of our company, our subsidiaries or our material joint ventures, as applicable, or any investment which is convertible into or exercisable or exchangeable for any such shares;

  •
  we and our subsidiaries have not issued, and to our knowledge, no material joint venture has issued, any share appreciation rights, dividend equivalent rights, performance awards or "phantom" shares;

  •
  there are no agreements or understandings to which we, our subsidiaries, or, to our knowledge, our material joint ventures are a party with respect to the voting of any shares of beneficial interest of our company, our subsidiaries or our material joint ventures, as applicable, or which restrict the transfer of any such shares, nor do we have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares;

  •
  we, our subsidiaries and, to our knowledge, our material joint ventures have no outstanding contractual obligations to acquire any shares of beneficial interest or any other securities of our company, our subsidiaries or our material joint ventures, as applicable;

  •
  we have no obligation to register the offer and sale or resale of any of our securities or the securities of any of our subsidiaries or material joint ventures under the Securities Act of 1933;

  •
  we have all necessary power and authority to execute and deliver the merger agreement and to consummate the merger;

  •
  the merger agreement constitutes the valid and legally binding obligation of our company enforceable against us in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to creditors' rights and general equity principles;

  •
  the Board of Trustees has duly and validly authorized the execution and delivery of the merger agreement, has declared advisable and approved the consummation of the merger and the other transactions contemplated thereby, has declared that the merger consideration is fair to our common shareholders, and has directed that the merger and the other transactions contemplated thereby be submitted for consideration at a special meeting of our common shareholders;

  •
  subject to certain exceptions in the merger agreement discussed under the caption "—No Solicitation" on page 48 of this proxy statement, the Board of Trustees has and will recommend to our common shareholders that they vote in favor of the merger;

  •
  all reports that we filed with the SEC from January 1, 2002 through December 7, 2005 complied in all material respects with the applicable requirements of federal securities statutes and regulations;

  •
  to the extent required, we have complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are currently in effect;

  •
  neither we nor our subsidiaries have any liabilities or obligations of any nature required by GAAP to be set forth in a consolidated balance sheet of our company or in the notes thereto, except for any such liabilities or obligations which would not, individually or in the aggregate, have a material adverse effect, other than (i) to the extent disclosed in our publicly-filed SEC reports prior to December 7, 2005, (ii) liabilities incurred in connection with the merger agreement and (iii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005;

  •
  except as disclosed in our publicly-filed SEC reports, from September 30, 2005 through December 7, 2005: (i) there has not been any adverse change in the consolidated financial condition of our company and our subsidiaries taken as a whole which would constitute a material adverse effect; and (ii) neither we nor any of our subsidiaries have taken any action which, if taken after December 7, 2005 without CalEast's consent, would be prohibited by provisions of the merger agreement discussed under the caption "—Covenants Regarding Conduct of Our Business" on page 45 of this proxy statement;

  •
  our performance of the merger agreement will not conflict with or result in any breach of any provision of the organizational documents of our company, our subsidiaries or our material joint ventures;

  •
  except for filings required by state and federal securities laws, our performance of the merger agreement will not require any filing by us, our subsidiaries or our material joint ventures with, notice to, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction;

  •
  except as disclosed to CalEast, our performance of the merger agreement will not result in a violation or breach by us, our subsidiaries or our material joint ventures of any of the terms, conditions or provisions of any contract to which we, our subsidiaries or our material joint ventures are a party;

  •
  our performance of the merger agreement will not violate any rule or regulation applicable to us, our subsidiaries or our material joint ventures;

  •
  there is no pending litigation that questions the validity of the merger agreement or which would have a material adverse effect on our company;

  •
  our real properties are held in fee simple and are not subject to any liens or encumbrances except such liens and encumbrances as are permitted by the merger agreement;

  •
  we have a valid leasehold interest in each material parcel of real property leased or subleased by us, our subsidiaries or our material joint ventures;

  •
  we have no knowledge of any structural defects relating to any of our properties which would have a material adverse effect on our company;

  •
  each lease or agreement to which we are a party involving more than 50,000 square feet, and for a duration of six months or more, is in full force and effect and is valid and binding, except as would not have a material adverse effect on our company;

  •
  our employee benefit programs have been administered and operated in accordance with applicable law;

  •
  we, our subsidiaries and our material joint ventures are not parties to any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor union organization, nor are we aware of any efforts to organize our employees;

  •
  we and our subsidiaries are not subject to any pending unfair labor practice or labor arbitration proceeding and we are not aware of any threatened proceeding;

  •
  we, our subsidiaries and our material joint ventures have complied with applicable environmental laws;

  •
  we have qualified for tax treatment as a REIT for federal income tax purposes for all taxable years commencing in 1994 through December 31, 2004, and we have operated in such a manner as to continue to qualify as a REIT for the current taxable year;

  •
  we and our subsidiaries have filed all necessary tax returns, and all taxes payable on behalf of our company or our subsidiaries have been paid or adequately provided for in accordance with GAAP;

  •
  we have disclosed to CalEast and Merger Sub certain material contracts, and such contracts are valid, binding and enforceable;

  •
  we have received an opinion from Wachovia Securities that the $50.00 per share to be received by our common shareholders in the merger is fair to our common shareholders from a financial point of view;

  •
  except for Wachovia Securities, no person is entitled to any finder's fees, broker's fees or agent's commissions or like payments in connection with the negotiation or consummation of the merger;

  •
  we have taken all necessary actions to exempt the transactions contemplated by the merger agreement from state takeover statutes and any ownership limitations in our organizational documents;

  •
  except as disclosed to CalEast and Merger Sub, there are no contracts or properties relating to the business and operations of our company in which affiliates of the company have an interest;

  •
  we and our subsidiaries are not investment companies for purposes of the federal securities laws;

  •
  we and our subsidiaries own or are licensed to use all intellectual property used in our respective businesses, except as would not have a material adverse effect;

  •
  we have paid all premiums due under all material insurance policies and we are not in default under any such policy except as would not have a material adverse effect, and we have not received any written notice of cancellation or termination with respect to such insurance policies;

  •
  the information related to our company and our subsidiaries in this proxy statement and other SEC documents to be filed with the SEC in connection with the merger agreement will not contain any untrue statement of material fact or to omit to state a material fact required to be stated therein or necessary in order to make statements therein not false or misleading;

  •
  we have taken all actions necessary to render the rights issued pursuant to the company's shareholders' rights agreement inapplicable to the merger; and

  •
  we and our subsidiaries have complied with applicable laws, except for any non-compliance as would not have a material adverse effect.

Representations and Warranties of the Other Parties to the Merger Agreement

        CalEast and Merger Sub have made certain customary representations and warranties to us, subject to exceptions disclosed to us pursuant to the merger agreement and to customary qualifications for materiality. These representations and warranties include, but are not limited to, the following:

  •
  CalEast is a validly existing limited liability company, and Merger Sub is a validly existing REIT;

  •
  they have the requisite organizational power and authority to enter into the merger agreement and the other transactions contemplated thereby;

  •
  the merger agreement constitutes the valid and legally binding obligation of each of CalEast and Merger Sub enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to creditors' rights and general equity principles;

  •
  there is no pending litigation to which either entity is a party that questions the validity of the merger agreement or which would have a material adverse effect on either entity;

  •
  no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by our company in connection with the merger based upon arrangements made by and on behalf of CalEast, Merger Sub or any of their subsidiaries;

  •
  as of December 7, 2005, neither CalEast nor any of its subsidiaries, including Merger Sub, own any common shares or other securities of our company and none of these entities has ever been deemed an "interested shareholder" or an "affiliate" of an interested shareholder of our company for purposes of the Maryland Business Combination Act; and

  •
  CalEast currently has or has reasonable access to, and on the closing date Merger Sub will have available, all funds necessary to pay the merger consideration, including all fees and expenses in connection with the merger or the financing thereof.

Covenants Regarding Conduct of Our Business

        During the period from December 7, 2005 to the earlier of the closing date of the merger or termination of the merger agreement, we have agreed to use commercially reasonable efforts to, to cause our subsidiaries to use commercially reasonable efforts to and, to the extent within our power, to cause our material joint ventures to use commercially reasonable efforts to, carry on our respective businesses in the ordinary course consistent with past practice, except to the extent provided in our company budgets for 2005 and 2006. We also agreed to use commercially reasonable efforts to preserve intact our respective business organizations, keep available the services of our present officers and employees consistent with past practice and preserve our goodwill and relationships with tenants and others having business dealings with us and our subsidiaries and, to the extent within our power, our material joint ventures. We have also agreed to comply with, and to cause our subsidiaries and, to the extent within our power, our material joint ventures, to comply with, all applicable laws, including the filing of reports, forms or other documents with the SEC.

        Without limiting the foregoing, we have also agreed, among other things, subject to the exceptions set out in the merger agreement, not to:

  •
  split, combine or reclassify any shares of beneficial interest of our company;

  •
  declare or pay any dividend or other distribution in respect of any shares of beneficial interest of our company, except for (A) cash dividends (1) at a rate not in excess of $0.4625 per common share, declared quarterly, and having record dates in January, April, July and October in accordance with past practice and the payment prior to the merger of any such dividends that are declared in accordance with this subsection (1), and (2) on the Series B Preferred Shares and the Series D Preferred Shares, in each case in accordance with their terms; (B) dividends or distributions paid by any of our subsidiaries to us or to any of our other subsidiaries that are, directly or indirectly, by our company; (C) distributions in cash or common shares pursuant to dividend equivalent rights associated with outstanding restricted share equivalents, in accordance with past practices; (D) distributions contemplated by any joint venture agreement between our company or any of our subsidiaries and a third party; and (E) distributions required for our company to maintain its status as a REIT and for our company not to be required to pay federal income taxes with respect to its earnings;

  •
  issue any securities, other than the: (i) issuance of common shares pursuant to the company's shareholders' rights agreement, share option agreements, and convertible partnership interests, outstanding on December 7, 2005, or acquired before closing under the terms of our incentive plans or through dividend equivalent rights in accordance with their present terms; and (ii) issuance of common shares upon the conversion of the Series B Preferred Shares;

  •
  repurchase, redeem or acquire any securities or equity equivalents except in connection with the exercise of share options or the forfeiture of restricted shares or restricted share equivalents upon termination of employment;

  •
  except for transactions specifically contemplated by our corporate budget and unspecified transactions having a value less than $5.0 million individually (provided such unspecified transactions to do not exceed $200.0 million), acquire, finance construction and improvements, make any loans, advances or capital contributions, sell, substitute, encumber, purchase or originate any portfolio of mortgages or transfer or dispose of any assets;

  •
  incur indebtedness for borrowed money, assume, guarantee, become directly or indirectly responsible or liable for any indebtedness of a third party, issue or sell debt securities, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien on such assets, except (i) in accordance with our corporate budget, (ii) pursuant to credit facilities and other arrangements in effect on the date of the merger agreement, and (iii) in an amount not to exceed $5.0 million in the aggregate;

  •
  except pursuant to any mandatory payments under any credit facilities or other similar arrangements in existence on the date of the merger agreement or in accordance with our corporate budget, pay any claims or obligations other than any payment (i) in the ordinary course of business consistent with past practice, (ii) of fees, costs and expenses incurred in connection with the merger agreement, or (iii) except in an amount not to exceed $5.0 million in the aggregate;

  •
  except in accordance with our corporate budget, authorize any capital expenditure relating to our properties in excess of $5.0 million in the aggregate;

  •
  change in any material respect any of our accounting principles or practices, except as required by GAAP or changes in law;

  •
  except as required by law, establish, amend or terminate any employee program or benefit plan, (i) execute, amend or terminate any agreement, arrangement, plan or policy between us or any of our subsidiaries and one or more of our trustees or officers, (ii) increase the compensation or benefits payable or to become payable to any of our past or present trustees or officers, (iii) enter into any new employment or severance agreement with any of our past or present trustees or officers, (iv) terminate the employment of any executive officer, (v) grant any equity or equity-based awards to trustees, officers or employees, except in each case (A) for increases in salary or wages of employees (other than officers) in the ordinary course of business consistent with past practice, or (B) as required by existing employee benefit programs or (vi) except as contemplated by the merger agreement;

  •
  amend our Declaration of Trust or our bylaws, or any similar organizational documents of any of our subsidiaries or material joint ventures;

  •
  adopt a plan of liquidation, or resolutions providing for such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

  •
  settle any pending or threatened litigation other than certain litigation disclosed to CalEast, or other than any settlement involving only the payment of monetary damages not in excess of $1.0 million in the aggregate;

  •
  amend our corporate budget in any material respect;

  •
  amend any term of any of our, our subsidiaries' or our material joint ventures' outstanding securities;

  •
  modify, terminate or amend any material contract or waive, release or assign any material rights or claims under any such contract, other than in accordance with our corporate budget;

  •
  fail to maintain our, or our subsidiaries', insurance policies;

  •
  change in any material respect any of our methods of reporting income and deductions for federal income tax purposes except as required by law or as recommended by our independent auditors or our tax counsel;

  •
  authorize or take any action that would result in a change in the conversion price for the Series B Preferred Shares;

  •
  take any action to (i) amend our shareholders' rights agreement, (ii) redeem the rights issued pursuant to the shareholders' rights agreement, or (iii) exempt any person (other than CalEast and Merger Sub) from our shareholders' rights agreement;

  •
  take any action to exempt anyone (other than CalEast and Merger Sub) from the requirements of any takeover rules and regulations under Maryland law; or

  •
  enter into any new lease pursuant to which we or any of our subsidiaries, as landlord, lease company property, which lease (i) is for more than 200,000 square feet and (ii) has a base rent of less than 95% of the anticipated base rent set forth in our corporate budget for the applicable premises.

Other Covenants

        We and the other parties to the merger agreement have agreed to various covenants regarding general matters. Some of these covenants are mutual, while others have been made either only by us or only by CalEast and/or Merger Sub.

        The mutual covenants regarding general matters include, but are not limited to:

  •
  cooperating to prepare and file this proxy statement and any other filing required under the Securities Exchange Act of 1934 or any other federal, state or foreign law relating to the merger; and

  •
  using commercially reasonable efforts to take all action necessary to effect the merger, and to cooperate to obtain any necessary consents from third parties and cooperating to defend all lawsuits or other proceedings challenging the merger agreement.

        The covenants regarding general matters that we have made include, but are not limited to:

  •
  preparing and filing this proxy statement with the SEC and holding a meeting of our common shareholders to vote on the merger;

  •
  recommending that holders of our common shares approve the merger at the meeting of our common shareholders; and

  •
  providing CalEast and its agents with reasonable access to our and our subsidiaries' properties, books and contracts.

        The covenants regarding general matters that CalEast and/or Merger Sub have made include, but are not limited to:

  •
  prior to the effective time of the merger, CalEast will not declare or pay any distribution on its equity interests, or enter into any transactions with its owners, which would reduce CalEast's net worth below $400.0 million; and

  •
  after the closing date, CalEast will cause the surviving REIT to honor in accordance with their terms the employment agreements, severance agreements, and other bonus and severance obligation of our company or our subsidiaries that have been disclosed to CalEast, except to the extent otherwise agreed to between the employee party thereto and the surviving REIT.

No Solicitation

        The merger agreement prevents us, our subsidiaries and our respective representatives from:

  •
  soliciting, initiating, knowingly encouraging or facilitating any inquiry, offer or proposal regarding any "acquisition proposal," as defined below; or the making of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal; or

  •
  initiating, participating in or knowingly encouraging any discussions or negotiations regarding an acquisition proposal.

        For these purposes, an "acquisition proposal" means any (i) business-combination transaction involving our company, (ii) sale or other disposition, directly or indirectly, of any of our assets, or our subsidiaries' assets, representing 20% or more of the consolidated assets of our company and our subsidiaries, (iii) issuance, sale or disposition of securities representing 20% or more of the votes associated with our outstanding securities, (iv) tender offer or exchange offer in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of our outstanding common shares, or (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to our company.

        At any time prior to receiving approval of the merger by our common shareholders, if we receive a bona fide acquisition proposal or a proposal that may reasonably be expected to lead to an acquisition proposal that was not solicited after December 7, 2005 and was not received in breach of the merger agreement, we may furnish non-public information with respect to our company to the person who made such proposal (provided that we concurrently disclose the same non-public information to CalEast if such non-public information has not previously been disclosed to CalEast) and may participate in discussions and negotiations regarding such proposal if the following conditions are met:

  •
  the Board of Trustees, or any committee thereof to which the power to consider such matters has been delegated, determines in good faith, after consultation with its financial advisors and outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to our company or our shareholders under applicable law; and

  •
  prior to taking such action, we enter into a confidentiality agreement with respect to such proposal that contains provisions no less restrictive than the confidentiality agreement with CalEast.

        We are required by the merger agreement to promptly, and in any event within 48 hours, notify CalEast after we receive: (a) any acquisition proposal, including the material terms and conditions thereof, to the extent known, the identity of the third party making any proposal and any material change in the status of discussions or negotiations (including any material amendments to the proposal) between us and the third party making such proposal; (b) any request for non-public information relating to our company or any of our subsidiaries other than requests for information in the ordinary course of business and unrelated to an acquisition proposal; or (c) any inquiry or request for discussions or negotiations regarding any acquisition proposal.

        Our Board of Trustees has agreed to recommend approval of the merger to our common shareholders. However, our Board of Trustees may (i) withdraw or modify its recommendation that the shareholders approve the merger, (ii) approve or recommend an acquisition proposal to our common shareholders, (iii) authorize our company to enter into any definitive agreement with respect to an acquisition proposal, or (iv) terminate the merger agreement in connection with entering into a definitive agreement to effect an acquisition proposal which our Board of Trustees determines in good faith is more favorable to our shareholders (a "superior proposal"), if each of the following has occurred:

  (A)
  our Board of Trustees has determined in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to the our company or our shareholders under applicable law;

  (B)
  we have notified CalEast of our intention to take such action;

  (C)
  we have given CalEast three days after delivery of notice to propose revisions to the terms of the merger agreement (or make another proposal) and have negotiated in good faith with CalEast with respect to such proposals, if any; and

  (D)
  following the three day period referred to in (C), such superior proposal remains a superior proposal and our Board of Trustees has again made the determination described in clause (A) above.

Conditions to the Merger

        The merger will be completed only if the conditions specified in the merger agreement are either satisfied or waived. Some of the conditions are mutual, meaning that if the condition is not satisfied, none of the parties would be obligated to close the merger. Most of the conditions are in favor of either CalEast and Merger Sub, on the one hand, or our company, on the other hand, meaning that if the condition is not satisfied that party could waive the condition, to the extent legally permissible, and the other party would remain obligated to close.

        The mutual conditions are:

  •
  approval of the merger by our common shareholders; and

  •
  absence of (i) an injunction or other order issued by a court, or (ii) any law or governmental order adopted or issued, in either case making consummation of the merger illegal.

        The additional conditions in our favor, which we can waive to the extent legally permissible if they are not satisfied, are:

  •
  the representations and warranties of CalEast and Merger Sub contained in the merger agreement being true and correct as of the closing date, except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on CalEast and/or Merger Sub;

  •
  CalEast and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date; and

  •
  CalEast and Merger Sub delivering executed certificates as to the satisfaction of these conditions.

        The additional conditions in favor of CalEast and Merger Sub, which can be waived to the extent legally permissible by such parties if they are not satisfied, are:

  •
  our representations and warranties concerning our REIT status, our capitalization, broker's or similar fees, takeover statutes and our shareholders' rights agreement, discussed under the caption "—Our Company's Representations and Warranties" on page 41 of this proxy statement, being true and correct in all material respects;

  •
  all of our other representations and warranties contained in the merger agreement being true and correct as of the closing date except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on our company;

  •
  our company having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

  •
  our company delivering executed certificates as to the satisfaction of the foregoing three conditions;

  •
  the delivery to CalEast of a tax opinion from our legal counsel to the effect that we are (i) qualified as a REIT under the federal tax code from the taxable year ending December 31, 1994 through the taxable year ending December 31, 2005 and (ii) organized in conformity with the requirements for qualification as a REIT under the federal tax code, and that our current actual and proposed method of operation and ownership will enable us to meet the requirements for qualification as a REIT for the current taxable year;

  •
  obtaining material approvals of any governmental entity required to consummate the merger, and all statutory waiting periods relating to such approvals having expired or been terminated; and

  •
  the absence since September 30, 2005 of any change or circumstance that, individually or in the aggregate, with all other changes or circumstances, would constitute a material adverse effect.

        Certain of the above conditions, such as the requirement for common shareholder approval and the absence of a court order preventing consummation of the merger cannot be waived under applicable law. We, CalEast and Merger Sub reserve the right to waive other conditions to the merger. However, if we intend to waive one or more conditions to the closing of the merger in an manner or under circumstances that would make the information set forth in this proxy statement materially misleading or inaccurate, we would distribute an updated proxy statement to our common shareholders and resolicit the approval of our common shareholders.

Definition of Material Adverse Effect

        Under the merger agreement, "material adverse effect," as it applies to our company, means any change, condition, circumstance or effect that (a) is, or is reasonably likely to be, materially adverse to the assets, business, financial condition or results of operations of the our company and our subsidiaries, taken as a whole or (b) has the effect of preventing or materially impairing or delaying our ability to perform any of our obligations under the merger agreement or to consummate the merger or any other transactions contemplated by the merger agreement. However, any effects on our business from the following will not be considered a material adverse effect:

  •
  economic factors affecting the economy or financial markets as a whole or generally affecting any of the industries and markets in which we or any of the our subsidiaries operate, except that these exclusions will only be effective if we and our subsidiaries are not disproportionately impacted by such events when compared to other companies in the industries and markets in which the we and our subsidiaries operate;

  •
  natural disasters, acts of war, sabotage or terrorism, military actions or the escalation thereof that do not result in the destruction of or material physical damage to a material portion of our and our subsidiaries' properties, taken as a whole;

  •
  any change in applicable laws, rules or regulations or accounting rules;

  •
  effects that arise out of or result from actions taken by the parties in accordance with the merger agreement or in connection with the announcement of the execution of the merger agreement; or

  •
  a change in the market price or trading volume of our common shares (provided that a change in the market price or trading volume of our common shares may be used, as applicable, as evidence that some other effect, condition, circumstance or change has had a material adverse effect).

Termination

        The merger agreement may be terminated prior to the effective time by mutual consent of our company and CalEast.

        The merger agreement may also be terminated prior to the effective time by us, on the one hand, or CalEast or Merger Sub, on the other hand, by written notice to the other if:

  •
  our common shareholders do not approve the merger;

  •
  any governmental entity takes any action which prohibits or makes illegal the consummation of the merger, and such action shall have become final and non-appealable, provided that the terminating party used reasonable best efforts to have the action vacated; or

  •
  the merger is not completed on or before May 31, 2006, provided that the terminating party has not failed to comply with a provision of the merger agreement that caused or resulted in the failure to complete the merger on or before May 31, 2006.

        The merger agreement may be terminated by us upon written notice to CalEast if:

  •
  CalEast or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement and such condition is incapable of being satisfied on or before May 31, 2006, or such breach has not been cured within fifteen business days after CalEast's receipt of written notice of such breach from us; or

  •
  we enter into a definitive agreement to effect a superior proposal, provided that (i) we have complied with the requirements of the merger agreement discussed under the caption "—No Solicitation" on page 48 of this proxy statement, and (ii) we have paid CalEast's reasonable out-of-pocket expenses and a $40.0 million break-up fee, as discussed under the caption "—Break-Up Fee and Expenses" on page 52 of this proxy statement.

        The merger agreement may be terminated by CalEast or Merger Sub upon written notice to us if:

  •
  we breach or fail to perform in any material respect any of our representations, warranties or covenants contained in the merger agreement, and such condition is incapable of being satisfied on or before May 31, 2006, or such breach has not been cured by us within fifteen business days after our receipt of written notice of such breach from CalEast;

  •
  the Board of Trustees (i) fails to include its approval of the merger to the common shareholders in this proxy statement, (ii) withdraws or modifies, in a manner adverse to CalEast or Merger Sub, such recommendation, (iii) approves any acquisition proposal or recommends that the holders of our common shares accept or approve any acquisition proposal, or resolves or announce its intention to do any of the foregoing; or

  •
  if we fail to obtain the tax opinion discussed under the caption "—Conditions to the Merger" on page 49 of this proxy statement.

Break-Up Fee and Expenses

        We have agreed to pay CalEast its reasonable out-of-pocket expenses in connection with entering into the merger agreement, such expenses not to exceed $5.0 million, if:

  (1)
  CalEast or Merger Sub terminates the merger agreement because the Board of Trustees (A) fails to include its approval of the merger to the common shareholders in this proxy statement, (B) withdraws or modifies, in a manner adverse to CalEast or Merger Sub, such recommendation, or (C) approves any acquisition proposal or recommends that the holders of our common shares accept or approve any acquisition proposal, or resolve or announce its intention to do any of the foregoing;

  (2)
  we, CalEast or Merger Sub terminate the merger agreement because our company has entered into a definitive agreement to effect a superior proposal;

  (3)
  CalEast or Merger Sub terminate the merger agreement because we breach or fail to perform in any material respect any of our representations, warranties or covenants under the merger agreement; or

  (4)
  CalEast or Merger Sub terminates the merger agreement because we fail to obtain the tax opinion discussed under the caption "—Conditions to the Merger" on page 49 of this proxy statement.

        If the merger agreement is terminated pursuant to (1) or (2), then we have also agreed to pay CalEast a $40.0 million break-up fee in addition to paying its reasonable out-of-pocket expenses in connection with entering into the merger agreement.

        If the merger agreement is terminated pursuant to (3), then we have agreed to pay CalEast a $40.0 million break-up fee, in addition to CalEast's reasonable out-of-pocket expenses, only if: (i) prior to the shareholder meeting, an acquisition proposal shall have been publicly made (and not withdrawn prior to the breach); (ii) the merger agreement is terminated at a time when shareholder approval has not been obtained; and (iii) we consummate an acquisition proposal within twelve (12) months of such termination (whether or not such acquisition proposal was the first acquisition proposal referred to above).

        CalEast has agreed to pay our reasonable out-of-pocket expenses in connection with entering into the merger agreement, such expenses not to exceed $5.0 million, if CalEast or Merger Sub breaches or fails to perform in any material respect any of their respective representations, warranties or covenants contained in the merger agreement and such condition is incapable of being satisfied on or before May 31, 2006, or such breach has not been cured by CalEast or Merger Sub within fifteen business days after CalEast's receipt of written notice of such breach from us.

        In all other circumstances, the parties are responsible for paying their own fees, costs and expenses.

Amendment of the Merger Agreement

        The parties may amend the merger agreement but, after our common shareholders have approved the merger agreement, no such amendment will be made which by law requires further approval by our common shareholders without obtaining such approval.

Indemnification; Director, Trustee and Officer Insurance

        The merger agreement provides that, in the event of any threatened or actual claim, action, suit, demand, proceeding, or investigation, whether civil, criminal or administrative, in which any person who is, has been or becomes prior to the closing date of the merger a director, officer, employee, trustee, fiduciary or agent of our company or any of our subsidiaries is, or is threatened to be, made a party because (1) the person is or was a director, officer, employee, trustee, fiduciary or agent of our company or one of our subsidiaries or (2) the person is or was serving at our request as director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or (3) of the negotiation, execution or performance of the merger agreement, we and, after the closing date of the merger, the surviving REIT, will indemnify and hold harmless that person to the full extent permitted by applicable law against any liability or expense incurred in connection with any of these claims or proceedings.

        The merger agreement also provides that all rights to indemnification existing in favor of, and all limitation of personal liability of, the present and former directors, officers, employees, trustees, fiduciaries or agents of our company and our subsidiaries provided for in our and our subsidiaries' organizational and corporate governance documents in effect on December 7, 2005 will continue in full force and effect for a period of six (6) years from the closing date of the merger.

        The merger agreement further provides that, prior to the closing date, we will purchase a non-cancelable extended reporting period endorsement under our existing directors', trustees' and officers' liability insurance coverage for our directors, officers and trustees in the same form as presently maintained by us, with the same or comparably rated insurers as our current insurer, which shall provide such directors, officers and trustees with coverage for six years following the closing date of not less than the existing coverage under, and have other terms not less favorable in the aggregate to the insured persons than, the directors', trustees' and officers' liability insurance coverage presently maintained by us; provided, however, that in no event will the surviving REIT be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by us for such insurance prior to December 7, 2005.

CERTAIN UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a general discussion of certain United States federal income tax considerations that you should take into account in determining whether to vote for or against the merger proposal. The discussion below does not address all United States federal income tax considerations, or any state, local or foreign tax consequences of the merger nor does the discussion address any non-income tax aspect of the merger. Your tax treatment may vary depending upon your particular situation. Also, this discussion is a summary for general information purposes only and does not consider all aspects of federal income taxation that may be relevant to particular holders subject to special tax rules, including any holder that is a broker-dealer, a financial institution, an insurance company, a tax-exempt entity, a pass-through entity, a U.S. expatriate, a non-U.S. shareholder (except as discussed below), a person who holds common shares as part of a "straddle," "hedge," "constructive sale" or "conversion" transaction, a person that has a functional currency other than the U.S. dollar, a person who is subject to the alternative minimum tax, a person who holds more than five percent of our common shares, an investor in a pass-through entity or a person who does not hold our shares as a capital asset. This summary is based upon interpretations of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect.

        For purposes of this discussion, a U.S. shareholder is (1) a U.S. citizen or a resident alien individual as defined for U.S. federal tax purposes, (2) a corporation or entity that has elected to be treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision of the United States or an entity that is otherwise treated as such, (3) an estate the income from which is taxable by the United States without regard to its source, or (4) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust or (ii) under certain circumstances, the trust makes a valid election to be treated as a U.S. person. A non-U.S. shareholder is any shareholder that is not a U.S. shareholder.

        YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL OR FOREIGN TAX LAWS.

Consequences to You of the Merger

  U.S. Common Shareholders

        The merger will be treated as a taxable sale by you of your common shares of our company in exchange for the merger consideration. As a result, if you are a U.S. common shareholder, you will recognize capital gain or loss with respect to your shares, measured by the difference between your adjusted tax basis in the shares exchanged and the amount of cash received for those shares. Your gain or loss will constitute long-term capital gain or loss if you held your shares for more than one year as of the effective time of the merger and short-term capital gain or loss otherwise. However, a shareholder who has held our shares for six months or less at the effective time of the merger, taking into account certain applicable modifications to the holding period rules, and who recognizes a loss with respect to those shares will be treated as recognizing long-term capital loss to the extent of any capital gain dividends received from us, or such shareholder's share of any designated retained capital gains, with respect to those shares. Your ability to utilize capital losses may be subject to limitation. If you hold blocks of shares which were acquired separately at different times and/or prices, you must calculate separately your gain or loss for each block of shares.

  Non-U.S. Common Shareholders

        Subject to the discussion of backup withholding below, if you are a non-U.S. common shareholder, you should not be subject to federal income taxation on any gain from the merger unless (1) the gain is effectively connected with a trade or business that you conduct in the United States or the gain is treated as such because your shares constitute a "U.S. real property interest" under applicable federal tax rules or (2) you are an individual who has been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied.

        If your gain is effectively connected with a trade or business that you conduct in the United States or is treated as such because your shares constitute a "U.S. real property interest," then you will generally be subject to federal income tax on your gain on a net basis in the same manner as U.S. shareholders. In addition, if you are a non-U.S. corporation, you may be subject to a 30-percent branch profits tax to the extent you withdraw earnings from the United States. Your shares generally will constitute a "U.S. real property interest" if (1) we are not a "domestically controlled" real estate investment trust at the effective time of the merger, and (2) you hold more than five percent of the total fair market value of our shares at any time during the shorter of (i) the five-year period ending with the effective date of the merger or (ii) your holding period for your shares. We will be "domestically controlled" at the effective time of the merger if non-U.S. shareholders held less than 50 percent of the value of our common shares at all times during the five-year period ending with the effective time of the merger. We believe that we will qualify as a "domestically controlled" real estate investment trust at the effective time of the merger.

        If you are a non-U.S. shareholder who is an individual and has been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied, then, unless your gain is subject to tax under the immediately preceding paragraph, you will be subject to a 30-percent tax on the gross amount of your gain.

Income Tax Treaties

        If you are eligible for treaty benefits under an income tax treaty with the United States, you may be able to reduce or eliminate certain of the federal income tax consequences discussed above, such as the branch profits tax, and you may be able to treat your gain, even if effectively connected with a trade or business conducted in the United States (other than because your shares constitute a "U.S. real property interest" under the Code), as nontaxable provided that the trade or business is not conducted through a permanent establishment located in the United States. You should consult your tax advisor regarding possible relief under an applicable income tax treaty.

Consequences to Holders of Preferred Shares

        The merger will not cause holders of our preferred shares to recognize gain or loss, and the preferred shares will remain outstanding.

Information Reporting and Backup Withholding

        Under certain circumstances you may be subject to information reporting and backup withholding with respect to your merger consideration. Backup withholding generally will not apply if you are a corporation or other exempt entity, or you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 if you are a U.S. shareholder, or on the applicable Form(s) W-8 if you are a non-U.S. shareholder, or an appropriate substitute form. If you are subject to backup withholding, the amount withheld is not an additional tax, but rather is credited against your federal income tax liability. You should consult your tax advisor to ensure compliance with the procedures for exemption from backup withholding.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF OUR COMPANY

        As of January 12, 2006, there were 48,762,165 common shares of beneficial interest outstanding.

        The following table shows the amount of common shares beneficially owned as of January 12, 2006, unless otherwise noted, by:

  •
  each person known by us to beneficially own 5% or more of the outstanding common shares of our company;

  •
  each trustee of our company;

  •
  our Chief Executive Officer and each of the four other most highly paid executive officers of our company; and

  •
  the trustees and executive officers of our company as a group.

        The number of common shares "beneficially owned" by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities, except that we have also included all common shares subject to outstanding options. In connection with the merger, all of our outstanding options to purchase common shares will be canceled in exchange for a cash payment in an amount equal to the product of (i) the number of common shares subject to such option and (ii) the excess, if any, of the merger consideration over the exercise price per share of such option. Under the SEC rules, beneficial ownership of common shares includes any shares as to which the person or entity has sole or shared voting power or investment power.

        Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Holders:
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	7,373,590	(1)	15.12%
Neuberger Berman, Inc 605 Third Avenue New York, New York 10158-3698	5,196,750	(2)	10.66%
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	3,707,820	(3)	7.61%
Stichting Pensioenfonds ABP Oude Lindestraat 70 Postbus 2889 6401 DL Heerlen The Kingdom of the Netherlands	3,402,400	(4)	6.98%
AMVESCAP PLC 11 Devonshire Square London EC2M 4YR England	3,147,802	(5)	6.46%

Trustees and Executive Officers:
Martin Barber (Co-Chairman and Trustee)	199,874	(6)	*
John S. Gates, Jr. (Co-Chairman and Trustee)	2,371,833	(7)	4.74%
Robert L. Stovall (Vice Chairman and Trustee)	128,062	(8)	*
Nicholas C. Babson (Trustee)	125,284	(9)	*
Norman R. Bobins (Trustee)	81,992	(10)	*
Alan D. Feld (Trustee)	82,002	(11)	*
Donald A. King, Jr. (Trustee)	12,755	(12)	*
Thomas E. Robinson (Trustee)	117,210	(13)	*
John C. Staley (Trustee)	39,114	(14)	*
Michael M. Mullen (Chief Executive Officer and Trustee)	1,258,098	(15)	2.52%
Paul S. Fisher (President, Chief Financial Officer and Trustee)	1,250,425	(16)	2.51%
Rockford O. Kottka (Executive Vice President, Treasurer and Chief Accounting Officer)	375,752	(17)	*
James N. Clewlow (Executive Vice President and Chief Investment Officer)	19,253		*
Sean P. Maher (Executive Vice President, Portfolio Operations)	24,227	(18)	*
All trustees and executive officers as a group (14 persons)	6,085,881	(19)	11.47%

*
Less than one percent.

(1)
As reported on a Schedule 13G/A filed by Davis Selected Advisors, L.P. on March 11, 2005, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to all 7,373,590 common shares.

(2)
As reported on a Schedule 13G filed by Neuberger Berman, Inc. on September 30, 2005, Neuberger Berman, Inc. has sole voting power with respect to 4,755,396 common shares and sole dispositive power with respect to none of the common shares.

(3)
As reported on a Schedule 13G filed by FMR Corp. on January 10, 2006, FMR Corp. has sole voting power with respect to 590,920 common shares and has sole dispositive power with respect to all 3,707,820 common shares.

(4)
As reported on a Schedule 13G/A filed by Stichting Pensioenfonds ABP on February 2, 2005, Stichting Pensioenfonds ABP has sole voting power and sole dispositive power with respect to all 3,402,400 common shares.

(5)
As reported on a Schedule 13G filed by AMVESCAP PLC on February 14, 2005, AMVESCAP PLC has sole voting power and sole dispositive power with respect to all 3,147,802 common shares.

(6)
Includes options to purchase 132,000 common shares.

(7)
Includes options to purchase 1,225,807 common shares and 1,450 shares owned by an IRA for the benefit of John S. Gates, Jr. Also includes 174,000 common shares owned by the Gates Charitable Trust, under which Mr. Gates acts as trustee and exercises voting and dispositive power with respect to such common shares.

(8)
Includes options to purchase 52,000 common shares.

(9)
Includes options to purchase 106,000 common shares.

(10)
Includes options to purchase 76,000 common shares.

(11)
Includes options to purchase 70,000 common shares.

(12)
Includes options to purchase 10,625 common shares.

(13)
Includes options to purchase 62,000 common shares.

(14)
Includes options to purchase 35,416 common shares.

(15)
Includes options to purchase 1,072,190 common shares.

(16)
Includes options to purchase 1,129,840 common shares.

(17)
Includes options to purchase 324,738 common shares.

(18)
Includes options to purchase 2,520 common shares.

(19)
Includes options to purchase 4,299,136 common shares.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

        Pursuant to our bylaws, no other business is permitted to be transacted at the special meeting of shareholders. On any motion to adjourn the special meeting, the named proxies will vote on such motion in their best discretion, provided that only those common shares represented by proxies entitled to vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement may be voted by the named proxies FOR such adjournment.

SHAREHOLDER PROPOSALS

        If we complete the merger, we will not hold annual meetings thereafter. If we do not complete the merger when currently anticipated, we intend to hold our next annual meeting in May 2006 or shortly thereafter. If the merger is not completed for any reason, under SEC rules, the deadline for receipt of shareholder proposals for the annual meeting submitted pursuant to Exchange Act Rule 14a-8 will be announced by us in a quarterly report on Form 10-Q. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

        Any written notice of an item of business by a shareholder intended to be presented at our 2006 annual meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no later than 60 days nor more than 90 days prior to the date fixed by the Board of Trustees for such meeting. The notice must be received by our Secretary and must satisfy the procedures set forth in our Declaration of Trust. In the event that we give less than 70 days' notice to shareholders of the date of such meeting, then written notice of an item of business by a shareholder will be timely if it is received by the tenth day following the day on which we mailed the notice of the date of the meeting. Proxies solicited by the Board of Trustees will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual and quarterly reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and obtain copies of this information in person or by mail from the Public Reference Section of the SEC, 100 F Street N.E., Room 1024, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

        The SEC also maintains an internet website that contains annual, quarterly and current reports, proxy statements and other information about issuers like our company, which file electronically with the SEC. The address of that site is http://www.sec.gov. You may also retrieve this information from our website at www.centerpoint-prop.com. Information contained on our website is not incorporated in or made a part of this proxy statement.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information in this document. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                      By Order of the Board of Trustees

                      /s/ Daniel J. Hemmer

                      Daniel J. Hemmer
                      Secretary

Exhibit A

AGREEMENT AND PLAN OF MERGER
by and among
CALEAST INDUSTRIAL INVESTORS, LLC,
SOLSTICE MERGER TRUST
and
CENTERPOINT PROPERTIES TRUST

December 7, 2005

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of December 7, 2005 (this "Agreement"), is made by and among CalEast Industrial Investors, LLC, a California limited liability company ("Parent"), Solstice Merger Trust, a Maryland real estate investment trust ("Merger Sub"), and CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company").

WITNESSETH:

        WHEREAS, the parties wish to effect a business combination through a merger of Merger Sub with and into the Company (the "Merger") on the terms and conditions set forth in this Agreement and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), pursuant to which each issued and outstanding common share of beneficial interest, par value $0.001 per share, of the Company (collectively, the "Company Common Shares"), together with the rights (the "Rights") attached thereto pursuant to the Rights Agreement, dated as of July 30, 1998, between the Company and First Chicago Trust Company of New York, as amended (the "Rights Agreement") (each issued and outstanding Company Common Share and the Rights attached thereto are referred to herein as a "Share" and collectively as the "Shares"), other than the Excluded Shares (as defined herein), shall be converted into the right to receive the Company Common Share Merger Consideration (as defined herein) upon the terms and subject to the conditions provided herein;

        WHEREAS, the Board of Trustees of the Company (the "Company Board"), upon recommendation of the Committee of Independent Trustees of the Company Board, has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and deems it advisable and in the best interests of the Company and its shareholders for the Company to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement on the terms and conditions set forth herein;

        WHEREAS, Parent, as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by unanimous written consent in accordance with the requirements of the Maryland REIT Law and the declaration of trust and bylaws of Merger Sub;

        WHEREAS, State of California Public Employees' Retirement System, the majority owner of Parent, has approved of the Merger and committed to fund under the Amended and Restated Operating Agreement of Parent dated June 13, 2002 98% of the Company Common Share Merger Consideration through capital contributions to Parent in a letter addressed to Parent of even date herewith (the "Financing Letter"), a copy of which has been delivered to the Board of Trustees of the Company in order to induce it to cause the Company to enter into this Agreement; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        SECTION 1.1    Merger.

        Subject to the terms and conditions of this Agreement, at the Effective Time (as defined herein), the Company and Merger Sub shall consummate the Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease and (ii) the Company shall be the surviving REIT in the Merger (the "Surviving REIT") and shall become a direct or indirect Subsidiary of Parent by virtue of Parent's ownership of all of Merger Sub's Shares. The separate existence of the Company as a Maryland real estate investment trust, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving REIT, it shall be governed by the laws of the State of Maryland. The Merger shall have the effects specified in Section 8-501.1(o) of the Maryland REIT Law.

        SECTION 1.2    Declaration of Trust and Bylaws.

  (a)
  The Articles of Restatement of the Company, as supplemented and as in effect immediately prior to the Effective Time (the "Company Declaration of Trust"), will be amended as part of the Merger to read in its entirety as set forth in Exhibit 1.2(a), which shall be the declaration of trust of the Surviving REIT until thereafter amended or further supplemented as provided therein or by Law (as hereinafter defined) (the "Surviving REIT Declaration of Trust").

  (b)
  The Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time (the "Company Bylaws"), will be amended to read in its entirety as set forth in Exhibit 1.2(b), which shall be the bylaws of the Surviving REIT until thereafter amended as provided by Law, by the Surviving REIT Declaration of Trust or by such bylaws (the "Surviving REIT Bylaws").

        SECTION 1.3    Effective Time.

  (a)
  On the Closing Date, Merger Sub and the Company shall duly execute and file articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the Maryland REIT Law. The Articles of Merger shall include, among other things, the amendments to the Company Declaration of Trust to be effected as part of the Merger. The Merger shall become effective upon such time as the Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the Maryland REIT Law as the effective time of the Merger but not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT (the "Effective Time").

  (b)
  Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date (as defined below).

        SECTION 1.4    Closing.    The closing of the Merger (the "Closing") shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VII (other than conditions that by their terms are required to be satisfied or waived as of the Closing Date (as hereinafter defined), but subject to such satisfaction or waiver) shall have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit of the same (unless extended by the mutual agreement of the parties hereto), and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"). The Closing shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois, or at such other place as mutually agreed to by the parties hereto.

        SECTION 1.5    Trustees and Officers of the Surviving REIT.    The trustees of the Merger Sub immediately prior to the Effective Time shall become the trustees of the Surviving REIT as of the Effective Time and the officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving REIT as of the Effective Time, each to hold office in accordance with the Surviving REIT Declaration of Trust, the Surviving REIT Bylaws and applicable Law. The current trustees of the Company shall resign, effective as of the Effective Time and, the trustees of the Merger Sub shall be appointed the trustees of the Surviving REIT in accordance with Maryland law.

ARTICLE II
MERGER CONSIDERATION; EFFECT OF THE MERGER ON THE SHARES
OF THE CONSTITUENT COMPANIES

        SECTION 2.1    Effect on Capital Stock of Constituent Companies.    At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Shares or any shares of beneficial interest of Merger Sub:

  (a)
  Shares of Merger Sub. Each common share of beneficial interest, par value $0.001 per share, of Merger Sub ("Merger Sub Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and nonassessable common share of beneficial interest, par value $0.001 per share, of the Surviving REIT ("Surviving REIT Common Share").

  (b)
  Conversion of Shares. Each Share (other than the Excluded Shares, as defined below) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive an amount in cash, without interest, equal to Fifty Dollars ($50.00) (the "Company Common Share Merger Consideration").

  (c)
  Cancellation of Parent-Owned, Company-Owned and Merger Sub-Owned Shares. Each issued and outstanding Share that is owned by Parent, Merger Sub or any Subsidiary of Parent, the Company or Merger Sub immediately prior to the Effective Time, other than shares held on behalf of third parties (collectively, the "Excluded Shares") shall automatically be canceled and retired and shall cease to exist, and no cash, Surviving REIT Common Shares or other consideration shall be delivered or deliverable in exchange therefor.

  (d)
  Cancellation of Shares. As of the Effective Time, all Shares (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Share shall cease to have any rights with respect to such interest, except, in all cases, the right to receive the Company Common Share Merger Consideration, without interest.

  (e)
  Effect on Preferred Shares.

  (i)
  The Merger shall have no effect on the Company's 7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.001 per share (the "Series B Preferred Shares"), issued and outstanding immediately prior to the Effective Time and, at and after the Effective Time, the Series B Preferred Shares shall remain outstanding and shall continue to evidence Series B Preferred Shares of the Surviving REIT. It is understood, and the parties hereby confirm for the benefit of the holders of the Series B Preferred Shares that, in accordance with Section 8(e) of Exhibit II of the Company Declaration of Trust, the holders of Series B Preferred Shares that remain outstanding following the Merger may, from and after the Effective Time, convert each of their Series B Preferred Shares into the Company Common Share Merger Consideration at the conversion price applicable to such shares immediately prior to the Merger and shall have no right to convert their Series B Preferred Shares into Company Common Shares or Surviving REIT Common Shares; and

    (ii)
    The Merger shall have no effect on the Company's Series D Flexible Cumulative Redeemable Preferred Shares (the "Series D Preferred Shares") issued and outstanding immediately prior to the Effective Time and, at and after the Effective Time, the Series D Preferred Shares shall remain outstanding and shall continue to evidence Series D Preferred Shares of the Surviving REIT.

  (f)
  Company Share Options. Immediately prior to the Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares (each, a "Company Share Option") under any employee or trustee share option compensation plan or arrangement of the Company (the "Company Share Benefit Plans"), whether or not then vested or exercisable and regardless of the exercise price or purchase price, as the case may be, thereof, shall be canceled, immediately prior to or at the Effective Time, in settlement of such Company Share Option and in exchange for the surrender to the Company of the certificate or other document evidencing such Company Share Option, the holder of each Company Share Option will be entitled to receive a single lump sum cash payment from the Company equal to the product of (x) the number of Shares subject to such Company Share Option immediately prior to the Effective Time, whether or not vested or exercisable, and (y) the excess, if any, of the Company Common Share Merger Consideration over the exercise price or purchase price per share of such Company Share Option, to the extent such excess is a positive number (with the aggregate amount of such payment rounded up to the nearest whole cent) (the "Option Merger Consideration"). To the extent the exercise price or purchase price per share of any such Company Share Option is equal to or greater than the Company Common Share Merger Consideration, such Company Share Option shall be canceled without any cash payment being made in respect thereof. The holders of Company Share Options will have no further rights in respect of any Company Share Options.

  (g)
  Restricted Share Equivalents and Performance Units. Immediately prior to the Effective Time, all forfeiture provisions or vesting requirements applicable to each outstanding award of restricted share equivalents or performance units ("Company RSEs") issued pursuant to any Company Share Benefit Plan will lapse or be deemed satisfied, to the extent such forfeiture provisions or vesting requirements have not previously lapsed or been satisfied, and each outstanding Company RSE shall be canceled, effective immediately prior to or at the Effective Time, in settlement of such Company RSE and in exchange for and surrender to the Company of the certificate or other document evidencing such Company RSE, the holder of each Company RSE will be entitled to receive a single lump sum cash payment from the Company equal to the product of (x) the number of Shares subject to such Company RSE immediately prior to or at the Effective Time (taking into account the lapse of all forfeiture provisions or vesting requirements) and (y) the Company Common Share Merger Consideration (the "RSE Merger Consideration"). The holders of Company RSEs will have no further rights in respect of any Company RSEs. The Company Common Share Merger Consideration, the Option Merger Consideration and the RSE Merger Consideration shall be collectively referred to herein as the "Merger Consideration."

  (h)
  Restricted Shares. Immediately prior to the Effective Time, all forfeiture provisions or vesting requirements applicable to restricted share awards granted under the Company Share Benefit Plans (the "Company Restricted Shares") will lapse, to the extent such forfeiture provisions or vesting requirements have not previously lapsed or been satisfied. All such Company

    Restricted Shares shall be considered issued and outstanding Shares for all purposes of this Agreement, including receipt of the Company Common Share Merger Consideration.

  (i)
  Company Actions. The Company will take all commercially reasonable actions necessary to ensure that all adjustments, allocations and amendments to or all such determinations required with respect to outstanding Company Share Options, Company RSEs and Company Restricted Shares required to implement the foregoing provisions of this Section 2.1 are taken or made. The Company will use commercially reasonable efforts to obtain from each holder of a Company Share Option issued pursuant to the CenterPoint Properties Trust Amended and Restated 1993 Stock Option Plan and the CenterPoint Properties Corporation 1995 Restricted Stock Incentive Plan an executed acknowledgement of such holder that immediately prior to or at the Effective Time, (i) the payment of the Option Merger Consideration, if any, will satisfy in full the Company's obligation to such person pursuant to such option and (ii) subject to the payment of the Option Merger Consideration, if any, all Options held by such holder shall, without any further action on the part of the Company or such holder, be deemed terminated, canceled or void. Such acknowledgment shall be substantially in the form of Exhibit A.

        SECTION 2.2    Exchange of Certificates.

  (a)
  Paying Agent. Prior to the Closing, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the "Paying Agent") for the cash payment in accordance with this Article II of the Company Common Share Merger Consideration (such cash being referred to as the "Payment Fund"). On or before the Effective Time, Parent shall deposit with the Paying Agent the Payment Fund for the benefit of the holders of Shares (other than the Excluded Shares). The Paying Agent shall make payments of the Company Common Share Merger Consideration out of the Payment Fund in accordance with this Agreement and the Articles of Merger. The Payment Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Payment Fund shall be paid to the Surviving REIT.

  (b)
  Share Transfer Books. On the Closing Date, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares. From and after the Closing Date, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time (each, a "Certificate") shall cease to have rights with respect to such Shares, except as otherwise provided for herein. On or after the Closing Date, any Certificates presented to the Paying Agent, the Surviving REIT or the transfer agent for any reason shall be exchanged for the Company Common Share Merger Consideration with respect to the Shares formerly evidenced thereby.

  (c)
  Exchange Procedures. Promptly following the Closing Date (but in any event within three (3) Business Days), the Surviving REIT shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Effective Time, evidenced outstanding Shares whose shares were converted into the right to receive or be exchanged for Company Common Cash Share Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Company Common Share Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Company Common Share Merger Consideration payable in respect of the Shares previously evidenced by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

  (d)
  No Further Ownership Rights in the Shares, Company Share Options or Company RSEs. On the Closing Date, holders of Shares shall cease to be, and shall have no rights as, shareholders of the Company other than the right to receive the Company Common Share Merger Consideration provided under this Article II. The Company Common Share Merger Consideration paid or delivered upon the surrender for exchange of Certificates evidencing Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Shares, exchanged therefor. The Option Merger Consideration paid with respect to Company Share Options in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the canceled Company Share Options and on and after the Effective Time the holders of Company Share Options shall have no further rights with respect to any Company Share Option, other than the right to receive the Option Merger Consideration as provided in Section 2.1(f). The RSE Merger Consideration paid with respect to Company RSEs in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the canceled Company RSEs and on and after the Effective Time the holders of Company RSEs shall have no further rights with respect to any Company RSE, other than the right to receive the RSE Merger Consideration as provided in Section 2.1(g).

  (e)
  Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the Certificates for six (6) months after the Closing Date, shall be delivered to the Surviving REIT and any holders of Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving REIT and only as general creditors thereof for payment of the Company Common Share Merger Consideration.

  (f)
  No Liability. None of the Parent, Merger Sub, the Surviving REIT, the Company or the Paying Agent, or any employee, officer, director, trustee, agent or Affiliate thereof, shall be liable to any Person in respect of Company Common Share Merger Consideration, Option Merger Consideration or RSE Merger Consideration, as applicable, from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

  (g)
  Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund, as directed by the Surviving REIT, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving REIT. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

  (h)
  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting of a bond to the reasonable satisfaction of Parent and the Paying Agent, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Company Common Share Merger Consideration payable in respect thereof, pursuant to this Agreement.

        SECTION 2.3    Withholding Rights.    The Surviving REIT or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Share Options or Company RSEs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined herein), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving REIT or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Share Options or Company RSEs in respect of which such deduction and withholding was made by the Surviving REIT or the Paying Agent, as applicable. Any amounts deducted and withheld from the consideration otherwise payable pursuant to this Agreement shall be remitted by the Surviving REIT or the Paying Agent, as applicable, to the appropriate Governmental Entity on a timely basis.

        SECTION 2.4    Dissenters' Rights.    No dissenters' or appraisal rights shall . be available with respect to the Merger or any other transaction contemplated hereby.

        SECTION 2.5    Adjustment of Company Common Share Merger Consideration, Option Merger Consideration and RSE Merger Consideration.    In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company Common Shares issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of the Company increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Company Common Share Merger Consideration, Option Merger Consideration and RSE Merger Consideration; provided, however, that nothing set forth in this Section 2.5 shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1 hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule attached to this Agreement (the "Company Disclosure Schedule") (which Company Disclosure Schedule sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates; provided, however, that any information set forth in one Section of the Company Disclosure Schedule will be deemed to apply to each other Section or subsection of this Agreement to which its relevance is reasonably apparent from the face of the disclosure), the Company represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.1    Organization and Qualification; Subsidiaries and Other Interests.

  (a)
  The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland. The Company Declaration of Trust, as

    amended and supplemented through the date hereof, is in effect and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has all requisite real estate investment trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted in all material respects. The term "Company Material Adverse Effect" means any change, condition, circumstance or effect that (x) is, or is reasonably likely to be, materially adverse to the assets, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (y) has the effect of preventing or materially impairing or delaying the ability of the Company to perform any of its obligations under this Agreement or to consummate the Merger or any other transactions contemplated by this Agreement (in each case, other than changes, conditions, circumstances or effects that are the result of (i) economic factors affecting the economy or financial markets as a whole or generally affecting any of the industries and markets in which the Company or any of the Company Subsidiaries operates, (ii) natural disasters, acts of war, sabotage or terrorism, military actions or the escalation thereof that do not result in the destruction of or material physical damage to a material portion of the properties of the Company and the Company Subsidiaries, taken as a whole, (iii) any change in applicable laws, rules or regulations or accounting rules, (iv) that arise out of or result from actions taken by the parties in accordance with this Agreement or in connection with the announcement of the execution of this Agreement or (v) a change in the market price or trading volume of the Company Common Shares (provided that a change in the market price or trading volume of the Company Common Shares may be used, as applicable, as evidence that some other effect, condition, circumstance or change has had a Company Material Adverse Effect), except that the exclusions set forth in clause (i) shall only be effective if the Company and the Company Subsidiaries are not disproportionately impacted by such events when compared to other companies in the industries and markets in which the Company and the Company Subsidiaries operate).

  (b)
  Each Material Company Subsidiary and Material JV (each as defined below) is listed in Section 3.1(b) of the Company Disclosure Schedule, together with their respective jurisdictions of organization and percentage ownership by the Company. Each Company Subsidiary and Material JV is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate, partnership or limited liability company power and authority, as the case may be, to own its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary and Material JV is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensure, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Company Subsidiary" means any Subsidiary of the Company (but not including any Material JV); "Material JV" means Rochelle Development Joint Venture, LLC, a Delaware limited liability company; and "Material Company Subsidiary" means a Company Subsidiary that constitutes a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X.

  (c)
  Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, all of the outstanding equity or voting securities or other interests of each of the Company Subsidiaries and all of the outstanding equity or voting securities or other interests of each of the Material JVs described in Section 3.1(b) of the Company Disclosure Schedule as being owned by the Company or by a Company Subsidiary have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by a Company Subsidiary, and (C) owned, directly or indirectly, free and clear of any Lien (as hereinafter defined). None of the outstanding equity or voting securities or other interests in each of such Company Subsidiaries and Material JVs that is a partnership, joint venture, limited liability company or trust which are described in Section 3.1(b) of the Company Disclosure Schedule as being owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary has been issued in violation of any preemptive rights applicable to such issuance. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

  (d)
  Except for any Subsidiary of the Company and except as set forth in Section 3.1(d) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Material Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities or cash equivalents).

  (e)
  The Company has previously made available to Parent true and complete copies of the Company Declaration of Trust and the Company Bylaws and the articles or certificate of incorporation, bylaws, limited liability company or partnership agreement (or the equivalent organizational documents) of each Material Company Subsidiary and Material JV, each as amended through the date hereof. Such documents are in full force and effect.

        SECTION 3.2    Capitalization.

  (a)
  The Company Declaration of Trust authorizes the issuance of up to 130,000,000 shares of beneficial interest, consisting of 120,000,000 Company Common Shares and 10,000,000 Series Preferred Shares. Of the authorized Series Preferred Shares, 50,000 are designated as Junior Participating Preferred Shares, Series A (the "Junior Participating Shares"), 1,000,000 are designated as Series B Preferred Shares and 100,000 are designated as Series D Preferred Shares. As of the date hereof (the "Measurement Date"); (i) 49,332,231 Company Common Shares were issued and outstanding (including 640,600 Company Common Shares held in the treasury of the Company or by any Company Subsidiary); (ii) no Junior Participating Shares were issued and outstanding; (iii) 235,030 Series B Preferred Shares were issued and outstanding; (iv) 100,000 Series D Preferred Shares were issued and outstandin; (v) 540,298.9 Company Common Shares have been authorized and reserved for issuance upon conversion of the Series B Preferred Shares (vi) 4,346,179 Company Common Shares are issuable upon exercise of Company Share Options, (vii) 40,492 Company RSEs were outstanding; and (viii) 21,989.289 Company Common Shares are issuable upon conversion of the convertible partnership interests described in Section 3.2(c) of the Company Disclosure Schedule. As of the date of this Agreement, the Company had no Company Common Shares reserved for issuance or required to be reserved for issuance other than as described above. All such issued and outstanding shares of beneficial interest of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights under any provisions of the Maryland REIT Law, the Company Declaration of Trust or Company Bylaws or any agreement to which the Company is a party or is otherwise bound. On the date hereof, the Series B Preferred Shares are convertible into Common Shares at a conversion price of $21.75 (equivalent to 2.2989 Common Shares per Series B Preferred Share).

  (b)
  The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

  (c)
  Except for the Rights and Company Share Options and the convertible partnership interests described in Section 3.2(c) of the Company Disclosure Schedule (the "Company Share Rights") and the Series B Preferred Shares, there are no existing options, warrants, calls, subscription rights, preemptive rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate the Company to issue, transfer or sell any shares of beneficial interest (or similar ownership interest) of the Company or any investment which is convertible into or exercisable or exchangeable for any such shares. Section 3.2(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of the Company Share Options, Company Restricted Shares and Company RSEs, including the name of the Person to whom such Company Share Options, Company Restricted Shares and Company RSEs have been granted, the type of award, the number of shares or stock equivalents subject to each and the per share exercise price or conversion price, as applicable of each. Except for the Company Share Rights and the Company RSEs, the Company has not issued any share appreciation rights, dividend equivalent rights, performance awards or "phantom" shares.

  (d)
  Except as set forth in Section 3.2(d) of the Company Disclosure Schedule and those set forth in the Company Declaration of Trust, there are no agreements or understandings to which the Company is a party with respect to the voting of any shares of beneficial interest of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

  (e)
  Except for the Series B Preferred Shares and as set forth in Section 3.2(c) and Section 3.2(e) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem, exchange, convert or otherwise acquire any shares of beneficial interest or any other securities of the Company.

  (f)
  The Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities or the securities of any Company Subsidiary or Material JV under the Securities Act of 1933, as amended (the "Securities Act").

  (g)
  Except as set forth in Section 3.2(g) of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscription rights, preemptive rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate any Company Subsidiary or Material JV to issue, transfer or sell any shares of beneficial interest (or similar ownership interest) of such Company Subsidiary or Material JV or any investment which is convertible into or exercisable or exchangeable for any such shares. No Company Subsidiary has, and to the knowledge of the Company, no Material JV has, issued any share appreciation rights, dividend equivalent rights, performance awards or "phantom" shares. Except as set forth in Section 3.2(g) of the Company Disclosure Schedule, there are no agreements or understandings to which any Company Subsidiary or, to the knowledge of the Company, any Material JV is a party with respect to the voting of any shares of beneficial interest of such Company Subsidiary or Material JV or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Section 3.2(g) of the Company Disclosure Schedule, there are no outstanding contractual obligations of any Company Subsidiary or, to the knowledge of the Company, any Material JV to repurchase, redeem, exchange, convert or otherwise acquire any shares of beneficial interest or any other securities of the Company.

        SECTION 3.3    Authority Relative to this Agreement; Shareholder Approval.

  (a)
  The Company has all necessary power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other proceedings on the part of the Company or any Company Subsidiary are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger and this Agreement, to the extent required by Law, the Company Shareholder Approval (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of Parent and Merger Sub, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

  (b)
  The Company Board has duly and validly authorized the execution and delivery of this Agreement, has declared advisable and approved the consummation of the Merger and the other transactions contemplated hereby, has declared that the Company Common Share Merger Consideration is fair to the holders of Shares, and has directed that the Merger and the other transactions contemplated hereby be submitted for consideration at a special meeting of the shareholders of the Company and no other actions are required to be taken by the Company Board for the consummation of the Merger and the other transactions contemplated hereby. Subject to the provisions of Section 6.4(b) hereof, the Company Board has and will recommend to the shareholders that they vote in favor of the Merger. The affirmative approval of this Agreement and the Merger by at least two-thirds of all the votes entitled to be cast on the matter by the holders of all outstanding Company Common Shares as of the record date for the Company Shareholders' Meeting (the "Company Shareholder Approval") is the only vote of the holders of any class or series of stock of the Company necessary to approve this Agreement and the Merger.

        SECTION 3.4    Company SEC Reports; Financial Statements; Securities Law Matters.

  (a)
  Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company has filed all required forms, reports and documents with the SEC from January 1, 2002 through the date hereof (collectively, the "Company SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder applicable to such forms, reports and documents, each as in effect on the dates such forms, reports and documents were filed, except to the extent that such forms, reports and documents have been modified or superseded by later forms, reports and documents filed prior to the date of this Agreement. Except as set forth in Section 3.4 of the Company Disclosure Schedule, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by later Company SEC Reports filed prior to the date of this Agreement. Except as set forth in Section 3.4 of the Company Disclosure Schedule, the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports (except to the extent such statements have been amended or modified by later Company SEC Reports filed prior to the date of this Agreement) filed prior to the date of this Agreement complied as to form in all material respects with applicable accounting standards and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

  (b)
  To the extent required, the Company has complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are currently in effect.

        SECTION 3.5    No Undisclosed Liabilities.    Except (i) as set forth in Section 3.5 of the Company Disclosure Schedule, (ii) to the extent disclosed in any forms, reports and documents filed by the Company with the SEC prior to the date hereof (the "Company Filed SEC Reports"), (iii) liabilities incurred on behalf of the Company or any Company Subsidiary in connection with this Agreement and (iv) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005, none of the Company or its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

        SECTION 3.6    Events Subsequent to Most Recent Fiscal Quarter End.    Except as disclosed in the Company Filed SEC Reports, from September 30, 2005 through the date hereof, (i) there has not been any adverse change in the consolidated financial condition of the Company and the Company Subsidiaries taken as a whole which would constitute a Company Material Adverse Effect; and (ii) neither the Company nor any of the Company Subsidiaries has taken any action which, if taken after the date of this Agreement without Parent's consent, would be prohibited by paragraphs (g), (h) or (p) of Section 5.1.

        SECTION 3.7    Consents and Approvals; No Violations.    Except as set forth in Section 3.7 of the Company Disclosure Schedule, assuming the receipt of the Company Shareholder Approval, and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the New York Stock Exchange, state securities or state "blue sky" laws, the HSR Act (as hereinafter defined) or any other antitrust law and (b) the filing of the Articles of Merger, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any of its Material Company Subsidiaries or Material JVs, (ii) require any filing by the Company or any of its Subsidiaries or Material JVs with, notice to, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction (a "Governmental Entity"), (iii) require any consent or notice under, result in a violation or breach by the Company or any of its Subsidiaries or Material JVs of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment, or result in the creation of any Lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries or Material JVs pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, permit, franchise or other instrument or obligation or contract to which the Company or any of its Subsidiaries or Material JVs is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or Material JVs or any of their respective properties or assets (each, a "Law" and collectively, the "Laws"), excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, trigger events, creation of Liens or defaults which, individually or in the aggregate, (A) would not prevent or materially delay consummation of the Merger, (B) would not otherwise prevent or materially delay performance by the Company of its material obligations under this Agreement or (C) would not have a Company Material Adverse Effect.

        SECTION 3.8    Litigation.    Except as set forth in the Company Filed SEC Reports and except for suits, claims, actions, proceedings or investigations arising from the usual, regular and ordinary course of operations of the Company and its Subsidiaries involving collection matters or personal injury or other tort litigation which are covered by adequate insurance (subject to customary deductibles), (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or Material JV and (b) neither the Company nor any Subsidiary or Material JV is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Entity which, in the case of (a) or (b), (i) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Merger or (ii) would have a Company Material Adverse Effect.

        SECTION 3.9    Properties.

  (a)
  (i) Section 3.9(a)(i) of the Company Disclosure Schedule sets forth a correct and complete list and address of all real property owned by the Company, its Material Company Subsidiaries, its Material JVs and certain other Company Subsidiaries ("Property Company Subsidiaries") as of the date of this Agreement (all such real property, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as "Company Property" and collectively referred to herein as the "Company Properties"). The Company, its Material Company Subsidiaries, Material JVs and Property Company Subsidiaries own good and marketable fee simple title to each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Entity which are customary and typical for similar properties, and (iii) such other Property Restrictions and other matters; provided, however, in the case of clauses (ii) and (iii) above, such matters do not have, individually or in the aggregate, a Company Material Adverse Effect (such matters in clauses (i), (ii) and (iii) above, collectively, "Permitted Encumbrances"). For purposes of this Agreement, "Permitted Liens" means (i) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (ii) any matter disclosed in the Company Title Insurance Policies (as defined herein) (provided that any such title exceptions identified on any Company Title Insurance Policy as securing any indebtedness, other than the indebtedness identified in Section 3.9(a)(i) of the Company Disclosure Schedule or the Company Filed SEC Reports, has been released of record since the date of the Company Title Insurance Policy in question) or other materials made available to Parent (whether material or immaterial), (iii) Liens and obligations arising under the Material Contracts, (iv) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the usual, regular and ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (iv) the Company Leases

    (as defined herein), (v) mortgages and deeds of trust granted as security for financings listed or described in the Company Disclosure Schedule or the Company Filed SEC Reports and (vi) any other Lien not specifically addressed in clauses (i)-(v) of this sentence which does not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of the Material Company Subsidiaries or Property Company Subsidiaries nor, to the Company's knowledge, any Material JV has received any written notice that the Company or the applicable Material Company Subsidiary, Property Company Subsidiary or Material JV has violated any material covenants, conditions, easements or restrictions of record affecting any of the Company Properties, which violation has not been cured and, if not cured, would have a Company Material Adverse Effect.

    (ii) Section 3.9(a)(ii) of the Company Disclosure Schedule lists each material parcel of real property leased (including ground leases) or subleased as of the date of this Agreement by the Company, any of the Material Company Subsidiaries, any Material JV or certain other Subsidiaries of the Company ("Ground Leasing Subsidiaries") (collectively, the "Leased Properties"). The Company, the applicable Material Company Subsidiary, Ground Leasing Subsidiary or Material JV owns a valid leasehold interest in the Leased Properties. True, correct and complete copies of all leases and each material amendment thereto concerning the Leased Properties ("Lease Documents") have been made available to Parent. Each of the Lease Documents is valid, binding and in full force and effect as against the Company or the applicable Material Company Subsidiary or Ground Leasing Subsidiary and, to the knowledge of the Company, as against the other party thereto and none of the Company or any Material Company Subsidiary or Ground Leasing Subsidiary is in breach or default of any such Lease Document, except, in each case, as would not have a Company Material Adverse Effect.

  (b)
  The Company and each of its Material Company Subsidiaries have good and sufficient title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2005, except as since sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Liens, except for Permitted Encumbrances.

  (c)
  Except as provided for in Section 3.9(c) of the Company Disclosure Schedule, to the Company's knowledge, valid policies of title insurance (each a "Company Title Insurance Policy") have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the Company's or the applicable Material Company Subsidiary's, Property Company Subsidiary's or the applicable Material JV's (or the applicable predecessor's or acquiror's) fee simple title to the Company Properties, subject only to Permitted Encumbrances, and to the Company's knowledge, such policies are, at the date hereof, valid and in full force and effect and no written claim has been made against any such policy. A correct and complete copy of each Company Title Insurance Policy has been previously made available to Parent.

  (d)
  Section 3.9(d) of the Company Disclosure Schedule sets forth each contract to which the Company, any Material Company Subsidiary, Property Company Subsidiary or Material JV is a party as of the date of this Agreement (i) for the acquisition, option to acquire, development or construction of any Company Property or any other real property that may result in total payments by or liability of the Company, any Material Company Subsidiary, Property Company Subsidiary or Material JV in excess of $10.0 million or (ii) for the disposition or the option to sell (by merger, purchase, or sale of assets or stock or otherwise) of any Company Property or any other real property for consideration in excess of $10.0 million.

  (e)
  The Company has no knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration which is necessary to permit the lawful use and operation of all utilities, driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained, is not in full force and effect and for which a renewal application has not been timely filed, except for such failures to obtain, to have in full force and effect or to renew, which do not have a Company Material Adverse Effect, nor of any pending written threat of modification or cancellation of any of same, which have a Company Material Adverse Effect; (ii) of any structural defects relating to any Company Properties which have a Company Material Adverse Effect; (iii) of any Company Properties whose building systems are not in working order to an extent which have a Company Material Adverse Effect; or (iv) of any physical damage to any Company Properties to an extent which have a Company Material Adverse Effect.

  (f)
  Neither the Company nor any of the Material Company Subsidiaries or Property Company Subsidiaries nor, to the Company's knowledge, any Material JV has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or, to the Company's knowledge, threatened with respect to any of the Company Properties, or (ii) any Laws including, without limitation, any zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation have been violated for any Company Property, or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas located thereon or appurtenant thereto or used in connection therewith, in the case of clauses (i) and (ii) above, which have a Company Material Adverse Effect.

  (g)
  To the Company's knowledge, all work required to be performed, payments required to be made and actions required to be taken prior to the date of this Agreement pursuant to any application, submission or agreement the Company, any of its Material Company Subsidiaries or Property Company Subsidiaries or any Material JV has entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Company Properties (e.g., local improvement district, road improvement district, environmental compliance and environmental remediation, abatement and/or mitigation) have been and are being performed, paid or taken, as the case may be, in accordance with said application, submission or agreement and with applicable Laws, other than those where the failure to perform, pay or take would not have a Company Material Adverse Effect.

  (h)
  Section 3.9(h) of the Company Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of each lease, ground lease or other occupancy agreement pursuant to which the Company, any Material Company Subsidiary, Property Company Subsidiary or Material JV, as a landlord, leases any Company Property and which lease or agreement is for more than 50,000 square feet and is for a duration of six months or more (individually, "Company Lease" and collectively, "Company Leases"). Each Company Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against (a) the Company, a Material Company Subsidiary, Property Company Subsidiary or a Material JV, and (b) to the knowledge of the Company, the other parties thereto, except as would not have a Company Material Adverse Effect. Except as listed in Section 3.9(h) of the Company Disclosure Schedule, or as would not have a Company Material Adverse Effect, the Company, its Material Company Subsidiaries, Property Company Subsidiary and Material JVs have performed all obligations required to be performed by it to date under each of the Company Leases and neither the Company nor any of its Material Company Subsidiaries,

    Property Company Subsidiary nor any Material JV, nor to the knowledge of the Company, any other party, is in default under any Company Lease, which default has a Company Material Adverse Effect (and to the Company's knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a default). The Company has made available to Parent a correct and complete copy of each Company Lease and all amendments thereto. Section 3.9(h) of the Company Disclosure Schedule includes any Company Lease which has been executed for which the term has not yet commenced. With respect to each Company Lease, Section 3.9(h) of the Company Disclosure Schedule sets forth (i) the name of the tenant, (ii) the expiration date and (iii) the base rent.

  (i)
  All rent has been properly calculated and billed to tenants in all material respects pursuant to the Company Leases, except as would not have a Company Material Adverse Effect.

  (j)
  Except as would not have a Company Material Adverse Effect, as of the date of this Agreement neither the Company nor any of its Material Company Subsidiaries, Ground Leasing Subsidiaries, Property Company Subsidiaries nor any Material JV has granted any unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any Third Party to purchase or otherwise acquire a Company Property, which, in each case, would be triggered by the Merger.

  (k)
  The Company has not received any notices from lenders or insurance carriers requiring material repairs or other material alterations to Company Properties which have not been completed as of the date of this Agreement.

  (l)
  All of the Company Properties are managed by the Company or a Subsidiary.

        SECTION 3.10    Employee Plans.

  (a)
  Section 3.10(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of each employee benefit plan, within the meaning of ERISA Section 3(3), and each other material employee benefit plan, program or arrangement, including each material benefit plan, program or arrangement providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars or tuition reimbursement (collectively, the "Employee Programs"), which is currently maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company has material liability. Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (the "IRS") regarding its qualification thereunder and, to the Company's knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination.

  (b)
  With respect to each Employee Program, the Company has provided, or made available, to Parent (if applicable to such Employee Program): (i) the current plan and trust documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination or opinion letter with respect to such Employee Program under Code Section 401(a); (iii) the most recently filed IRS Forms 5500; (iv) the most recent summary plan description for such Employee Program and all modifications thereto; (v) all material correspondence with the Department of Labor or the IRS since January 1, 2002; and (vi) any insurance policy that provides benefits under such Employee Program.

  (c)
  Each Employee Program has been administered and operated in accordance with its terms and the requirements of applicable law, including, without limitation, ERISA and the Code, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. No Employee Program is subject to Title IV of ERISA, is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, a voluntary employees' beneficiary association or is a multiemployer plan, within the meaning of ERISA Section 3(37).

  (d)
  Full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date.

  (e)
  Neither the Company, an ERISA Affiliate or any person appointed or otherwise designated to act on behalf of the Company, or an ERISA Affiliate, nor, to the knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a penalty or pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code, in each case in an amount that would have a Company Material Adverse Effect.

  (f)
  No liability, claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened with respect to any Employee Program (other than for benefits payable in the ordinary course of business) which would have a Company Material Adverse Effect.

  (g)
  Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, no Employee Program provides for medical, life insurance or other welfare plan benefits (other than under Section 4980B of the Code or state health continuation laws) to any current or future retiree or former employee.

        SECTION 3.11    Labor Matters.

  (a)
  Neither the Company nor any Subsidiary or Material JV is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of its Subsidiaries or Material JVs, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or Material JV relating to its business. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Subsidiary or Material JV.

  (b)
  Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or Material JV in any forum by or on behalf of any present or former employee of the Company or any Subsidiary or Material JV, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company or any Subsidiary or Material JV in connection with the employment relationship which would have a Company Material Adverse Effect.

        SECTION 3.12    Environmental Matters.    Except as disclosed in Section 3.12 of the Company Disclosure Schedule, as disclosed in the Company Filed SEC Reports or as would not have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries and Material JVs is and has been, and at all times during the Company's and each of its Subsidiaries' and Material JVs' ownership and operation of the Company Properties, the Company Properties are and have been (and with respect to former Subsidiaries and properties formerly owned, leased or operated by the Company or said former Subsidiaries, to the knowledge of the Company, was during the period owned, leased or operated by any of them) in compliance with Environmental Laws; (ii) each of the Company and its Subsidiaries and Material JVs has obtained and currently possess and maintain all Company Permits required by Environmental Laws (collectively, "Company Environmental Permits") in connection with their ownership of the Company Properties or the development by the Company or its Subsidiaries or Material JVs of the Company Properties (provided that no representation or warranty is made with respect to any permit required to be obtained by any lessee of a Company Property or any person other than the Company, its Subsidiaries or Material JVs with respect to the conduct of business on the Company Properties), all such Company Environmental Permits are in good standing and renewals timely applied for, and each of the Company and its current Subsidiaries and Material JVs is and has been in compliance with the terms and conditions of such Company Environmental Permits, and each of the Company's former Subsidiaries, to the Company's knowledge, was in compliance with the terms and conditions of such Company Environmental Permits at all times during the periods in which such former Subsidiaries were Subsidiaries of the Company or prior thereto; (iii) none of the Company and its Subsidiaries and Material JVs or real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or its current and former Subsidiaries and Material JVs or any of their respective predecessors is subject to any pending or, to the knowledge of the Company, threatened Environmental Claim; (iv) none of the Company, its current Subsidiaries and Material JVs, its former Subsidiaries (pertaining only to the periods in which such former Subsidiaries were Subsidiaries of the Company or prior thereto) and, to the knowledge of the Company, no other party whose liability would be attributable to the Company or any such Subsidiary or Material JV, has generated, arranged for the disposal of or otherwise caused to be disposed of any Hazardous Material at any off-site location at which any investigation, monitoring, cleanup, removal, remediation or other response has occurred or is reasonably expected by the Company under Environmental Laws; (v) no Company Property or any property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or its current and former Subsidiaries or Material JVs or any of their respective predecessors has been the subject of any treatment, storage, disposal, accumulation, generation, release or threatened release of Hazardous Materials for which any investigation, monitoring, cleanup, removal, remediation or other response has occurred or is reasonably expected by the Company under Environmental Laws; (vi) except as permitted by law, and to the knowledge of the Company, there are no wetlands (as that term is defined in Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1254, and applicable state laws) at any of the Company Properties, nor are there any former wetlands at any of the Company Properties that have been dredged or filled nor is any Company Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record; (vii) no capital expenditures are presently required to maintain or achieve compliance with Environmental Laws; (viii) to the knowledge of the Company, except as permitted by Law, there are no underground storage tanks, polychlorinated biphenyls ("PCB") or PCB-containing equipment, except for PCB or PCB-containing equipment owned by utility companies, or asbestos or asbestos-containing materials at any Company Property; (ix) there have been no material incidents of water damage or visible evidence of mold growth at any of the Company Properties; (x) except for customary terms in favor of lenders in mortgages and trusts, none of the Company or its Subsidiaries or Material JVs has assumed any liability of or duty to indemnify or pay contribution to any other party for any claim, damage or loss arising out of any Hazardous Material or pursuant to any Environmental Law; (xi) no filing, notification or other submission to any Governmental Entity or any approval from any Governmental Entity is required under any Environmental Law for the execution of this Agreement or for the consummation of the Merger or any of the other transactions contemplated hereby; and (xii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries or Material JVs has received any request for information from any Governmental Entity, pursuant to Section 104(e) of CERCLA (as defined below) or any similar Environmental Law.

        As used in this Agreement:

        "Environmental Claims" means any and all administrative, regulatory, judicial or third-party claims, demands, notices of violation or non-compliance, directives, proceedings, investigations, orders, decrees, judgments or other allegations of noncompliance with or liability or potential liability relating in any way to any Environmental Law or any Company Environmental Permit, as the case may be, that the Company has received directly or by its registered agent in writing or for which there is Company knowledge.

        "Environmental Laws" means all applicable federal, state, and local Laws, rules and regulations, orders, judgments, decrees and other legal requirements including, without limitation, common law relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substances Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute and any requirements or standards applicable to the voluntary cleanup of environmental contamination.

        "Hazardous Material" means all substances, pollutants, chemicals, compounds and wastes regulated under Environmental Laws and petroleum and any fraction thereof or substances otherwise potentially injurious to human health and the environment, including without limitation mold or other toxic growth.

        The Company and its Subsidiaries have made available to Parent all material environmental audits, reports and other material environmental documents and reports in their possession or control relating to their current and, to the extent the Company or its Subsidiaries have knowledge that they are potentially liable, their or any of their respective predecessors' formerly owned or operated properties, facilities or operations.

        SECTION 3.13    Tax Matters.

  (a)
  All federal Tax Returns (as hereinafter defined) and all other material Tax Returns required to be filed by or on behalf of the Company or any of its Tax Subsidiaries have been properly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns, as amended, are accurate and complete in all material respects. Except as and to the extent publicly disclosed by the Company in the

    Company Filed SEC Reports, (i) all Taxes payable by or on behalf of the Company or any of its Tax Subsidiaries (whether or not shown in a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and (ii) adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. Neither the Company nor any of its Tax Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force and to the knowledge of the Company, no request for any such waiver or extension is currently pending. For purposes hereof, "Tax Subsidiary" means any entity in which the Company owns a direct or indirect equity interest for federal income tax purposes of at least 10%, determined by either voting power or value, other than CenterPoint Venture, LLC and any entity in which CenterPoint Venture LLC owns a direct or indirect equity interest.

  (b)
  The Company (i) for all taxable years commencing in 1994, the year in which the Company first made a REIT tax election, through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year of this Agreement and, if different, the taxable year including the date including the date the Merger becomes effective and (iii) has not taken or omitted to take any action which would reasonably be likely to result in a challenge to its status as a REIT, and, to the Company's knowledge, no challenge to the Company's status as a REIT is pending or threatened in writing. Each Tax Subsidiary of the Company that is a partnership, joint venture, or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation and (ii) has not since the later of the date of its formation or the acquisition by the Company of a direct or indirect interest therein, owned any assets that would cause the Company to violate the requirements of Section 856(c)(4) of the Code. Each Tax Subsidiary of the Company that is a corporation has been since the later of the date of its formation or the date on which such Tax Subsidiary became a Tax Subsidiary of the Company a "qualified REIT subsidiary" pursuant to Section 856(i) of the Code or a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code. Neither the Company nor any of its Tax Subsidiaries holds any assets the disposition of which would be subject to rules similar to Section 1374 of the Code, including as a result of (A) an election under IRS Notice 88-19 or Treasury Regulations Section 1.337(d)-5 or Section 1.337(d)-6 or (B) the application of Treasury Regulations Section 1.337(d)-7.

  (c)
  Since January 1, 2000, the Company has incurred no liability for excise taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any excise tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any tax arising from "redetermined rents, redetermined deductions and excess interest" described in Section 857(b)(7) of the Code, and neither the Company nor any of its Tax Subsidiaries has incurred any material liability for Taxes other than in the usual, regular and ordinary course of business. No event has occurred and no condition or circumstance exists which presents a material risk that a Tax described in the preceding sentence will be imposed on the Company or any of its Tax Subsidiaries that would, if imposed, have a Company Material Adverse Effect.

  (d)
  No audit or other proceeding by any taxing authority is pending with respect to any Taxes due from or with respect to any Tax Subsidiary, nor is there any material dispute with respect to any liability for Taxes of the Company or any Tax Subsidiary either claimed or raised, or to the knowledge of the Company, threatened in writing.

  (e)
  The Company and its Tax Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes; (ii) have duly and timely withheld from employee salaries, wages and other compensation and from distributions to any shareholder or payments to any creditor and have paid over to the appropriate taxing authorities all amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws; and (iii) have in all material respects properly completed and timely filed all IRS forms required thereof.

  (f)
  The Company has made available to Parent correct and complete copies of (A) all federal and other Tax Returns of the Company and its Tax Subsidiaries relating to the taxable periods ending since December 31, 2002 which have been filed and (B) any audit report issued within the last five years relating to any Taxes due from or with respect to the Company or any of its Tax Subsidiaries. As of the date of this Agreement, the Company has not received any written requests for information from any taxing authority that could affect Taxes of the Company or any Tax Subsidiary in any material respect.

  (g)
  Except for written claims involving amounts of less than $200,000 in the aggregate, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Tax Subsidiaries does not file Tax Returns such that the income of Company or any such Tax Subsidiary is or may be subject to taxation by that jurisdiction.

  (h)
  As of the date of this Agreement, neither the Company nor any other Person on behalf of the Company or any of its Tax Subsidiaries has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.

  (i)
  Neither the Company nor any of its Tax Subsidiaries (i) is a party to any Tax sharing or similar agreement or arrangement, other than any agreement or arrangement between the Company and any of its Tax Subsidiaries, pursuant to which it will have any obligation to make any payments after the Closing and (ii) has any material liability for the Taxes of any Person other than the Company and its Tax Subsidiaries (x) under Treasury Regulation §1.1502-6 (or similar provision of state, local or foreign law), (y) as transferee or successor or (z) by contract.

  (j)
  As of the date of this Agreement, neither the Company nor any of its Tax Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

  (k)
  Except as set forth in Section 3.13(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code.

  (l)
  Neither the Company nor any of its Tax Subsidiaries has engaged in any transaction that has given rise to or could be reasonably expected to give rise to a disclosure obligation as a "listed transaction" under Section 6011 of the Code and the regulations promulgated thereunder. The Company and all of its Tax Subsidiaries have complied with all obligations applicable to the Company or the relevant Tax Subsidiary under Sections 6111 and 6112 of the Code.

  (m)
  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

  (n)
  As of the date of this Agreement, the Company does not have any earnings and profits attributable to the Company or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

  (o)
  For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee or successor liability in respect of taxes, any liability in respect of taxes under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. "Tax Returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

        SECTION 3.14    Material Contracts.

  (a)
  Except for agreements filed as exhibits to the Company Filed SEC Reports, Section 3.14(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, "Material Contract" means the following written or oral contracts or agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Subsidiary or Material JV is a party affecting the obligations of any party thereunder) to which the Company or any Subsidiary or Material JV is a party or by which any of their respective properties or assets are bound: (i) (A) employment agreements, severance, retention, golden parachute, change in control or termination agreements with officers, labor or collective bargaining agreements, (B) any non-competition contract with any officer with an annual base salary in excess of $200,000 and (C) indemnification contracts with officers, trustees and directors of the Company or any Subsidiary or Material JV; (ii) material partnership or material joint venture agreements with a party other than the Company or any wholly-owned Company Subsidiary (a "Third Party"); (iii) contracts on Section 3.9(a)(ii) and 3.9(d) of the Company Disclosure Schedule; (iv) material loan or credit agreements, letters of credit, bonds, mortgages, indentures, guarantees, or other material agreements or instruments evidencing indebtedness for borrowed money by the Company or any Subsidiary or Material JV or any such agreement pursuant to which indebtedness for borrowed money may be incurred, or evidencing security for any of the foregoing in each case relating to indebtedness or potential maximum indebtedness in excess of $20.0 million (excluding letters of credit, performance bonds or guaranties entered into in the ordinary course of business); (v) agreements that purport to limit, curtail or restrict the ability of the Company or any Subsidiary or Material JV to compete in any geographic area or line of business, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company or any Subsidiary or Material JV contained in the Company Leases and in other recorded documents by which real property was conveyed by the Company to any user; (vi) contracts or agreements executed by the Company or any Subsidiary since September 30, 2005 and prior to the date of this Agreement that would be required to be filed as an exhibit to a Form 10-K or Form 10-Q; (vii) material agreements, notes and other material instruments related to (a) the issuance or securitization of tax incremental allocation notes in connection with the Company's intermodal project in Will County, Illinois, and (b) the issuance of payment certificates in connection with the Company's redevelopment project in the Village of McCook, Illinois, and (viii) any other contract (including, without limitation, any brokerage agreements) entered into by the Company or any Subsidiary or Material JV, which may result in total payments by or liability of the Company or any Subsidiary or Material JV in excess of $20.0 million; provided that any contract under clause (viii) above that, by its terms, is terminable within six months (without termination fee or penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

  (b)
  The Company has made available to Parent true and complete copies of all Material Contracts. The Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company and, to the knowledge of the Company, with respect to each other party to any of such Material Contracts, except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary or Material JV is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound and, (ii) to the knowledge of the Company, there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) with respect to any third party to any Material Contract, except in either the case of clause (i) or (ii) for those violations or defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        SECTION 3.15    Opinion of Financial Advisor.    The Company has received an opinion of Wachovia Capital Markets, LLC to the effect that the Company Common Share Merger Consideration is fair to the holders of Company Common Shares from a financial point of view. A copy of such opinion shall be delivered to Parent promptly after the date hereof.

        SECTION 3.16    Brokers.    The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger, except that the Company has retained Wachovia Capital Markets, LLC as financial advisor to the Company's Committee of Independent Trustees in connection with the Merger. The Company has furnished to Parent a true, complete and correct copy of all agreements between the Company and Wachovia Capital Markets, LLC relating to the Merger.

        SECTION 3.17    Takeover Statutes.    The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger from, and this Agreement and the Merger are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other takeover Laws and regulations of the Maryland Business

Combination Act and Maryland Control Share Acquisition Act or any takeover provision in the Company Declaration of Trust, Company Bylaws or other organizational document to which the Company is a party (collectively, "Takeover Statutes").

        SECTION 3.18    Transactions with Affiliates.    Except as set forth in Section 3.18 of the Company Disclosure Schedule or as disclosed in the Company Filed SEC Reports (other than compensation, benefits and advances received in the ordinary course of business as an employee, trustee, director or consultant of the Company or the Company Subsidiaries), no trustee, director, officer or other Affiliate of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such trustee, director, officer or other Affiliate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons), has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of the Company or any Subsidiary or Material JV; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary or Material JV; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary or Material JV (an "Affiliate Transaction"). As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act; provided that for purposes of Section 3.18 (i) any transactions between or among the Company, any Subsidiary or any Material JV and (ii) any transaction with any person that would constitute an Affiliate Transaction solely because the Company, a Subsidiary or a Material JV has an equity interest in or otherwise controls such other person shall not be deemed to be an Affiliate Transaction.

        SECTION 3.19    Investment Company Act of 1940.    Neither the Company nor any of the Company's Subsidiaries is, or at the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended.

        SECTION 3.20    Intellectual Property.    Except as would not have a Company Material Adverse Effect, the Company does not have knowledge of any valid grounds for any bona fide claims: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Subsidiary, infringes on any Intellectual Property of any Third Party, (ii) against the use by the Company or any Subsidiary of any Intellectual Property used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights material to the Company and its Subsidiaries, taken as a whole, or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by the Company or any of its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries owns, or is licensed to use (in each case free and clear of any Liens), all Intellectual Property currently used in its business as presently conducted.

        As used in this Agreement, the term (i) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and other proprietary information or materials, trademarks, trade names, service marks and copyrights, (ii) "Third-Party Intellectual Property Rights" means any rights to Intellectual Property owned by any Third Party, and (iii) "Company Intellectual Property Rights" means the Intellectual Property owned or used by the Company or any of its Subsidiaries.

        SECTION 3.21    Insurance.    The Company has made available to Parent prior to the date hereof a list that is true and complete in all material respects of all material insurance policies in force naming the Company or any Subsidiary as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. The Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and are not in default with respect to any obligations under such policies other than such non-payments or defaults as would not have a Company Material Adverse Effect. Prior to the date hereof, neither the Company nor any Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy made available to Parent that is held by, or for the benefit of, any of the Company or any of its Subsidiaries or that relates to any Company Property.

        SECTION 3.22    Definition of the Company's Knowledge.    As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the actual (as opposed to constructive or imputed) knowledge of those individuals identified in Section 3.22 of the Company Disclosure Schedule.

        SECTION 3.23    Proxy Statement; Company Information.    The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement (as defined in Section 6.1) or incorporated by reference therein and other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement is first mailed to holders of Company Common Shares or at the time of the Company Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent or Merger Sub for inclusion therein. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        SECTION 3.24    Rights Agreement.    The Company has taken all actions necessary to render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement, and the other transactions contemplated hereby and thereby, including that none of the foregoing will give rise to a "Distribution Date," "Stock Acquisition Date" or "Triggering Event" or result in Parent or any of its Affiliates becoming an "Acquiring Person" (each as defined in the Rights Agreement), under the Rights Agreement. The Rights shall expire, and shall no longer be exercisable, immediately prior to the Effective Time without any payment being made in respect thereof.

        SECTION 3.25    Compliance with Laws.    Neither Company nor any of its Subsidiaries nor, to the Company's knowledge, any Material JV is in conflict with, or in default or violation of, any Laws applicable to the Company or such Subsidiary or Material JV or by which any of their assets is bound, except in each case for conflicts, defaults or violations that would not have a Company Material Adverse Effect.

        SECTION 3.26    TIF Notes.    There are no tax increment allocation financing notes with respect to the Company's intermodal project in Will County, Illinois outstanding other than (i) the Senior Lien Notes (Tax Increment Allocation Notes, Series 2003 (Deer Run Industrial Park Project)) issued by the Village of Elwood on November 30, 2003 to Bank of New York, as Trustee under that certain Master Trust Agreement dated as of January 1, 2004 (the "Master Trust Agreement") as supplemented by that certain Series Trust Agreement dated as of January 1, 2004 (the "Series Trust Agreement and, together with the Master Trust Agreement, the "Trust Agreement"), each by and between CNT Administrator, LLC and Bank of New York, as Master Trustee (the "Master Trustee") in an original principal amount of $47,326,542.23 (the "2003 Senior TIF Notes") and (ii) Junior Lien Notes (Tax Increment Allocation Notes, Series 2003 (Deer Run Industrial Park Project)) issued by the Village of Elwood on November 30, 2003 to CenterPoint Intermodal LLC and CenterPoint Realty Services Corporation in an original principal amount of $63,556,145.77 (the "2003 Junior Lien Notes"). No tender rights certificates evidencing tender rights have been issued with respect to the 2003 Junior Lien Notes.

CenterPoint Intermodal LLC has good and marketable title to the 2003 Junior Lien Notes, free and clear of all claims, liens, security interests encumbrances. CNT Administrator LLC has good and marketable title to the Class B Certificates issued to CNT Administrator LLC by the trust created by the Trust Agreement, free and clear of all claims, liens, security interests encumbrances but in all respects subject and subordinate to the right, title and interest of the holders of the Class A Certificates (as defined in the Trust Agreement). There are no tax increment allocation financing notes or payment certificates with respect to the Company's Village of McCook redevelopment project outstanding.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        SECTION 4.1    Organization and Qualification.

  (a)
  Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California. The Certificate of Formation of Parent is in effect and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Parent Material Adverse Effect. Parent has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Parent to be conducted, except where the failure to have such power and authority would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change, condition, circumstance or effect that, individually or together with all changes, conditions, circumstances or effects, is, or is reasonably likely to prevent or materially impair or materially delay the ability of any or both of Parent and the Merger Sub to perform their respective obligations under this Agreement or to consummate the Merger or any other transactions contemplated hereby.

  (b)
  Merger Sub is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland. The declaration of trust of Merger Sub is in effect and no dissolution, revocation or forfeiture proceedings regarding Merger Sub have been commenced. Merger Sub is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Parent Material Adverse Effect. Merger Sub has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Merger Sub to be conducted, except where the failure to have such power and authority would not have a Parent Material Adverse Effect.

        SECTION 4.2    Authority Relative to this Agreement.

  (a)
  Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other proceedings on the part of Parent or Merger Sub, or any of their respective Subsidiaries, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

  (b)
  The Board of Managers of Parent, Board of Trustees of Merger Sub and Parent as the sole shareholder of Merger Sub have each duly and validly declared advisable, authorized and approved the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and taken all limited liability company, real estate investment trust or other actions required to be taken by the Board of Managers or members of Parent and the Board of Trustees or sole shareholder of Merger Sub for the consummation of the Merger and the other transactions contemplated hereby.

        SECTION 4.3    Consents and Approvals; No Violations.    Except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state "blue sky" laws, the HSR Act or any other antitrust law and (b) for filing of the Articles of Merger, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent, Merger Sub or any other Subsidiary of Parent, (ii) require any filing by Parent, Merger Sub or any of Parent's other Subsidiaries with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach by Parent, Merger Sub or any of Parent's other Subsidiaries of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment, or result in the creation of any lien or other encumbrance on any property or asset of Parent, Merger Sub or any of Parent's other Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, permit, franchise or other instrument or obligation or material contract to which Parent, Merger Sub or any of Parent's other Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any Laws, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would have a Parent Material Adverse Effect.

        SECTION 4.4    Litigation.    (a) There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Parent, threatened against Parent or Merger Sub and (b) neither Parent nor Merger Sub is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Entity which, in the case of (a) or (b), (i) questions the validity of this Agreement or any action to be taken by Parent or Merger Sub in connection with the consummation of the Merger or (ii) would have a Parent Material Adverse Effect.

        SECTION 4.5    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Merger based upon arrangements made by and on behalf of Parent, Merger Sub or any of their Subsidiaries.

        SECTION 4.6    Available Funds; Commitment Letters.

  (a)
  Parent currently has or has reasonable access to, and on the Closing Date Merger Sub will have available, all funds necessary to pay the Merger Consideration payable hereunder, to refinance any existing indebtedness that may become due and payable as a result of the

    Merger and to fund any other obligations of the Company or any of its Subsidiaries that may become due and payable as a result of the Merger or any other transaction contemplated by this Agreement and any and all fees and expenses in connection with the Merger or the financing thereof.

  (b)
  Concurrently with the execution of this Agreement, Parent and Merger Sub have delivered to the Company (i) a copy of the Financing Letter and (ii) the letter from LaSalle Investment Management, Inc., as Manager of Parent, addressed to the Company.

        SECTION 4.7    Ownership of Merger Sub; No Prior Activities.    Merger Sub is a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the Transactions contemplated hereby. Merger Sub has no Subsidiaries.

        SECTION 4.8    No Ownership of Company Capital Stock.    As of the date of this Agreement, neither Parent nor any of its Subsidiaries, including Merger Sub, own any Shares or other securities of the Company and none of these entities has ever been deemed an "interested shareholder" or an "affiliate" of an interested shareholder of the Company for purposes of the Maryland Business Combination Act.

        SECTION 4.9    Proxy Statement.    The information, if any, supplied by Parent or Merger Sub to the Company for inclusion in the Proxy Statement or other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement is first mailed to holders of Company Common Shares or at the time of the Company Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.

        SECTION 4.10    Definition of Parent's Knowledge.    As used in this Agreement, the phrase "to the knowledge of Parent" or any similar phrase means the actual (as opposed to constructive or imputed) knowledge of those individuals identified in Schedule 4.10.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.1    Conduct of Business by the Company.    During the period (the "Interim Period") from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Section 8.1 hereof (except to the extent required by the terms of this Agreement, to the extent set forth in Section 5.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing), the Company shall (i) use its commercially reasonable efforts to, and shall cause each Subsidiary and, to the extent within the power of the Company, cause each Material JV, to use its commercially reasonable efforts to, carry on its business in the usual, regular and ordinary course, consistent with past practice (except to the extent provided in the budgets for 2005 and 2006 set forth in Section 5.1 of the Company Disclosure Schedule for the Company and each Material JV (collectively, the "Corporate Budget")), and use its commercially reasonable efforts to preserve intact its present business organization, the services of its present officers and employees consistent with past practice and its goodwill and relationships with tenants and others having business dealings with it and (ii) use its commercially reasonable efforts to comply in all material respects with, and shall cause each Subsidiary to comply in all material respects with, all applicable Laws wherever its business is conducted, including the filing of reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act. Without limiting the generality of the foregoing, during the Interim Period, neither the Company nor any Subsidiary will (except as expressly permitted by this Agreement, as required to effect the transactions contemplated hereby, to the extent set forth in

Section 5.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing, such consent, with respect to subsections (c), (d), (f), (k), (n), (p)(ii) and (u) only, not to be unreasonably withheld (it being understood that Parent shall respond within three (3) Business Days to the Company's communications soliciting such consent from Parent or such consent shall have been deemed to have been given)):

  (a)
  (i) split, combine or reclassify any shares of beneficial interest of the Company or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof and whether or not out of earnings and profits of the Company) in respect of any shares of beneficial interest of the Company, except for (A) cash dividends (1) at a rate not in excess of $0.4625 per Company Common Share, declared quarterly, and having record dates in January, April, July and October in accordance with past practice and the payment prior to the Merger of any such dividends that are declared in accordance with this subsection (1) and (2) on the Series B Preferred Shares and the Series D Preferred Shares, in each case in accordance with their terms; (B) dividends or distributions, declared, set aside or paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, by the Company; (C) distributions in cash or Company Common Shares pursuant to dividend equivalent rights associated with outstanding Company RSEs, in accordance with past practices; (D) distributions contemplated by any partnership, limited liability company or other joint venture agreement between the Company or any Company Subsidiary and one or more Third Parties (a "Joint Venture Agreement"); and (E) distributions required for the Company to maintain its status as a REIT and for the Company not to be required to pay federal income taxes with respect to its earnings;

  (b)
  (i) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of beneficial interest (or similar interest) of any class or any other securities or equity equivalents of the Company (including, without limitation, share appreciation rights, "phantom" stock plans or stock equivalents), other than the (A) issuance of Company Common Shares under the Company Share Rights outstanding on the date of this Agreement or acquired during the Interim Period under the terms of the Company Share Benefit Plans or through dividend equivalent rights in accordance with their present terms and (B) issuance of Company Common Shares upon the conversion of the Series B Preferred Shares or (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents (including, without limitation, Company Share Rights of the Company or the Company Subsidiaries) except in connection with the exercise of Company Share Options or the forfeiture of Company Restricted Shares or Company RSEs upon termination of employment;

  (c)
  except for (i) transactions specifically contemplated in the Corporate Budget (ii) unspecified transactions having a value less than $5.0 million individually, provided the aggregate value of such unspecified transactions do not exceed the $200 million amount reserved under the Corporate Budget for "unspecified transactions," and (iii) transactions set forth in Section 3.9 of the Company Disclosure Schedule, acquire, finance construction and improvements, make any loans, advances or capital contributions (pursuant to capital calls or otherwise), sell, substitute, encumber, purchase or originate any portfolio of mortgages or transfer or dispose of any assets;

  (d)
  except in accordance with the Corporate Budget or pursuant to credit facilities or other arrangements in existence as of the date hereof, incur any amount of indebtedness for borrowed money, assume, guarantee, indemnify or endorse or otherwise become directly or indirectly responsible or liable for any indebtedness of a Third Party, issue or sell debt securities, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material Lien other than Permitted Liens thereupon, except in an amount not to exceed $5.0 million in the aggregate;

  (e)
  except pursuant to any mandatory payments under any credit facilities or other similar arrangements in existence on the date hereof or in accordance with the Corporate Budget, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, (ii) of fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of agents, representatives, counsel and accountants, which shall be paid by the party incurring such fees, costs or expenses or (iii) as contemplated by Section 5.1(k) or (n) below, except in an amount not to exceed $5.0 million in the aggregate;

  (f)
  except in accordance with the Corporate Budget, authorize, or enter into any commitment for, any capital expenditure relating to the Company Properties (including any alteration or other change to any of the Company Properties or the improvements thereon) in excess of $5.0 million in the aggregate;

  (g)
  change in any material respect any of the accounting principles or practices used by it (except as required by GAAP or change in Law, or as recommended by the Company's independent auditors, or pursuant to written instructions, comments or orders from the SEC, in which case written notice shall be provided to Parent and Merger Sub prior to any such change);

  (h)
  except as required by Law or as otherwise contemplated by this Agreement, (i) enter into, adopt, amend or terminate any Employee Program, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of their trustees or officers, (iii) increase the compensation or benefits payable or to become payable to any of its past or present trustees or officers, (iv) enter into any new employment or severance agreement with any of its past or present trustees or officers, (v) terminate the employment of any executive officer, (vi) establish, adopt, enter into, amend or take any action to accelerate rights under any Employee Program or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Program if it were in existence as of the date of this Agreement, (vii) grant any equity or equity-based awards to trustees, officers or employees, except in each case (A) for increases in salary or wages of employees (other than officers) in the ordinary course of business consistent with past practice and, in the aggregate, in accordance with the Corporate Budget, or (B) as required by existing Employee Programs or (viii) except as contemplated by Section 2.1;

  (i)
  amend the Company Declaration of Trust or Company Bylaws or similar organizational or governance documents of any Company Subsidiary or joint venture agreement applicable to any Material JV except, in each case, as contemplated herein;

  (j)
  adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than this Agreement and the Merger);

  (k)
  settle or compromise any pending or threatened litigation (whether or not commenced prior to the date of this Agreement) other than litigation set forth in Section 5.1 of the Company Disclosure Schedule or other than any settlement or compromise involving only the payment of monetary damages not in excess of $1.0 million in the aggregate;

  (l)
  amend the Corporate Budget in any material respect;

  (m)
  amend any term of any outstanding security of the Company or any of its Subsidiaries or Material JVs;

  (n)
  other than in accordance with the Corporate Budget, modify, terminate or amend any Material Contract or waive, release or assign any material rights or claims under any such Material Contract;

  (o)
  permit any insurance policy issued to the Company or any of its Material Company Subsidiaries naming the Company or any of the Material Company Subsidiaries or officers, directors or trustees as a beneficiary or an insured or a loss payable payee, or the Company's directors and officers liability insurance policy, to be canceled, terminated or allowed to expire, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

  (p)
  (i) change in any material respect any of its methods of reporting income and deductions for Federal income tax purposes, except as expressly required for changes in Law or regulation or as recommended by the Company's independent auditors or its tax counsel or (ii) seek a private letter ruling from the IRS or comparable ruling from other taxing authorities;

  (q)
  authorize or take any action that would result in a change in the "Conversion Price" for the Series B Preferred Shares;

  (r)
  take any action to (i) amend the Rights Agreement, (ii) redeem the Company Rights, or (iii) exempt any Person (other than Parent and the Merger Sub) from the Rights Agreement unless such actions are taken simultaneously with a termination of this Agreement;

  (s)
  take any action to exempt any Person (other than Parent and Merger Sub) from the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other takeover Laws and regulations of the Maryland Business Combination Act and the Maryland Control Share Acquisition Act or otherwise cause such restrictions not to apply unless such actions are taken simultaneously with a termination of this Agreement;

  (t)
  authorize any Material JV to take any of the foregoing actions (assuming for such purpose that the Material JV was a Company Subsidiary for purposes of this Section 5.1 and the Corporate Budget is the approved operating budget of such Material JV as of the date of this Agreement);

  (u)
  enter into any new lease, ground lease or other occupancy agreement pursuant to which the Company or any Company Subsidiary, as landlord, leases any Company Property, which lease or agreement (i) is for more than 200,000 square feet and (ii) has a base rent of less than 95% of the anticipated base rent set forth in the Corporate Budget for the applicable premises; or

  (v)
  enter into an agreement to take any of the foregoing actions.

ARTICLE VI
COVENANTS

        SECTION 6.1    Preparation of the Proxy Statement; Shareholders Meeting.

  (a)
  As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form (the "Proxy Statement") and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment thereto prior to making any submission thereof to the SEC.

  (b)
  If, at any time prior to the receipt of the Company Shareholder Approval, any event occurs with respect to the Company, Parent or Merger Sub or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file with the SEC, with Parent's input and cooperation, any necessary amendment or supplement to the Proxy Statement.

  (c)
  Unless this Agreement has been terminated in accordance with the terms hereof, the Company shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Shares (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval, regardless of whether the Company Board has approved, endorsed or recommended another Acquisition Proposal or has withdrawn, modified or amended the Company Recommendation. The Company shall cause the Proxy Statement to be mailed to such holders as promptly as reasonably practicable after the date of this Agreement. The Company shall, through the Company Board, recommend to holders of the Company Common Shares that they give the Company Shareholder Approval (the "Company Recommendation"), except to the extent that the Company Board shall have withdrawn or modified its adoption of this Agreement and its recommendation in the Proxy Statement, as permitted by and determined in accordance with Section 6.4(c). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares sufficiently in advance of a vote on this Agreement and the Merger to ensure that such vote occurs on the basis of full and complete information as required under applicable Law.

        SECTION 6.2    Other Filings.    As soon as reasonably practicable following the date of this Agreement, the Company, Parent and Merger Sub each shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). Each of the Company, Parent and Merger Sub shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and Merger Sub shall supply the other with copies of all correspondence between it and each of its representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and Merger Sub each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

        SECTION 6.3    Additional Agreements.    Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, and subject at all times to the Company's and its trustees'

right and duty to act in a manner consistent with their duties under applicable Law, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private Third Party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger, to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity, and use its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

        SECTION 6.4    No Solicitations.

  (a)
  The Company will, and will cause each of its Subsidiaries to, and its and their respective officers, trustees, employees and Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person that has made or indicated an intention to make an Acquisition Proposal. The Company will promptly request that each Person who has executed a confidentiality agreement with the Company in connection with that Person's consideration of an Acquisition Proposal return or destroy all non-public information furnished to that Person by or on behalf of the Company. The Company will promptly inform its Representatives of the Company's obligations under this Section 6.4 and will instruct its Representatives to notify the Company as promptly as practicable following receipt of an Acquisition Proposal.

  (b)
  Except as specifically permitted in this Section 6.4, the Company shall not, and shall cause any of its Subsidiaries or any of their respective officers, trustees or employees or any Representative retained by any of them not to, (i) solicit, initiate, knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries with respect to an Acquisition Proposal (as defined in Section 9.2), or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (ii) initiate, participate in or knowingly encourage any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the Company Shareholder Approval, if the Company receives a bona fide Acquisition Proposal or a proposal that may reasonably be expected to lead to an Acquisition Proposal that was not solicited after the date of this Agreement or that did not otherwise result from a breach of this Section 6.4, the Company may furnish, or cause to be furnished, non-public information with respect to the Company to the Person who made such proposal (provided that the Company concurrently discloses the same such non-public information to Parent if such non-public information has not previously been disclosed to Parent) and may participate in discussions and negotiations regarding such proposal if (A) the Company Board, or any committee thereof to which the power to consider such matters has been delegated, determines in good faith, after consultation with its financial advisors and outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to the Company or its shareholders under applicable Law and (B) prior to taking such action, the Company enters into a confidentiality agreement with respect to such proposal that contains provisions no less restrictive than the Confidentiality Agreement (as defined in Section 6.6 hereof). The Company shall promptly, and in any event within 48 hours, notify Parent after receipt by the Company of (x) any Acquisition Proposal, including the material terms and conditions thereof, to the extent known, the identity of the Third Party making any proposal and any material change in the status of discussions or negotiations (including any material amendments to the proposal) between the Company and the Person making such proposal (y) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal, or (z) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. The Company will not, and will cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing information to Parent required to be provided to Parent pursuant to this Section 6.4(b).    The Company will not, and will cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company will, and will cause its Subsidiaries to, enforce the provisions of any such agreement.

  (c)
  Prior to the Company Shareholder Approval, the Company Board may (i) withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation, or if applicable, the approval or recommendation of any committee of the Company Board, of the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal to holders of the Company Common Shares, (iii) authorize, permit or cause the Company to enter into any definitive agreement with respect to an Acquisition Proposal, or (iv) terminate this Agreement pursuant to Section 8.1(e), if, but only if, each of the following has occurred, in each such case, in respect of a Superior Proposal (as defined in Section 9.2): (A) the Company Board has determined in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to the Company or its shareholders under applicable Law, (B) the Company has provided Parent with written notice of its intention to take any such action, (C) the Company has given Parent three (3) Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and has negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (D) following the three (3) Business Day period referred to in (C), such Superior Proposal remains a Superior Proposal and the Company Board has again made the determination described in clause (A) above. In the event that the Company Board complies with its obligations in the preceding sentence, the Company may enter into a definitive agreement to effect a Superior Proposal, but not prior to such time as the Company has provided Parent with written notice that the Company has elected to terminate this Agreement pursuant to Section 8.1(e) and otherwise complied with the Company's obligations in the preceding sentence and in Section 8.1(e).

  (d)
  Nothing contained in this Section 6.4 shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act will be deemed to be a withdrawal, modification or amendment of the Company Recommendation in a manner adverse to Parent or the Merger Sub unless the Company Board (x) expressly reaffirms its recommendation to the Company's shareholders in favor of the Merger, (y) rejects such other Acquisition Proposal, or (z) does not otherwise comment on the merits (relative or otherwise) of the Acquisition Proposal or the transactions contemplated by this Agreement.

        SECTION 6.5    Officers', Directors' and Trustees' Indemnification.

  (a)
  In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing Date, a director, officer, employee, trustee, fiduciary or agent of the Company or any of the Company's Subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") is, or is threatened to be, made a party or witness based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was an officer, director, trustee, employee, fiduciary or agent of the Company or any of the Company's Subsidiaries, or is or was serving at the request of the Company as an, officer, director, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising at or before or after the Closing Date, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Closing Date, the Surviving REIT shall indemnify and hold harmless, as and to the fullest extent permitted by applicable Law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising at or before or after the Closing Date), (A) the Company and, after the Closing Date, the Surviving REIT shall promptly pay expenses in advance of the final disposition of any such threatened or actual claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law without requiring a preliminary determination of the ultimate entitlement to indemnification, (B) the Indemnified Parties may retain a single counsel satisfactory to them, and the Company and the Surviving REIT shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty (30) days after statements therefor are received, and (C) the Company and, after the Closing Date, the Surviving REIT will use its reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that neither the Company nor the Surviving REIT shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that the Company and the Surviving REIT shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Closing Date, the Surviving REIT thereof; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving REIT except to the extent, if any, such failure to promptly notify materially prejudices such party.

  (b)
  Parent and Merger Sub each agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in the respective charters or bylaws (or other applicable organizational documents) of the Company or any of the Company's Subsidiaries or otherwise in effect as of the date hereof shall survive the Merger and continue in full force and effect for a period of six (6) years from the Closing Date and, at the Closing Date, shall become the obligation of the Surviving REIT; provided, however, that all rights to indemnification in respect of any claims (each, a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

  (c)
  Prior to the Closing Date, the Company shall purchase a non-cancelable extended reporting period endorsement under the Company's existing directors', trustees' and officers' liability insurance coverage for the Company's directors, officers and trustees in the same form as presently maintained by the Company, with the same or comparably rated insurers as the Company's current insurer, which shall provide such directors, officers and trustees with coverage for six (6) years following the Closing Date of not less than the existing coverage under, and have other terms not less favorable in the aggregate to, the insured persons than the directors', trustees' and officers' liability insurance coverage presently maintained by the Company; provided, however, that in no event will the Surviving REIT be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving REIT will obtain that amount of directors', trustees' and officers' insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium. Parent shall, and shall cause the Surviving REIT to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

  (d)
  Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.5 applies without the consent of each such affected indemnitee. This Section 6.5 is intended for the irrevocable benefit of, and to grant third party beneficiary rights to, the Indemnified Parties and their respective heirs and shall be binding on all successors of the Surviving REIT. Each of the Indemnified Parties and their respective heirs shall be entitled to enforce the provisions of this Section 6.5.

  (e)
  In the event that, following the Closing Date, the Surviving REIT or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) commences a dissolution, liquidation, assignment for the benefit of creditors or similar action, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving REIT, as the case may be, assume the obligations set forth in this Section 6.5.

        SECTION 6.6    Access to Information; Confidentiality.

  (a)
  Between the date hereof and the Closing Date, the Company shall, and shall cause each of its Subsidiaries and Material JVs (to the extent possible) and each of the Company's and its Subsidiaries' directors, officers, employees and agents to and, to the extent reasonably possible, the directors, officers, employees and agents of its Material JVs to afford to Parent and to the directors, officers, employees, and agents of Parent reasonable access upon reasonable advance notice and during normal business hours without undue interruption (and will request the same from the Company's, its Subsidiaries' and Material JVs' (to the extent reasonably possible) auditors, attorneys, financial advisors and lenders) to (a) the properties, books, records and contracts of the Company and the Subsidiaries and (b) the officers and employees of the Company and the Subsidiaries; provided, however, that Parent shall obtain the Company's consent, which consent shall not be unreasonably withheld, to a schedule of properties to be visited and officers and employees to be accessed prior to any such visits or access. The Company shall furnish Parent such financial, operating and other data and information as Parent may reasonably request.

  (b)
  Prior to the Closing Date, Parent and Merger Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated June 30, 2005, as supplemented on October 20, 2005 (the "Confidentiality Agreement").

        SECTION 6.7    Public Announcements.    The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its commercially reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the Merger contemplated hereby no later than the opening of trading on the New York Stock Exchange on the Business Day following the date on which this Agreement is signed.

        SECTION 6.8    Employee Benefit Arrangements.

  (a)
  After the Closing Date, all employees of the Company and the Company's Subsidiaries ("Company Employees") who are employed by the Surviving REIT, shall continue to be eligible to participate in any benefit plan, program or arrangement (including any "employee benefit plan", as defined in Section 3(3) of ERISA or any vacation program) (an "Employee Benefit Plan"), of the Company which is continued by the Surviving REIT, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving REIT or its Subsidiaries in a similar Employee Benefit Plan sponsored or maintained by the Surviving REIT or in which employees of the Surviving REIT or its Subsidiaries participate after the Closing Date. With respect to each such Employee Benefit Plan of the Surviving REIT, service with the Company or any of its Subsidiaries and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of entitlement to benefits under such Employee Benefit Plan (but not for benefit accruals under any defined benefit pension plan or retiree medical or other welfare or as would otherwise result in a duplication of benefits). The Surviving REIT shall, or shall cause its Subsidiaries, as the case may be, to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all Company Employees under any comparable welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any comparable welfare plan maintained by the Company for such employees immediately prior to the Closing Date, and (ii) provide each such Company Employee with credit for any co-payments and deductibles paid prior to the Closing Date for the plan year within which the Closing Date occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

  (b)
  At and after the Closing Date, Parent shall cause the Surviving REIT to honor in accordance with their terms the employment agreements, severance agreements, and other bonus and severance obligations of the Company or any of its Subsidiaries listed in Section 6.8(b) of the Company Disclosure Schedule, except to the extent otherwise agreed to between the employee party thereto and the Surviving REIT.

  (c)
  No provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee, director, trustee or consultant (including any beneficiary or dependent thereof) of the Company or any of the Company Subsidiaries in respect of continued employment or services or resumed employment or resumed services. Notwithstanding anything to the contrary set forth in this Agreement, nothing herein precludes the Surviving REIT from terminating the employment of any employee for any reason for which the Company could have terminated such employee prior to the Effective Time.

  (d)
  Parent shall cause the Surviving REIT to amend, reform or supplement the terms of any nonqualified deferred compensation plan (within the meaning of Code Section 409A and related guidance) covering any Company Employee as necessary for compliance with, or to avoid adverse tax consequence under, Section 409A, while preserving to the extent practicable the intended treatment of the original plan.

  (e)
  Nothing in this Section 6.8 will prohibit Parent or the Surviving REIT from amending, modifying or terminating any Employee Program pursuant to, and in accordance with, its terms.

        SECTION 6.9    Certain Tax Matters.

  (a)
  The Company and its Tax Subsidiaries will take all actions, and refrain from taking all actions, as are necessary to ensure that the Company will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and the period up through the Closing. During the period from the date of this Agreement to the Closing Date, the Company will facilitate all reasonable requests of Parent with respect to maintenance of the Company's REIT status for the Company's 2005 taxable year and 2006 taxable year.

  (b)
  The Company shall not, nor shall the Company permit any Tax Subsidiary to, change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 2005, except as required by applicable Law.

  (c)
  The Company will prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and each Tax Subsidiary required to be filed on or prior to the Closing Date, including applicable extensions (including timely filing of Tax Returns for the fiscal year ended December 31, 2005). Any such Tax Returns will be prepared in a manner consistent with the historic Tax accounting practices of the Company (except as may be required under applicable Tax Law). The Company will pay all Taxes shown as due on such Tax Returns. The Company will provide to Parent copies of such Tax Returns that are to be filed on or prior to the Closing Date at least five (5) Business Days prior to the due date of such Tax Returns (including applicable extensions) and the Company will accept any and all reasonable comments of Parent with respect to such Tax Returns.

        SECTION 6.10    REIT Opinion.    The Company shall use its commercially reasonable efforts to obtain the tax opinion described in Section 7.2(c) dated as of the Closing Date.

        SECTION 6.11    Interim Period Dividends.    With the exception of dividends contemplated in Section 5.1 of this Agreement or dividends reasonably determined by the Company to be required to be distributed in order for the Company to qualify as a REIT for the 2005 taxable year, the Company shall not declare a dividend in an amount exceeding the minimum dividend necessary to avoid the imposition of excise tax under Section 4981 of the Code for the 2005 taxable year.

        SECTION 6.12    Net Worth.    Prior to the Effective Time, Parent shall not declare or pay any distribution on its equity interests or enter into any transaction with any of its owners which, in any such case, would reduce Parent's net worth below $400 million.

ARTICLE VII
CONDITIONS TO THE MERGER

        SECTION 7.1    Conditions to the Obligations of Each Party to Effect the Merger    The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver by consent of the other party, at or prior to the Closing Date, of each of the following conditions:

  (a)
  Company Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

  (b)
  Antitrust. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, if applicable.

  (c)
  No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, and no Law shall have been enacted or promulgated, which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to a party asserting this condition such party shall, in the case of an injunction or order, have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        SECTION 7.2    Additional Conditions to Obligations of Parent and Merger Sub    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Closing Date:

  (a)
  Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Section 3.2(a), the first sentence of Section 3.13(b), Section 3.16, Section 3.17 and Section 3.24 of this Agreement shall be true and correct in all material respects and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), except, in the case of clause (ii), where the failure of such representations and warranties to be true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

  (b)
  Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; provided, however, that the Company shall not be deemed to have failed to so perform or comply with such agreements or covenants if it cures such non-performance or non-compliance within a reasonable period of time (not to exceed five (5) Business Days of the occurrence of such event). Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

  (c)
  Opinion. Parent shall have received a tax opinion of Kirkland & Ellis LLP, tax counsel to the Company, or such other law firm as may be reasonably approved by Parent, dated as of the Closing Date in the form of Exhibit B attached hereto, which shall be based upon the representations and assumptions attached as Exhibit C attached hereto.

  (d)
  No Company Material Adverse Effect. Since September 30, 2005, there shall have been no change, condition, circumstance or effect that, individually or in the aggregate, with all other changes, conditions, circumstances or effects, would constitute a Company Material Adverse Effect.

  (e)
  Other Approvals. All material approvals, authorizations and consents of any Governmental Entity required to consummate the Merger shall have been obtained and remain in full force and effect and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

        SECTION 7.3    Additional Conditions to Obligations of the Company.    The obligations of the Company to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Closing Date:

  (a)
  Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), except where the failure of such representations and warranties to be true and correct would not have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated the Closing Date, to the foregoing effect.

  (b)
  Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; provided, however, that each of Parent and Merger Sub shall not be deemed to have failed to so perform or comply with such agreements or covenants if it cures such non-performance or non-compliance within a reasonable period of time (not to exceed five (5) Business Days of the occurrence of such event). The Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

        SECTION 7.4    Frustration of Closing Conditions.    No party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's failure to use its own commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereunder.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1    Termination.    This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or, other than as provided in Section 8.1(e), after the receipt of Company Shareholder Approval:

  (a)
  by the mutual written consent of Parent, Merger Sub and the Company;

  (b)
  by either of the Company, on the one hand, or Parent or Merger Sub, on the other hand, by written notice to the other:

  (i)
  if, upon a vote at a duly held meeting of holders of the Company Common Shares (or at any adjournment or postponement thereof), held to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained;

    (ii)
    if any Governmental Entity of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action (which order, decree, judgment, injunction or other action the parties hereto shall have used their reasonable best efforts to lift), which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such order, decree, judgment, injunction or other action shall have become final and non-appealable, provided, however, that the party terminating this Agreement pursuant to this Section 8.1(b)(ii) shall have used reasonable best efforts to have such offer, decree, judgment, injunction or other action vacated; or

    (iii)
    if the consummation of the Merger shall not have occurred on or before May 31, 2006 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to either party if such party's failure to comply with any provision of this Agreement in a material respect has been the proximate cause of, or resulted in, the failure of the Merger to occur on or before the Drop Dead Date.

  (c)
  by written notice from Parent to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b), and such condition is incapable of being satisfied by the Drop Dead Date or such breach has not been cured by the Company within fifteen (15) Business Days after the Company's receipt of written notice of such breach from Parent;

  (d)
  by written notice from the Company to Parent if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and such condition is incapable of being satisfied by the Drop Dead Date or such breach has not been cured by Parent or Merger Sub within fifteen (15) Business Days after Parent's receipt of written notice of such breach from the Company;

  (e)
  by written notice from the Company to Parent, in connection with entering into a definitive agreement to effect a Superior Proposal in accordance with Section 6.4; provided, however, that prior to terminating this Agreement pursuant to this Section 8.1(e), the Company shall have complied with all of its obligations under Section 6.4(c) and paid to Parent the Break-up Fee as provided in Section 8.2(b) and expenses of Parent (to the extent the Company has received documentation thereof);

  (f)
  by written notice of Parent or Merger Sub to the Company, if the Company Board shall (A) fail to include the Company Recommendation in the Proxy Statement, (B) withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, (C) approve any Acquisition Proposal or recommend that the holders of the Company Common Shares accept or approve any Acquisition Proposal, or resolve or announce its intention to do any of the foregoing; or

  (g)
  by written notice of Parent or Merger Sub to the Company, if the Company shall fail to obtain the opinion of counsel described in Section 7.2(c) hereof.

        SECTION 8.2    Effect of Termination.

  (a)
  Subject to the remainder of this Section 8.2 and to Section 8.3, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, Merger Sub or the Company and each of their respective directors, trustees, officers, employees, partners, stockholders or shareholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 6.6 (Confidentiality), 6.7 (Public Announcements), 8.2 (Effect of Termination), 8.3 (Fees and Expenses) and Article IX (General Provisions); provided, however, that nothing contained in this Section 8.2(a) shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

  (b)
  If this Agreement is terminated by the Company pursuant to Section 8.1(e), or by Parent or Merger Sub pursuant to Section 8.1(f), then the Company shall pay to Parent an amount in cash equal to $40.0 million (the "Break-Up Fee"), and reimburse Parent for its expenses pursuant to Section 8.3. In addition, if (A) prior to the Company Shareholder Meeting, an Acquisition Proposal shall have been publicly made (and not withdrawn at least three (3) Business Days prior to the Company Shareholder Meeting, in the case of a termination pursuant to Section 8.1(b)(i), or prior to the breach that gave rise to such termination, in the case of a termination pursuant to Section 8.1(c)), (B) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i), or by Parent pursuant to Section 8.1(c) at a time when the Company Shareholder Approval has not been obtained, and (C) the Company consummates an Acquisition Proposal within twelve (12) months of such termination (whether or not such Acquisition Proposal was the first Acquisition Proposal referred to above), then the Company shall pay to Parent the Break-Up Fee. For the avoidance of doubt, the amount of any fees or expenses paid to Parent pursuant to Section 8.3(c) shall not be deducted from the payment of any Break-Up Fee required by this Section 8.2(b). Payment of the Break-Up Fee required by this Section 8.2(b) shall be payable by the Company to Parent by wire transfer of immediately available funds (i) in the case of termination of this Agreement by the Company under Section 8.1(e), concurrently with the effective date of such termination, (ii) in the case of termination of this Agreement by Parent or Merger Sub under Section 8.1(f), within three (3) Business Days after the date of termination, or (iii) in case of a situation contemplated by the second sentence of this Section 8.2(b), on the same Business Day as the consummation of such Acquisition Proposal.

  (c)
  Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub hereby expressly acknowledge and agree that, with respect to any termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), in circumstances where the Break-Up Fee is payable in accordance with Section 8.2(b), the payment of the Break-Up Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or Merger Sub would otherwise be entitled to assert against the Company or any of its Subsidiaries or any of their respective assets, or against any of their respective trustees, officers, employees, partners, managers, members or shareholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Parent and Merger Sub, except for the recovery of costs and expenses pursuant to Section 8.3(c). The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), in circumstances where the Break-Up Fee is payable in accordance with Section 8.2(b), the rights to payment under Section 8.2(b): (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in Section 8.2(b) or 8.3, Parent and Merger Sub hereby agree that, upon any termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), in circumstances where the Break-Up Fee is payable in accordance with

    Section 8.2(b), in no event shall Parent or Merger Sub, (i) seek to obtain any recovery or judgment against the Company, the Company's Subsidiaries, or any of their respective assets, or against any of their respective trustees, officers, employees, partners, managers, members or shareholders, or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

        SECTION 8.3    Fees and Expenses.

  (a)
  Except as set forth in Sections 8.3(b), 8.3(c) and 8.2, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of agents, Representatives, financial advisors, counsel and accountants shall be paid by the party incurring such fees, costs or expenses.

  (b)
  If this Agreement is terminated by the Company pursuant to Section 8.1(d), Parent shall pay to the Company within three (3) Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, financial advisors and investment bankers, incurred by the Company in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, provided that such fees and expenses to be paid by Parent hereunder shall not exceed $5.0 million.

  (c)
  If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c), Section 8.1(e), Section 8.1(f), or Section 8.1(g) the Company shall pay to Parent within three (3) Business Days after the date of termination, in addition to any amounts payable pursuant to Section 8.2(b), all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, lenders, accountants, financial advisors and investment bankers, incurred by Parent or Merger Sub in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, provided that the amount of such fees and expenses to be paid by the Company hereunder shall not exceed $5.0 million. As provided in Section 8.2(b), the amount of any fees or expenses paid to Parent pursuant to this Section 8.3(c) shall not be deducted from the payment of any Break-Up Fee required by Section 8.2(b).

  (d)
  If either party fails to pay to the other party any amounts due under Section 8.2 or 8.3, the party so failing shall pay (i) the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) in connection with any action, including, without limitation, the filing of any lawsuit or other legal action, taken to collect payment and (ii) interest on such unpaid amounts at the prime lending rate prevailing during such period, as published in the Wall Street Journal, from the date such amounts were due until the date received by the receiving party. The payment of expenses set forth herein is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity).

        SECTION 8.4    Payment of Amount or Expense.

  (a)
  In the event that the Company is obligated to pay Parent the Break-Up Fee pursuant to Section 8.2(b) or the Company or Parent is obligated to pay the other the expenses set forth in Section 8.3 (collectively, the "Section 8.2 Amount"), the Company or Parent (the "Payor") shall pay to the other party (the "Payee") from the applicable Section 8.2 Amount deposited into escrow, if any, in accordance with the next sentence, an amount equal to the lesser of (i) the Section 8.2 Amount and (ii) the sum of (1) the maximum amount that can be paid to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2)

    and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(H) or 856(c)(3)(I) of the Code ("Qualifying Income"), as determined by the Payee's independent certified public accountants, plus (2) in the event the Payee receives either (x) a letter from the Payee's counsel indicating that the Payee has received a ruling from the IRS described in Section 8.4(b)(ii) or (y) an opinion from the Payee's outside counsel as described in Section 8.4(b)(ii), an amount equal to the Section 8.2 Amount less the amount payable under clause (1) above. To secure the Payor's obligation to pay these amounts, the Payor shall deposit into escrow an amount in cash equal to the Section 8.2 Amount with an escrow agent selected by the Payor and on such terms (subject to Section 8.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Section 8.2 Amount pursuant to this Section 8.4(a) shall be made at the time the Payor is obligated to pay the Payee such amount pursuant to Section 8.3 or Section 8.2(b), as applicable, by wire transfer or bank check. In the case of a payment otherwise required to be made to Parent, the term "Payee" as used in clause (ii) of the first sentence of this Section 8.4(a) or Section 8.4(b) shall include (where appropriate) any direct or indirect equity owner in Parent.

  (b)
  The escrow agreement shall provide that the Section 8.2 Amount in escrow or any portion thereof shall not be released to the Payee unless the escrow agent receives any one or combination of the following: (i) a letter from the Payee's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Payee's accountants revising that amount, in which case the escrow agent shall release such amount to the Payee, or (ii) a letter from the Payee's counsel indicating that the Payee received a ruling from the IRS holding that the receipt by the Payee of the Section 8.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Payee's outside counsel has rendered a legal opinion to the effect that the receipt by the Payee of the Section 8.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.2 Amount to the Payee. The Payor agrees to amend this Section 8.4 at the reasonable request of the Payee in order to (x) maximize the portion of the Section 8.2 Amount that may be distributed to the Payee hereunder without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Payee's chances of securing a favorable ruling described in this Section 8.4(b) or (z) assist the Payee in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.4(b). The escrow agreement shall also provide that any portion of the Section 8.2 Amount held in escrow for five years shall be released by the escrow agent to the Payor. The Payor shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

        SECTION 8.5    Amendment.    This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by holders of the Company Common Shares; provided, however,that after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without obtaining such approval.

        SECTION 8.6    Extension; Waiver.    At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. Except as so waived, no action taken or omitted to be taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

ARTICLE IX
GENERAL PROVISIONS

        SECTION 9.1     Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

  (a)
  if to Parent or Merger Sub:

    CalEast Industrial Investors, LLC
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Peter Schaff
    Facsimile: (312) 601-1250

    with a copy (for informational purposes only) to:

    Jones Day
    222 East 41st Street
    New York, New York 10017
    Attention: Robert A. Profusek, Esq.
    Facsimile: (212) 755-7306

  (b)
  if to the Company:

    CenterPoint Properties Trust
    1808 Swift Road
    Oak Brook, Illinois 60523
    Attention: Daniel J. Hemmer, Esq.
    Facsimile: (630) 586-8010

    with a copy (for informational purposes only) to:

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attention: Carter W. Emerson, P.C.
    Facsimile: (312) 861-2200

        SECTION 9.2    Certain Definitions.    For purposes of this Agreement (including the Exhibits hereto and the Company Disclosure Schedules), the term:

        "ACQUISITION PROPOSAL" shall mean any inquiry, offer or proposal regarding any (a) merger, consolidation or similar business combination transaction involving the Company or any Significant Subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for the references to 10% therein), (b) sale or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange or any similar transaction), of any assets of the Company or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries, (c) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of the Company, (d) tender offer or exchange offer in which any Person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding Company Common Shares, (e) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger or the other transactions contemplated by this Agreement.

        "BUSINESS DAY" shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by law to be closed in Chicago, Illinois.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means any trade or business that is considered a single employer together with the Company under ERISA Section 4001(b) or part of the same "controlled group" with the Company for purposes of ERISA Section 302(d)(8)(C).

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "REPRESENTATIVES" means, when used with respect to each of Parent, Merger Sub or the Company, the directors, trustees, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of such Person, as applicable, and its Subsidiaries.

        "SEC" means the Securities and Exchange Commission.

        "SUBSIDIARY", of any Person, means any corporation more than 50% of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by the first Person, or any other Person (whether or not incorporated) the accounts of which would be consolidated with those of the first Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP.

        "SUPERIOR PROPOSAL" means a written Acquisition Proposal (i) which the Company Board determines, in its good faith judgment, after receiving the advice of its financial advisor and outside legal counsel, and after taking into account all aspects of the Acquisition Proposal (including its terms and conditions, the Person making the Acquisition Proposal, any regulatory concerns and other considerations), is on terms and conditions more favorable from a financial point of view to the shareholders of the Company (in their capacity as shareholders) than those contemplated by this Agreement, (ii) the conditions to the consummation of which are all, in the good faith judgment of the Company Board, reasonably capable of being satisfied without undue delay, and (iii) for which financing, to the extent required, is then committed (subject to customary conditions) or, in the good faith judgment of the Company Board after consultation with its financial advisor and outside legal counsel, is reasonably likely to be available.

        "TREASURY REGULATIONS" means the Treasury regulations promulgated under the Code.

        SECTION 9.3    Terms Defined Elsewhere.    The following terms are defined elsewhere in this Agreement, as indicated below:

"AFFILIATE"	Section 3.18
"AFFILIATE TRANSACTION"	Section 3.18
"AGREEMENT"	Preamble
"ARTICLES OF MERGER"	Section 1.3(a)
"BREAK-UP FEE"	Section 8.2(b)
"CERCLA"	Section 3.12
"CERTIFICATE"	Section 2.2(b)
"CLAIM"	Section 6.5(b)
"CLOSING"	Section 1.4
"CLOSING DATE"	Section 1.4
"COMPANY"	Preamble
"COMPANY BOARD"	Recitals
"COMPANY BYLAWS"	Section 1.2(b)
"COMPANY COMMON SHARES"	Recitals
"COMPANY COMMON SHARE MERGER"CONSIDERATION"	Section 2.1(b)
"COMPANY DECLARATION OF TRUST"	Section 1.2(a)
"COMPANY DISCLOSURE SCHEDULE"	Article III
"COMPANY EMPLOYEES"	Section 6.8(a)
"COMPANY ENVIRONMENTAL PERMITS"	Section 3.12
"COMPANY FILED SEC REPORTS"	Section 3.5
"COMPANY INTELLECTUAL PROPERTY RIGHTS"	Section 3.20
"COMPANY LEASE"	Section 3.9(h)
"COMPANY MATERIAL ADVERSE EFFECT"	Section 3.1(a)
"COMPANY PERMITS"	Section 3.25(a)
"COMPANY PROPERTY"	Section 3.9(a)
"COMPANY RECOMMENDATION"	Section 6.1(c)
"COMPANY RESTRICTED SHARES"	Section 2.1(h)
"COMPANY RSEs"	Section 2.1(g)
"COMPANY SEC REPORTS"	Section 3.4(a)
"COMPANY SHARE OPTION"	Section 2.1(f)
"COMPANY SHARE BENEFIT PLANS"	Section 2.1(f)
"COMPANY SHARE RIGHTS"	Section 3.2(c)
"COMPANY SHAREHOLDER APPROVAL"	Section 3.3(b)
"COMPANY SHAREHOLDERS MEETING"	Section 6.1(c)
"COMPANY SUBSIDIARY"	Section 3.1(b)
"COMPANY TITLE INSURANCE POLICY"	Section 3.9(c)
"CONFIDENTIALITY AGREEMENT"	Section 6.6(b)
"CORPORATE BUDGET"	Section 5.1

"DROP DEAD DATE"	Section 8.1(b)
"EFFECTIVE TIME"	Section 1.3(a)
"EMPLOYEE BENEFIT PLAN"	Section 6.8(a)
"EMPLOYEE PROGRAMS"	Section 3.10(a)
"ENVIRONMENTAL CLAIMS"	Section 3.12
"ENVIRONMENTAL LAWS"	Section 3.12
"EXCHANGE ACT"	Section 3.4(a)
"EXCLUDED SHARES"	Section 2.1(c)
"FINANCING LETTER"	Recitals
"GAAP"	Section 3.4(a)
"GOVERNMENTAL ENTITY"	Section 3.7
"GUARANTY"	Section 4.6(b)
"HAZARDOUS MATERIAL"	Section 3.12
"INDEMNIFIED PARTY"	Section 6.5(a)
"INTELLECTUAL PROPERTY"	Section 3.20
"INTERIM PERIOD"	Section 5.1
"IRS"	Section 3.10(a)
"JOINT VENTURE AGREEMENT	Section 5.1(a)
"JUNIOR PARTICIPATING SHARES"	Section 3.2(a)
"LAWS"	Section 3.7
"LEASE DOCUMENTS"	Section 3.9(a)
"LEASED PROPERTIES"	Section 3.9(a)
"LIEN"	Section 3.1(c)
"MARYLAND COURTS"	Section 9.10(a)
"MARYLAND REIT LAW"	Recitals
"MATERIAL CONTRACT"	Section 3.14(a)
"MATERIAL JV"	Section 3.1(b)
"MATERIAL SUBSIDIARY"	Section 3.1(b)
"MAXIMUM PREMIUM	Section 6.5(c)
"MEASUREMENT DATE'	Section 3.2(a)
"MERGER"	Recitals
"MERGER CONSIDERATION"	Section 2.1(g)
"MERGER SUB"	Preamble
"MERGER SUB COMMON SHARES"	Section 2.1(a)
"OPTION MERGER CONSIDERATION"	Section 2.1(f)
"OTHER FILINGS"	Section 6.2
"PARENT"	Preamble
"PARENT MATERIAL ADVERSE EFFECT"	Section 4.1(a)
"PAYING AGENT"	Section 2.2(a)
"PAYMENT FUND"	Section 2.2(a)
"PCB"	Section 3.12
"PERMITTED ENCUMBRANCES"	Section 3.9(a)
"PERMITTED LIENS"	Section 3.9(a)
"PROPERTY RESTRICTIONS"	Section 3.9(a)
"PROXY STATEMENT"	Section 6.1(a)
"REIT"	Section 3.13(b)
"RIGHTS"	Recitals
"RIGHTS AGREEMENT"	Recitals
"RSE MERGER CONSIDERATION"	Section 2.1(g)
"SDAT"	Section 1.3(a)
"SECURITIES ACT"	Section 3.2(f)

"SERIES B PREFERRED SHARES"	Section 2.1(e)
"SERIES D PREFERRED SHARES"	Section 2.1(e)
"SHARE"	Recitals
"SURVIVING REIT"	Section 1.1
"SURVIVING REIT COMMON SHARE"	Section 2.1(a)
"SURVIVING REIT BYLAWS"	Section 1.2(b)
"SURVIVING REIT DECLARATION OF TRUST"	Section 1.2(a)
"TAKEOVER STATUTES"	Section 3.17
"TAX"	Section 3.13(o)
"TAX RETURNS"	Section 3.13(o)
"TAX SUBSIDIARY"	Section 3.13(a)
"THIRD PARTY"	Section 3.14(a)
"THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS"	Section 3.20

        SECTION 9.4    Interpretation.    All references in this Agreement and the Company Disclosure Schedule to Articles, Sections and Exhibits refer to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise and the word "including" shall mean "including without limitation." The phrases "herein," "hereof," "hereunder" and words of similar import will be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word "or" will be inclusive and not exclusive unless the context requires otherwise. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.

        SECTION 9.5    Non-Survival of Representations, Warranties, Covenants and Agreements.    Except for Articles I and II, Sections 6.5, 6.8 and 6.9 and any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and (b) thereafter there shall be no liability on the part of any of Parent, Merger Sub or the Company or any of their respective officers, trustees, directors or shareholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

        SECTION 9.6    Performance Guaranty.    Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof.

        SECTION 9.7    Miscellaneous.    This Agreement constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Exhibits hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal and state courts located in Maryland, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 9.8    Assignment; Benefit.    Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that the Merger Sub may assign its rights and interests hereunder, upon three (3) Business Days' prior written notice to the Company, to any entity that is wholly owned, directly or indirectly, by Parent, so long as such entity's being a party to this Agreement will not adversely affect the ability of the Company to consummate the Merger. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section will be null and void. Notwithstanding anything contained in this Agreement to the contrary (except for the provisions of Section 6.5 hereof which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        SECTION 9.9    Severability.    If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

        SECTION 9.10    Choice of Law/Consent to Jurisdiction.

  (a)
  All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws. Each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland ("Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum.

  (b)
  Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        SECTION 9.11    Waiver of Jury Trial.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.

        SECTION 9.12    Rules of Construction.    The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

        SECTION 9.13    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

        SECTION 9.14    Incorporation of Recitals, Exhibits and Schedules.    The Recitals to this Agreement and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CalEast Industrial Investors, LLC
By:	LaSalle Investment Management, Inc., its Manager
By:	/s/ PETER SCHAFF Peter Schaff, International Director
Solstice Merger Sub
By:	/s/ PETER SCHAFF Peter Schaff, CEO
CenterPoint Properties Trust
By:	/s/ MICHAEL M. MULLEN Name: Michael M. Mullen Title: Chief Executive Officer
By:	/s/ PAUL S. FISHER Name: Paul S. Fisher Title: President

Exhibit B

FORM OF SURVIVING REIT
AMENDED AND RESTATED DECLARATION OF TRUST

        CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies that the Trust has amended and restated the declaration of trust of the Trust (as amended and restated, the "Declaration of Trust") and that the following provisions are all the provisions of the Declaration of Trust currently in effect.

ARTICLE I

The Trust

        Section 1.1    Name.    The name of the trust (hereinafter the "Trust") is:

CENTERPOINT PROPERTIES TRUST

        Section 1.2    Principal Office; Resident Agent.    The post office address of the principal office of the Trust in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard St., Baltimore, Maryland 21202. The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard St., Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

        Section 1.3    Nature of Trust.    The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), or any successor statute. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint stock association or, except as contemplated in Section 7.1, a corporation.

        Section 1.4    Powers.    The Trust shall have all of the powers granted to real estate investment trusts generally under the Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

        Without limiting the generality of the foregoing, the Trust may engage in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"). For purposes of this Declaration of Trust, the term "REIT" shall mean a real estate investment trust as described in the Code.

        Section 1.5    Duration of Trust; Sale of Assets.    The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or consolidated or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all of the shares of beneficial interest then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the real and personal property of the Trust (the "Trust Property") only by the affirmative vote of the holders of not less than two-thirds of all shares of beneficial interest then outstanding and entitled to vote on the matter.

ARTICLE II

Trust Shares

        Section 2.1    Authorized Shares.    The total number of shares of beneficial interest which the Trust has authority to issue is [    •    ] shares (the "Shares"), of which [    •    ] are Common Shares, par value $0.001 per share ("Common Shares"), and [    •    ] are Series Preferred Shares, par value $0.001 per

share ("Preferred Shares"). The aggregate par value of all authorized shares of beneficial interest having par value is $[    •    ]. The Board of Trustees, with the approval of a majority of the entire Board and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class or series that the Trust has authority to issue.

        Section 2.2    Voting Rights.    Subject to the provisions of Article IV regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote.

        Section 2.3    Issuance of Preferred Shares.    The Preferred Shares may be issued, from time to time, in one or more series as authorized by the Board of Trustees. Prior to issuance of shares of each series of Preferred Shares, the Board of Trustees by resolution shall designate that series to distinguish it from all other series of Preferred Shares and classes of shares of beneficial interest of the Trust, shall specify the number of shares to be included in that series of Preferred Shares and, subject to the provisions of Article IV regarding Excess Shares, shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

        Pursuant to the authority vested in the Board of Trustees under Section 2.3 of this Article II, the Board of Trustees has classified and designated, and authorized the issuance of, Preferred Shares in separate series as follows:

          (i)    1,000,000 Preferred Shares as a separate series designated as "7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series B Preferred Shares") and having the preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions set forth on Exhibit I attached hereto and incorporated herein by reference.

          (ii)   100,000 Preferred Shares as a separate series designated as "Series D Flexible Cumulative Redeemable Preferred Shares" (the "Series D Preferred Shares") and having the preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions set forth on Exhibit II attached hereto and incorporated herein by reference.

        Section 2.4    Classification or Reclassification of Unissued Shares.    Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of Article IV regarding Excess Shares, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series or class of Shares.

        Section 2.5    Sale of Shares.    The Board of Trustees, in their discretion, may from time to time issue or sell or contract to issue or sell Shares, including Shares held in the treasury, to such party or parties and for money or property actually received, as permitted under the laws of the State of Maryland, at such time or times, and on such terms as the Trustees deem appropriate. In connection with any issuance of Shares, the Trustees, in their discretion, may provide for the issuance of fractional Shares.

        Section 2.6    Declaration of Trust and Bylaws.    All persons who shall acquire shares of beneficial interest in the Trust at any time and from time to time shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws of the Trust.

        Section 2.7    Preemptive and Appraisal Rights.    Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 2.4, or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b) be entitled to exercise any rights of an objecting stockholder provided for under Title 8, Subtitle 5 and Title 3, Subtitle 2 of the Corporations and Associations Article of the Annotated Code of Maryland or any successor statutes unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE III

Provisions for Defining, Limiting
and Regulating Certain Powers of the
Trust and of the Shareholders and Trustees

        Section 3.1    Number and Certification.    The number of trustees of the Trust (the "Trustees") may be increased or decreased pursuant to the Bylaws of the Trust. The names of the Trustees who shall serve until their successors are elected and qualify are:

        Section 3.2    Powers of Trustees.    Subject to the express limitations set forth herein or in the Bylaws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees.

        Section 3.3    Resignation, Removal and Death.    A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. A Trustee may be removed, with or without cause, by the shareholders upon the affirmative vote of a majority of all of the votes entitled to be cast for the election of Trustees. A Trustee may be removed, with or without cause, by the Board of Trustees upon the affirmative vote of a majority of the then acting Trustees. A special meeting of the shareholders or the Board of Trustees may be called, in accordance with the Bylaws of the Trust, for the purpose of removing a Trustee. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents and render such accounting as the remaining Trustees require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his status as a Trustee shall immediately terminate, and his legal representatives shall perform the acts set forth in the preceding sentence.

        Section 3.4    Authorization by Board of Issuance of Shares of Beneficial Interest.    The Board of Trustees of the Trust may authorize the issuance from time to time of shares of beneficial interest of the Trust of any class, whether now or hereafter authorized, or securities convertible into shares of beneficial interest of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees in its sole discretion may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust or in the general laws of the State of Maryland.

        Section 3.5    Preemptive Rights and Appraisal Rights.    Except as may be provided by the Board of Trustees in authorizing the issuance of Preferred Shares pursuant to Article II, Section 2.3, no holder of Shares shall, as such holder, (i) have any preemptive right to purchase or subscribe for any additional shares of beneficial interest of the Trust or any other security of the Trust which it may issue or sell or (ii) except as expressly required under Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

        Section 3.6    Indemnification.    The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse expenses under the procedure provided by such Maryland law in advance of final disposition of a proceeding to, (i) any individual who is a present or former Trustee or officer of the Trust or (ii) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served another trust, partnership, joint venture, corporation, employee benefit plan or any other enterprise as a trustee, officer, partner or trustee of such trust, partnership, joint venture, corporation, employee benefit plan or other enterprise. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served any predecessor of the Trust in any of the capacities, or similar to the capacities, described in (i) or (ii) above and to any employee or agent of the Trust or any predecessor of the Trust.

        Section 3.7    Advisor Agreements.    Subject to such approval of shareholders and other conditions, if any, as may be required by any applicable statue, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, association, company, trust, partnership (limited or general) or other organization (the "Advisor") shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

        Section 3.8    Related Party Transactions.    Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 3.7 or other transaction with any person, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, trustee, shareholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the affirmative vote of a majority of the disinterested Trustees, even if they constitute less than a quorum of the Board. Any Trustee of the Trust who is also a trustee, officer, shareholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

        Section 3.9    Determination by Board.    The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of its shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust, and any matters relating to the acquisition, holding and disposition of any assets by the Trust. In performing his duties under this Declaration of Trust, a Trustee is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, public accountant or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

        Section 3.10    Legal Title.    Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other individual, corporation, partnership, estate, trust, association or private foundation as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 3.3 or otherwise. Written evidence of qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

        Section 3.11    Reserved Powers of Board.    The enumeration and definition of particular powers of the Board of Trustees included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

Restriction On Transfer,
Acquisition and Redemption of Shares

        Section 4.1    Definitions.    For the purpose of this Article IV, the following terms shall have the following meanings:

        "Act" means the Securities Act of 1933, as amended.

        "Beneficial Ownership" shall mean ownership of Equity Shares (as hereinafter defined) by a Person (as hereinafter defined) who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code but without regard to Section 856(h)(3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

        "Beneficiary" shall mean the beneficiary of the Special Trust (as hereinafter defined) as determined pursuant to Section 4.18 of this Article IV.

        "Debt" shall mean indebtedness of (i) the Trust or (ii) any subsidiary thereof.

        "Equity Shares" shall mean either Common Shares or Preferred Shares.

        "Excess Shares" shall have the meaning set forth in Section 4.3.

        "Market Price" shall mean the fair market value of the Common Shares as determined in good faith by agreement of the Board of Trustees and the holder of Excess Shares, such agreement not to be unreasonably withheld.

        "Ownership Limit" shall initially mean 9.8%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.9 of this Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

        "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a)) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code or any successor statute, joint stock company or other entity; but does not include an underwriter which participated in any public offering registered under the Act of any shares of the Trust for a period of 30 days following the purchase by such underwriter of Common Shares and/or Preferred Shares.

        "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares (as defined in Section 4.3 of this Article IV), the purported beneficial transferee for whom the Purported Record Transferee (as hereinafter defined) would have acquired shares of Equity Shares, if such transfer had been valid under Section 4.2 of this Article IV.

        "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record Holder of the Equity Shares if such transfer had been valid under Section 4.2 of this Article IV.

        "Restriction Termination Date" shall mean the first day on which the Board of Trustees of the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, quality as a REIT.

        "Special Trust" shall mean the trust created pursuant to Section 4.14 of this Article IV.

        "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, but excluding the exchange of Debt for Equity Shares), whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

        "Trustee" shall mean the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

        Section 4.2    Ownership Limitation.    (i) Except as provided in Section 4.11 of this Article IV, until the Restriction Termination Date, no Person shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit.

        (ii)   Subject to Section 4.21, notwithstanding any other provisions of this Article IV and except as provided in Section 4.11 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

        (iii)  Subject to Section 4.21, notwithstanding any other provisions of this Article IV and except as provided in Section 4.11 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

        (iv)  Until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

        Section 4.3    Excess Shares.    (i) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 4.11, such Common Shares and/or Preferred Shares in excess of such Ownership Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

        (ii)   If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Debt for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(b) of the Code or any successor statute, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

        (iii)  The Ownership Limit shall not apply to the acquisition of Common Shares or Preferred Shares by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares by the Trust in which the Board of Trustees determines that the underwriter or another person initially acquiring such shares will timely distribute such shares to others such that the following such distribution none of such shares will be Excess Shares.

        Section 4.4    Prevention of Transfer.    If the Board of Trustees or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.2 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of the Trust in violation of Section 4.2 of this Article IV, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust, directing the Trust's transfer agent and/or registrar to refuse to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 4.2(ii), (iii) and (iv) of this Article IV shall automatically result in the designation and treatment described in Section 4.3 irrespective of any action (or non-action) by the Board of Trustees or its designee.

        Section 4.5    Notice to Trust.    Any Person who acquires or attempts to acquire shares in violation of Section 4.2 of this Article IV, or any Person who is a transferee such that Excess Shares result under

Section 4.3 of this Article IV, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

        Section 4.6    Information for Trust.    Until the Restriction Termination Date:

          (i)    every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1% and 5%, as provided in the regulations of the Internal Revenue Service promulgated under the Code) of the number or value of outstanding Equity Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and a description of how shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

          (ii)   each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        Section 4.7    Other Action by Board.    Subject to Section 4.21, notwithstanding any other provisions of this Article IV, nothing contained in this Article IV shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT.

        Section 4.8    Ambiguities.    In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section 4.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

        Section 4.9    Increase in Ownership Limit.    Subject to the limitations provided in Section 4.10 of this Article IV, the Board of Trustees may from time to time increase the Ownership Limit.

        Section 4.10    Limitations on Changes in Ownership Limit.    (i) The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Equity Shares could Beneficially Own, in the aggregate, more than 50% in number or value of the outstanding Equity Shares.

        (ii)   Prior to the modification of the Ownership Limit pursuant to Section 4.9 of this Article IV, the Board of Trustees of the Trust shall require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary to advisable in order to ensure the Trust's status as a REIT will not be affected.

        Section 4.11    Exemptions.    (i) The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, may exempt (prospectively or retroactively) a Person from the Ownership Limit.

        (ii)   Notwithstanding any other provisions of this Article IV, the restrictions on ownership and transfer set forth in Section 4.2 shall not be applicable to (x) any Person that would Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit as a result of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 7, 2005 (the "Merger Agreement"), by and among CalEast Industrial Investors, LLC, a California limited liability company, Solstice Merger Trust, a Maryland real estate investment trust

("Merger Sub"), and the Trust, including, without limitation, the merger of Merger Sub with and into the Trust, with the Trust as the surviving real estate investment trust, in accordance with the terms and conditions of the Merger Agreement (the "Merger"); or (y) any Transfer in connection with the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.

        Section 4.12    Legend.    Each certificate for Common Shares and for Preferred Shares shall bear substantially the following legend:

  The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Common Shares and/or Preferred Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Equity Shares of the Trust. Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Trust.

        Section 4.13    Severability.    If any provision of this Article IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        Section 4.14    Special Trust for Excess Shares.    Upon any purported Transfer that results in Excess Shares pursuant to Section 4.3 of this Article IV, such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 4.19 of this Article IV. Excess Shares so held in the Special Trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section 4.19 of this Article IV. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 4.19 of this Article IV.

        Section 4.15    No Dividends or Distributions for Excess Shares.    Excess Shares shall not be entitled to any distributions or dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust upon demand.

        Section 4.16    Liquidation Distributions for Excess Shares.    Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees of the Trust, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, each holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares and Excess Shares constituting Preferred Shares and, in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares and Excess Shares constituting Common Shares, that portion of the assets of the Trust available for distribution to its shareholders as the number of Excess Shares held by such holder bears to the total number of shares of (i) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares and (ii) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares. The Trust, as holder of the Excess Shares in the Special Trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

        Section 4.17    Voting Rights for Excess Shares.    The holders of Excess Shares shall not be entitled to vote on any matter.

        Section 4.18    Non-Transferability of Excess Shares.    Subject to Section 4.21, Excess Shares shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Shares held by the Special Trust attributable to a purported Transfer that resulted in the Excess Shares), if (i) the shares of Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price for Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Upon such transfer of an interest in the Special Trust, the corresponding Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Special Trust of the intended transfer and the Special Trust must have waived in writing its purchase rights under Section 4.19 of this Article IV.

        Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under this Section 4.18 of this Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay such excess to the Trust.

        If any of the foregoing restrictions on transfer of Excess Shares are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

        Section 4.19    Call by Trust on Excess Shares.    Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares, (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Shares or Preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 4.5 of this Article IV but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 4.18 of this Article IV.

        Section 4.20    Invalidity.    If any provision of this Article IV or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected except only to the extent necessary to comply with the determination of such court.

        Section 4.21    Settlements on a National Securities Exchange.    Nothing in Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The immediately foregoing sentence shall not limit the authority of the Board of Trustees to take any and all actions it deems necessary or advisable to protect the Trust and the interests of the Shareholders in preserving the Trust status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement is so permitted shall not negate the effect of any other provision of this Article IV, and any transferee in such a transaction and the Shares so transferred shall be subject to all of the provisions and limitations set forth in this Article IV.

ARTICLE V

Amendments

        Section 5.1    Power to Amend.    The Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any shares of outstanding stock. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.

        Section 5.2    By Shareholders.    Except as provided in Section 5.3 below, any amendment to this Declaration of Trust shall be valid only if such amendment shall have been approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter except to the extent Maryland law requires a higher vote.

        Section 5.3    By Trustees.    The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

ARTICLE VI

Limitation of Liability

        Section 6.1    Limitation of Shareholder and Trustee Liability.    No shareholder or Trustee shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder or Trustee, nor shall any shareholder or Trustee be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Property or the affairs of the Trust.

        Section 6.2    Limitation of Trustee and Officer Liability.    To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of Trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of Trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Section 6.3    Express Exculpatory Clauses.    Neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

ARTICLE VII

Miscellaneous

        Section 7.1    Construction.    This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If the provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

        Section 7.2    Headings for Reference Only.    Headings preceding the text, articles and sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

        Section 7.3    Filing and Recording.    This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. An amended Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

        Section 7.4    Applicable Law.    This Declaration of Trust has been executed with reference to and its construction and interpretation shall be governed by the laws of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of Maryland.

        Section 7.5    Certifications.    Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments thereto, or any restated Declaration of Trust and any amendments thereto, or that there are no amendments to the Declaration of Trust or any restated Declaration of Trust; a copy of the Bylaws of the Trust or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of Trustees or a committee thereof or shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of the Declaration of Trust; a copy of any Bylaw adopted by the shareholders or the identity of any officer elected by the Trustees; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If the Declaration of Trust or any restated Declaration of Trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Trustees may sign any certificate of the kind described in this Section 7.5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

        Section 7.6    Severability.    If any provision of the Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of the Declaration of Trust, and the Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained therein.

        Section 7.7    Annual Meeting of Shareholders.    An annual meeting of the shareholders shall be held each year for the purpose of electing Trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the Board of Trustees on a date determined in its discretion. The annual meeting of shareholders shall be held at a convenient location and on proper notice as provided in the Bylaws of the Trust.

        Section 7.8    Bylaws.    The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board of Trustees of the Trust by a majority vote of the Trustees, subject to repeal or change of any such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon.

        Section 7.9    Counterparts.    This Declaration of Trust may be executed in any number of counterparts, all of which taken together shall constitute one Declaration of Trust.

EXHIBIT I

CENTERPOINT PROPERTIES TRUST

7.50% SERIES B CONVERTIBLE
CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

        The number of shares, designation, preferences, rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Shares of CenterPoint Properties Trust (the "Trust") designated as the 7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest are as follows (collectively, the "Series B Terms"):

        Section 1.    Designation and Number.

        The shares of the series of Preferred Shares hereby created shall be designated as "7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest", par value $0.001 per share and the number of shares constituting such series shall be 1,000,000.

        Section 2.    Ranking.

        The Series B Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of common shares of beneficial interest of the Trust and to all equity securities ranking junior to such Series B Preferred Shares; (b) on a parity with the Series D Flexible Cumulative Redeemable Preferred Shares of the Trust (the "Series D Preferred Shares") and all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Shares (collectively, the "Parity Preferred"); and (c) junior to all equity securities issued in accordance with subsection 7(d) below by the Trust the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Shares. The term "equity securities" does not include convertible debt securities for this purpose.

        Section 3.    Dividends.

        (a)   Holders of the Series B Preferred Shares will be entitled to receive, when and as authorized by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.50% of the $50.00 liquidation preference per annum (equivalent to $3.75 per annum per share). Dividends on the Series B Preferred Shares will accrue and be cumulative from the date of original issue and will be payable quarterly in arrears on or about the 30th day of each March, June, September and December or, if not a business day, the next business day (each, a "Dividend Payment Date"). The first dividend on the Series B Preferred Shares, which will be paid on or about September 30, 1999, will be for more than a full quarter. That dividend and any dividend payable on the Series B Preferred Shares for a partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the fifteenth (15th) day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such dividend payment date (each a "Dividend Record Date"). As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obliged by law or executive order to close.

        (b)   No dividends on the Series B Preferred Shares will be authorized by the Board of Trustees of the Trust or be paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such

B-I-1

authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach of or a default under such agreement, or if such authorization or payment is restricted or prohibited by law.

        (c)   Notwithstanding the foregoing, dividends on the Series B Preferred Shares will accrue whether or not the terms and provisions set forth in subsection 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized. Accrued but unpaid dividends on the Series B Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.

        (d)   Except as provided in subsection 3(e) below, no dividends (other than a dividend paid in the Common Shares or in shares of any other class of shares of beneficial interest ranking junior to the Series B Preferred Shares as to dividends and upon liquidation) shall be authorized or paid or set apart for payment, nor shall any other distribution be authorized or made, upon the Common Shares, or on any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to dividends or upon liquidation, for any period unless full cumulative dividends for all past dividend periods and the then current dividend period have been or contemporaneously are (i) authorized and paid or (ii) authorized and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Shares.

        (e)   When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series B Preferred shares, all dividends authorized upon the Series B Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series B Preferred Shares shall be authorized pro rata so that the amount of dividends authorized per share of Series B Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Shares and such other series of Preferred Shares (which shall not include any accrual in respect of unpaid dividends on such other series of Preferred Shares for prior dividend periods if such other series of Preferred Shares does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares which may be in arrears.

        (f)    Unless full cumulative dividends on the Series B Preferred Shares have been or contemporaneously are authorized and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Common Shares, or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation, and except as set forth in subsection 5(e) below).

        (g)   Holders of Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on the Series B Preferred Shares as provided above. Any dividend payment made on the Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        (h)   If, for any taxable year, the Trust elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest in the Trust (the "Total Dividends"), then the

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portion of the Capital Gains Amount that will be allocable to the holders of Series B Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series B Preferred Shares for the year and the denominator of which shall be the Total Dividends.

        Section 4.    Liquidation.

        (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of the Series B Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of a liquidation preference of $50.00 per share plus an amount equal to any accrued and unpaid dividends to the date of such liquidation, dissolution or winding up, concurrently with any distribution of assets is made to holders of Common Shares or any other class or series of beneficial interest of the Trust that rank junior to the Series B Preferred Shares as to liquidation rights; provided, however, that no payment shall be made to the holders of Common Shares or any other class or series of beneficial interest of the Trust that rank junior to the Series B Preferred Shares as to liquidation rights unless the liquidation preference of $50.00 per share plus an amount equal to any accrued and unpaid dividends to the date of such liquidation, dissolution or winding up is paid in full to each holder of Series B Preferred Shares.

        (b)   In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series B Preferred Shares in the distribution of assets (such as the Series B Preferred Shares), then the holders of the Series B Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        (c)   Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

        (d)   After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

        (e)   The consolidation or merger of the Trust with or into any other corporation, trust or entity or of any other corporation, trust or other entity with or into the Trust, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

        Section 5.    Redemption by the Trust.

        (a)   Right of Optional Redemption.

          (i)    The Trust, at its option and upon not less than thirty (30) nor more than sixty (60) days' written notice, may redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $50.00 per share plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

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          (ii)   If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the Series B Preferred Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Trust.

          (iii)  The Series B Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provision, except as provided in subsection 5(c) below.

        (b)   Limitation on Redemption.

          (i)    The redemption price of the Series B Preferred Shares (other than the portion thereof consisting of accrued and unpaid dividends) redeemed pursuant to subsection 5(a) above is payable solely out of the sale proceeds of other shares of beneficial interest of the Trust, which may include other series of Preferred Shares, and not from any other source. For purposes of the preceding sentence, "shares of beneficial interest" means any equity securities (including Common Shares and Preferred Shares), shares, depositary shares, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

          (ii)   Unless full cumulative dividends on all Series B Preferred Shares and all Parity Preferred shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares and Parity Preferred are simultaneously redeemed and the Trust shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of Excess Shares in order to ensure the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

        (c)   Procedures for Redemption.

          (i)    Notice of redemption pursuant to subsection 5(a) above will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.

          (ii)   In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the Series B Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.

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          (iii)  Holders of Series B Preferred Shares to be redeemed shall surrender such Series B Preferred Shares at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. In case less than all the shares of the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or new certificates representing the unredeemed shares of the Series B Preferred shares shall be issued without cost to the holder thereof.

          (iv)  If notice of redemption of any Series B Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends to such redemption date.

        (d)   Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series B Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Shares at the close of business on a Dividend Record Date will be entitled to receive the dividend declared and payable with respect to the Series B Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of the Series B Preferred Shares between such Dividend Record Date and the corresponding Dividend Payment Date or any default of the Trust in the payment of the dividend due. Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares to be redeemed.

        (e)   Application of Article IV of The Declaration of Trust. In order to ensure that the Trust remains a qualified real estate investment trust ("REIT") for federal income tax purposes, Series B Preferred Shares shall be subject to the provisions of Article IV of the Declaration of Trust, pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in the Declaration of Trust) will constitute Excess Shares (as defined in the Declaration of Trust) and the Trust will have the right to purchase Excess Shares from the holder. Series B Preferred Shares which constitute Excess Shares pursuant to the Declaration of Trust shall be deemed to have been offered for sale to the Trust, which offer may be accepted for the period of time set forth in the Declaration of Trust, at a redemption price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price (as defined in the Declaration of Trust) at the time of such devise or gift) and (ii) the Market Price of the Series B Preferred on the date the Trust, or its designee, accepts such offer.

        (f)    Status of Redeemed Shares. Any shares of Series B Preferred that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Trustees.

        Section 6.    Optional Redemption Following the Death of a Holder of Series B Preferred.

        (a)   Subject to the limitation on redemption set forth in subsection 5(b)(ii), on the thirtieth day of each March, June, September and December of each year or, if not a business day, the next business day, the Trust will, following the death of any registered holder of the Series B Preferred Shares, redeem the Series B Preferred Shares held by such registered owner upon presentation of the documentation described below by such registered owner's personal representative or surviving joint tenant(s). The Trust's obligation to redeem such shares shall be subject to the following limitations: (i) the Trust will only redeem five hundred (500) Series B Preferred Shares per owner per twelve-month period; and (ii) in any twelve-month period, the Trust will only redeem up to an aggregate of

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thirty thousand (30,000) Series B Preferred Shares (each a "Redemption Limitation" and together the "Redemption Limitations").

        (b)   To redeem Series B Preferred Shares under these circumstances, the transfer agent for the Series B Preferred Shares must receive: (i) written request for redemption in form satisfactory to the transfer agent, signed by the personal representative or surviving joint tenant(s) of the registered owner (each: a "Personal Representative"); (ii) the Series B Preferred Shares to be redeemed if certificated, or, if not, notice of the number of shares to be redeemed; (iii) appropriate evidence of death and ownership of such shares at the time of death; and (iv) appropriate evidence of the authority of the Personal Representative.

        (c)   In order for the Series B Preferred Shares to be eligible for the redemption on any of the dates listed above, the material specified in subsection 6(b) above must be presented for redemption in full compliance with the provisions set forth above at least twenty (20) days preceding such dates and must be deemed acceptable by the transfer agent at least ten (10) days prior to the applicable redemption date.

        (d)   A redemption request which exceeds one or both Redemption Limitations will be held for redemption in subsequent years until redeemed in full. A redemption request will be applied in order of receipt by the transfer agent to successive periods, regardless of the number of periods required to redeem such shares. A redemption request which, if fulfilled, would violate the provisions of subsection 5(b)(ii) hereof will be held for redemption at the time such redemption would no longer violate the provisions of subsection 5(b)(ii) and until redeemed in full. All redemption requests will be redeemed in order in which received by the transfer agent.

        (e)   The transfer agent may conclusively assume, without independent investigation, that the statements contained in each redemption request are true and correct and shall have no responsibility for reviewing any documents accompanying a redemption request or for determining whether the applicable decedent is in fact the owner if the Series B Preferred Shares to be redeemed or is in fact deceased and whether the Personal Representative is duly authorized to request redemption on behalf of the applicable owner.

        (f)    Any redemption by the Company pursuant to this Section 6 may be made either in cash or in Common Shares. For redemptions made in cash, the redemption price will be $50.00 per Series B Preferred Share (plus accrued and unpaid dividends). If the redemption is made in Common Shares, the Company will notify the Personal Representative that the redemption will be made in Common Shares at least seven (7) days prior to the redemption settlement date. For redemptions made in Common Shares, the redemption price will be $50.50 per Series B Preferred Share based on the Current Market Price (as defined in subsection 8(c) below) of the Common Shares on the Trading Day (as defined in subsection 8(c) below) prior to the redemption date (plus cash in an amount equal to accrued and unpaid dividends). No fractional Common Shares will be issued. In lieu of any fractional shares, the Company will pay cash in an amount equal to the product of such fraction multiplied by the closing price of one Common Share on the Trading Day prior to the redemption date.

        (g)   The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interest of ownership (including as a joint tenant) of Series B Preferred Shares will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the transfer agent. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other joint ownership arrangements between husband and wife, and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Series B Preferred Shares during his lifetime. In the case of Series B Preferred Shares registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc.

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("Qualified Institutions"), the redemption limitations described above apply to each beneficial owner of Series B Preferred Shares held by any Qualified Institution. In connection with the redemption request, each Qualified Institution must submit evidence, satisfactory to the transfer agent, that it holds the Series B Preferred Shares subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

        (h)   In the case of a redemption request which is presented on behalf of a deceased beneficial owner and which has not been fulfilled at the time the Trust gives notice of its election to redeem the Series B Preferred Shares, the shares which are the subject of such pending redemption request shall be redeemed prior to any other Series B Preferred Shares.

        (i)    Any redemption request may be withdrawn upon delivery of a written request for such withdrawal given to the transfer agent at least ten (10) days prior to payment for redemption of the shares by reason of the death of a beneficial owner. Any party withdrawing its redemption request will forfeit its right to require the Trust to redeem the Series B Preferred Shares upon the death of a shareholder.

        Section 7.    Voting Rights.

        (a)   Holders of Series B Preferred Shares will not have any voting rights, except as set forth below or as otherwise required by law.

        (b)   Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a "Preferred Dividend Default"), the holders of such Series B Preferred Shares (voting separately as a class with all other Parity Preferred upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Trust (the "Preferred Shares Trustees") at a special meeting called by the holders of record of at least twenty percent (20%) of the outstanding Series B Preferred Shares or the holders of shares of any series of Parity Preferred so in arrears, unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the shareholders in which case the voting for such additional Trustees shall be at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the accrued dividend for the then current dividend period shall have been fully paid or a sum sufficient for the payment thereof set aside for payment in full.

        (c)   If and when all accumulated dividends and the accrued dividend for the then current dividend period on the Series B Preferred Shares shall have been paid in full or set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in subsection 7(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the accrued dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the affirmative vote of, and shall not be removed otherwise than by the affirmative vote of, the holders of record of the outstanding Series B Preferred Shares when they have the voting rights set forth in subsection 7(b) and the holders of record of any other series of Parity Preferred upon which like voting rights have been conferred and are exercisable representing a majority of such Series B Preferred Shares and other series of Parity Preferred, if any, entitled to be voted on the matter, voting as a single class. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filed by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by the affirmative vote of the holders of record of the outstanding Series B Preferred Shares when they have the voting rights set forth in subsection 7(b) and the holders of record of any other series of Parity Preferred upon which like voting rights have been conferred and are exercisable representing a majority of such Series B Preferred Shares and other series of Parity Preferred, if any, entitled to be voted on the matter, voting as a single class. Each of the Preferred Shares Trustees shall be entitle to one vote on any matter.

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        (d)   So long as any Series B Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series B Preferred Shares voting separately as a class):

          (i)    authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

          (ii)   amend, alter or repeal the provisions of the Series B Terms establishing the Series B Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; or

          (iii)  enter into a consolidation or merger in which another entity is the surviving entity, unless the holders of the Series B Preferred Shares receive a preference security the rights, preferences, privileges and voting power of which do not differ from those of the Series B Preferred Shares in any manner which is material and adverse to the holder of the Series B Preferred Shares; provided, however, that with respect to the occurrence of any event set forth in (ii) or (iii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, or the terms of the securities issued in exchange for the Series B Preferred Shares in the consolidation or merger are not materially different from those of the Series B Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Shares and provided further that any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        (e)   The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

        Section 8.    Conversion.

        Holders of Series B Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares as follows:

        (a)   Subject to and upon compliance with the provisions of this Section 8, a holder of Series B Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in subsection 8(b)(iv) below) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection 8(b)(iv) below; provided, however, that the right to convert shares called for redemption pursuant to subsection 5(a) hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under Section 5(a) hereof. The initial Conversion Price is equal to $43.50 per Common Share (equivalent to a conversion rate of

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1.1494 Common Shares per Series B Preferred Share) and is subject to adjustment as provided in subsection 8(d) below.

        (b)   (i) In order to exercise the conversion right, the holder of a Series B Preferred Share to be converted shall surrender the certificate representing such share, if certificated, duly endorsed or assigned to the Trust or in blank, at the office of the transfer agent, accompanied by written notice to the Trust that the holder hereof elects to convert such Series B Preferred Share. If such shares are not certificated, the holder must deliver evidence of ownership satisfactory to the Trust and the transfer agent. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Shares are registered, shares surrendered for conversion shall be accompanied by written notice of conversion and instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

          (ii)   Holders of Series B Preferred Shares at the close of business on a Dividend Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. However, Series B Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a redemption date during such period or coinciding with such Dividend Payment Date, such Series B Preferred Shares being entitled to such distribution on the Dividend Payment Date) must be accompanied by payment of an amount equal to the distribution payable on such shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a Dividend Record Date who (or whose transferees) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the distribution payable by the Trust on such Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Series B Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

          (iii)  As promptly as practicable after the surrender of Series B Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection 8(c) below.

          (iv)  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Series B Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Trust.

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        (c)   No fractional shares of scrip representing fractions of Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price (as defined below) of Common Shares on the Trading Day (as defined below) immediately preceding the date of conversion. If more than one Series B Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered. As used in these Series B Terms, "Current Market Price" of publicly traded common shares or any other class of shares or other security of the Company or any other issuer for any day means the last reported sales price, regular way on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (the "NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the chief executive officer of the Company or the Board of Trustees. As used in these Series B Terms, "Trading Day" means any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, of if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

        (d)   The Conversion Price shall be adjusted from time to time as follows:

          (i)    If the Trust shall after the first date on which Series B Preferred Shares are issued and sold (the "Issue Date") (A) pay a distribution or make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder any Series B Preferred Shares thereafter surrendered or conversion shall be entitled to receive the number Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection 8(d)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection 8(h) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii)   If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value (as defined in subsection 8(d)(v) below) per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record

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  date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 8(h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the chief executive officer of the Trust or the Board of Trustees.

          (iii)  If the Trust shall distribute to all holders of its Common Shares evidence of its indebtedness or assets (excluding cash distributions out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares) and excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within forty-five (45) days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per the Common Share on the record date mentioned below less the then fair market value (as determined by the chief executive officer of the Trust or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in Section 8(h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a person converting a Series B Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series B Preferred Share would no longer be entitled to receive such Security with a Common Share (other than a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (iv)  No adjustment in the Conversion Price shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Price; provided, however, that any adjustments that by reason this subsection (iv) are not required to be made shall be carried

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  forward and taken into account in subsequent adjustments; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 8 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 8, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions of interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 8 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section 8(d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 8(d), as it in its discretion shall determine to be advisable in order that any stock distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Trust to its shareholders shall not be taxable.

          (v)   As used in these Series B Terms, "Fair Market Value" means the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date" when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

        (e)   If the Trust, including any predecessor of the Trust, shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self-tender offer for all or substantially all of the Common Shares, sale of all or substantially all of its assets (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, other securities or property (including cash or any combination thereof), each Series B Preferred Shares which is not converted into the right to receive shares, stock, other securities or property receivable in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, other securities and property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount shares, stock, securities and other property (including cash) receivable upon such Transaction (each a "Non-Electing Share") (provided that the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount of receivable per share by a plurality of the non-electing shares). The Trust may not be a party to any Transaction unless the terms of such transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (e) shall similarly apply to successive Transactions.

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        (f)    If:

          (i)    the Trust shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of this distribution); or

          (ii)   the Trust shall authorize the granting to holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

          (iii)  there shall be any reclassification of the Common Shares (other than an event to which subsection 8(d)(i) hereof applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self-tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entity and for which approval of any shareholders of the Trust is required; or

          (iv)  there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust, then the Trust shall cause to be filed with the transfer agent for the Series B Preferred Shares and shall cause to be mailed to the holders of the Series B Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purposes of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.

        (g)   Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the transfer agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder's last address as shown on the share records of the Trust.

        (h)   In any case in which subsection 8(d) hereof provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series B Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection 8(c).

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        (i)    There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 8, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (j)    If the Trust shall take any action affecting the Common Shares, other than action described in this Section 8, that in the opinion of the Board of Trustees would have a material adverse effect on the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price of the Series B Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

        (k)   The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this subsection (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Trust covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series B Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery. Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

        (l)    The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

        (m)  In addition to the foregoing adjustments, the Trust will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock rights will not be taxable to the holders of the Common Shares.

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EXHIBIT II

CENTERPOINT PROPERTIES TRUST

SERIES D FLEXIBLE CUMULATIVE REDEEMABLE PREFERRED SHARES

        The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate series of Preferred Shares of CenterPoint Properties Trust (the "Trust") designated as the Series D Flexible Cumulative Redeemable Preferred Shares are as follows (collectively, the "Series D Terms"):

        Section 1.    Number of Shares and Designation.    A series of Preferred Shares designated as Series D Flexible Cumulative Redeemable Preferred Shares (the "Series D Preferred Shares") is hereby established. The number of Series D Preferred Shares shall be 100,000, subject, however, to increase or decrease upon further action of the Board of Trustees in the future as permitted by the Declaration of Trust of the Trust (the "Declaration") and applicable law.

        Section 2.    Definitions.    For purposes of the Series D Preferred Shares, the following terms shall have the meanings indicated:

        "3-month LIBOR Rate" means, for each Distribution Period, the arithmetic average of the two most recent weekly quotes for deposits for U.S. Dollars having a term of three months, as published on the first Business Day of each week during the relevant Calendar Period immediately preceding the Distribution Period for which the Floating Rate is being determined. Such quotes will be taken from the Bloomberg interest rate page most nearly corresponding to Telerate Page 3750 (or such other page as may replace such page for the purpose of displaying comparable rates) at approximately 11:00 a.m. London time on the relevant date. If such rate does not appear on the Bloomberg interest rate page most nearly corresponding to Telerate Page 3750 (or such other page as may replace such page for the purpose of displaying comparable rates) on the Distribution Determination Date, the 3-month LIBOR Rate will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the Distribution Determination Date for loans in U.S. Dollars to leading European banks for a period of three months.

        "10-year Treasury CMT" means the rate determined in accordance with the following provisions:

          (i)    With respect to any Distribution Determination Date and the Distribution Period that begins immediately thereafter, the 10-year Treasury CMT means the rate displayed on the Bloomberg interest rate page most nearly corresponding to Telerate Page 7051 containing the caption "...Treasury Constant Maturities... Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," and the column for the Designated CMT Maturity Index.

          (ii)   If such rate is no longer displayed on the page described in clause (i) of this defined term, or is not so displayed by 3:00 P.M., New York City time, on the applicable Distribution Determination Date, then the 10-year Treasury CMT for such Distribution Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as is published in H.15(519).

          (iii)  If such rate is no longer displayed on the page described in clause (i) of this defined term, or if not published by 3:00 P.M., New York City time, on the applicable Distribution Determination Date, then the 10-year Treasury CMT for such Distribution Determination Date will be such constant maturity treasury rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the applicable Distribution Determination Date with respect to such Distribution reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States

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  Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Bloomberg interest rate page most nearly corresponding to Telerate Page 7051 and published in H.15(519).

          (iv)  If such information is not provided by 3:00 P.M., New York City time, on the applicable Distribution Determination Date, then the 10-year Treasury CMT for such Distribution Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such Distribution Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Debentures") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

          (v)   If the Calculation Agent is unable to obtain three such Treasury Debentures quotations, the 10-year Treasury CMT for the applicable Distribution Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Distribution Determination Date of three Reference Dealers in the city of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Debentures with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.

          (vi)  If three or four (and not five) of such Reference Dealers are quoting as set forth above, then the 10-year Treasury CMT will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as set forth above, the 10-year Treasury CMT with respect to the applicable Distribution Determination Date will remain the 10-year Treasury CMT for the immediately preceding interest period. If two Treasury Debentures with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Debentures with the shorter remaining term to maturity will be used.

        "30-year Treasury CMT" has the meaning specified under the definition of 10-year Treasury CMT, except that the Designated CMT Maturity Index for the 30-year Treasury CMT shall be 30 years.

        "Bloomberg" means Bloomberg Financial Markets Commodities News.

        "Business Day" means a day other than (i) a Saturday or Sunday; (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed; or (iii) a day on which the Trust's principal executive office is closed for business.

        "Calculation Agent" means SunTrust Bank, or its successor appointed by the Trust, acting as calculation agent.

        "Calendar Period" means a period of 180 calendar days.

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        "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

        "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "Common Shares" means Common Shares, par value $0.001 per share, of the Trust, together with any other shares of beneficial interest of the Trust into which such Common Shares are reclassified or changed.

        "Definitive Series D Preferred Share Certificates" means any Series D Preferred Share Certificate issued in certificated, fully registered form, other than any global certificate registered in the name of the Clearing Agency.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (10 years) with respect to which the 10-year Treasury CMT will be calculated.

        "Distribution Determination Date" means the second London Business Day immediately preceding the first day of the relevant Distribution Period in the Floating Rate Period.

        "Distribution Payment Date" means each day on which Distributions are payable determined based on the then-applicable Distribution Period.

        "Distribution Period" means each semiannual period in a Fixed Rate Period and each quarterly period in a Floating Rate Period for which Distributions are payable; provided that the last Distribution Period in a Fixed Rate Period may be shorter than six months and the last Distribution Period in a Floating Rate Period may be shorter than three months.

        "Distribution Rate" means the rate at which Distributions will accrue in respect of any Distribution Period, as determined pursuant to the terms of Section 3 hereof, whether by Remarketing or otherwise.

        "Distributions" means amounts payable in respect of the Series D Preferred Shares as provided in Section 3 hereof, and for purposes of Section 7 hereof, the term "dividend" shall include, but not be limited to, "Distributions".

        "Election Date" means, with respect to any proposed Remarketing, a date as determined by the Trust that is at least five Business Days prior to the proposed Remarketing Date.

        "Fixed Rate" means the Distribution Rate during the Initial Fixed Rate Period and any subsequent Fixed Rate Period as determined by a Remarketing.

        "Fixed Rate Period" means the Initial Fixed Rate Period and each period set by the Trust during a Remarketing for which the Fixed Rate determined in such Remarketing will apply; provided, however, that a Fixed Rate Period must be for a duration of at least six months and may not end on a day other than a Distribution Payment Date.

        "Floating Rate" means the Distribution Rate during a Floating Rate Period calculated pursuant to Section 3(i) hereof.

        "Floating Rate Period" means any period during which a Floating Rate is in effect.

        "Initial Distribution Rate" means 5.377% per annum.

        "Initial Fixed Rate Period" means the Issue Date through December 14, 2009.

        "Issue Date" means the date of the issuance and delivery of the Series D Preferred Shares.

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        "Junior Shares" means Common Shares and all other equity securities issued by the Trust ranking junior to the Series D Preferred Shares as to the payment of dividends or distributions and/or to the distribution of assets upon liquidation, dissolution or any winding up of the Trust, as applicable.

        "Parity Shares" means the Series B Preferred Shares and all other equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Shares as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Trust whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series D Preferred Shares.

        "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Shares" means Series Preferred Shares, par value $0.001 per share, of the Trust.

        "Redemption Date" means, with respect to any Series D Preferred Shares to be redeemed, the date fixed for such redemption by or pursuant to these Series D Terms.

        "Remarketing" means the conduct by which a Fixed Rate shall be determined in accordance with the Remarketing Procedures.

        "Remarketing Agent" means, jointly, Lehman Brothers Inc. ("Lehman") and Wachovia Capital Markets, LLC ("Wachovia"), their successors or assigns, or such other remarketing agent or remarketing agents appointed to such capacity by the Trust.

        "Remarketing Agreement" means the remarketing agreement, dated December 9, 2004, among the Trust on the one hand and Lehman and Wachovia, as joint Remarketing Agent, on the other hand, and any successor agreement.

        "Remarketing Date" means, as determined by the Trust, any Business Day, which date shall be at least three Business Days prior to any Remarketing Settlement Date.

        "Remarketing Procedures" means those procedures set forth in Section 3(k) hereof.

        "Remarketing Settlement Date" means, to the extent applicable, (i) the first Business Day of the next Distribution Period following the expiration of the Initial Fixed Rate Period; (ii) any Distribution Payment Date during a Floating Rate Period; or (iii) any Distribution Payment Date during a time in which Series D Preferred Shares are not redeemable in a subsequent Fixed Rate Period and the date set by the Trust during a time in which the Series D Preferred Shares are redeemable in a subsequent Fixed Rate Period.

        "Series B Preferred Shares" means the 7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest of the Trust.

        "Series D Preferred Share Certificate" means a certificate evidencing ownership of a Series D Preferred Share.

        "Telerate Page 3750" means the display designated on page 3750 on MoneyLine Telerate (or such other pages as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollars deposits).

        "Telerate Page 7051" means the display on MoneyLine Telerate (or any successor service), on such page (or any other page as may replace such page on that service), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).

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        Capitalized terms not otherwise defined herein shall have the meaning set for in the Declaration.

        Section 3.    Distributions.

        (a)   Distributions shall be payable in cash on the Series D Preferred Shares when, as and if declared by the Board of Trustees, out of assets legally available therefore. Distributions shall accrue from the Issue Date until the Redemption Date. During the Initial Fixed Rate Period, Distributions will be payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2005. During any subsequent Fixed Rate Period, Distributions will be payable semiannually in arrears determined based on the Remarketing Date (for example, if the Series D Preferred Shares are remarketed for a new Fixed Rate Period that begins on January 1 or July 1, Distributions will be payable on June 30 and December 31 of each year, and if the Series D Preferred Shares are remarketed for a new Fixed Rate Period that begins on April 1 or October 1, Distributions will be payable on September 30 and March 31 of each year), and on each other date on which a Fixed Rate Period ends. Any Fixed Rate Period may not end on a day other than a Distribution Payment Date. During any Floating Rate Period, Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, and on each other date on which a Floating Rate Period ends. Distributions not paid on a Distribution Payment Date will accumulate additional Distributions (to the extent permitted by law) compounded semiannually at the Fixed Rate or quarterly at the Floating Rate, as applicable, then in effect.

        Each such Distribution shall be paid to the holders of record of Series D Preferred Shares as they appear on the share register of the Trust as of the opening of business on the Business Day immediately preceding such Distribution Payment Date. After full Distributions on the Series D Preferred Shares have been paid or declared and funds set aside for payment for all past Distribution Periods and for the then current Distribution Period, the holders of the Series D Preferred Shares will not be entitled to any further Distributions with respect to that Distribution Period.

        (b)   If any Distribution Payment Date with respect to a Fixed Rate Period is not a Business Day, then Distributions will be payable on the first Business Day following such Distribution Payment Date, with the same force and effect as if payment was made on the date such payment was originally payable. If any Distribution Payment Date with respect to a Floating Rate Period is not a Business Day, then Distributions will be payable on the first Business Day following such Distribution Payment Date and Distributions shall accrue to the actual payment date (except for a Distribution Payment Date that coincides with the Redemption Date).

        (c)   The amount of Distributions payable on each Distribution Payment Date relating to a Distribution Period will be computed on the basis of a 360-day year of twelve 30-day months by multiplying the per annum Distribution Rate in effect for such Distribution Period by a fraction, the numerator of which will be the actual number of days in such Distribution Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by $1,000 with respect to each Series D Preferred Share.

        (d)   When Distributions are not paid in full upon the Series D Preferred Shares and any other series of Preferred Shares of the Trust ranking on a parity therewith as to dividends, all Distributions declared upon the Series D Preferred Shares and any other series of Preferred Shares of the Trust ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other that same ratio that the accumulated dividends per Series D Preferred Share and such other series of Preferred Shares bear to each other. Except as provided in the preceding sentence, unless an amount equal to full cumulative Distributions on the Series D Preferred Shares has been paid to holders of record of Series D Preferred Shares entitled to receive Distributions as set forth above by the Trust for all past Distribution Periods, no Distributions (other than in

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Common Shares of the Trust, or other shares of beneficial interest of the Trust ranking junior to the Series D Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation. Unless an amount equal to full cumulative Distributions on the Series D Preferred Shares has been paid to holders of record of Series D Preferred Shares entitled to receive Distributions as set forth above by the Trust for all past Distribution Periods, no Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such beneficial interest) by the Trust or any subsidiary of the Trust, except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series D Preferred Shares as to dividends and upon liquidation; provided, however, that the foregoing shall not prohibit the purchase by the Trust of Common Shares or other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation pursuant to the terms of the Declaration to preserve the Trust's status as a real estate investment trust.

        (e)   During the Initial Fixed Rate Period, the Distribution Rate shall be the Initial Distribution Rate.

        (f)    Prior to the expiration of the Initial Fixed Rate Period, the Trust will have the option to remarket the Series D Preferred Shares to establish a new Fixed Rate with respect to the Series D Preferred Shares (to be in effect after the Initial Fixed Rate Period). Any new Fixed Rate so established will be in effect for such Fixed Rate Period as the Trust determines in connection with the Remarketing, provided that a Fixed Rate Period must be for a duration of at least six months and may not end on a day other than a Distribution Payment Date. Prior to the expiration of any Fixed Rate Period after the Initial Fixed Rate Period during which the Series D Preferred Shares are not redeemable, the Trust will have the option to remarket the Series D Preferred Shares to establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Distribution Period). The Trust also has the option to remarket the Series D Preferred Shares for the purpose of establishing a new Fixed Rate for a new Fixed Rate Period prior to any Distribution Payment Date in any subsequent Fixed Rate Period during a time in which the Series D Preferred Shares are redeemable.

        If the Trust elects to conduct a Remarketing of the Series D Preferred Shares for the purpose of establishing a new Fixed Rate for a new Fixed Rate Period, the Trust shall, not less than 10 nor more than 35 Business Days prior to the related Election Date, notify in writing the Clearing Agency, the Remarketing Agent and the Calculation Agent. If the Series D Preferred Shares are not issued in global, fully registered form to the Clearing Agency, such notice shall be delivered to the holders instead of the Clearing Agency. Such notice shall describe the Remarketing and shall indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that will apply during such new Fixed Rate Period. The Trust shall have the right to terminate a Remarketing at any time prior to the Election Date by notice of such termination to the Clearing Agency (or the holders, as applicable), the Remarketing Agent and the Calculation Agent.

        (g)   If the Remarketing Agent has determined that it will be able to remarket all Series D Preferred Shares tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Series D Preferred Share, prior to 4:00 P.M., New York City time, on any Remarketing Date, the Distribution Rate for the new Fixed Rate Period will be the Fixed Rate determined by the Remarketing Agent, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum that will enable it to remarket all Series D Preferred Shares tendered or deemed tendered for Remarketing at a price of $1,000 per Series D Preferred Share.

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        (h)   If the Series D Preferred Shares are not redeemed and the Trust does not elect to remarket the Series D Preferred Shares pursuant to this Section 3 or has terminated a Remarketing or if the Remarketing Agent is unable to remarket all of the Series D Preferred Shares tendered or deemed tendered for a purchase price of $1,000 per Series D Preferred Share pursuant to the Remarketing procedures described above, Distributions on the Series D Preferred Shares will thereafter be cumulative from such date and the Distribution Rate shall be the Floating Rate and the new Distribution Period shall be a Floating Rate Period, subject to the Trust's right to subsequently remarket the Series D Preferred Shares to again establish a Fixed Rate for a new Fixed Rate Period. During any Floating Rate Period, the Trust may elect to remarket the Series D Preferred Shares prior to any Distribution Payment Date relating to a Floating Rate Period in order to again establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Distribution Period).

        (i)    The Calculation Agent shall calculate the Floating Rate on the applicable Distribution Determination Date as follows:

    Except as provided below, the Floating Rate for any Floating Rate Period for the Series D Preferred Shares will be equal to the Adjustable Rate (as defined below) plus 1.85%. The "Adjustable Rate" for any Distribution Period will be equal to the highest of the 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT (each as defined above and collectively referred to as the "Benchmark Rates") for such Distribution Period during the Floating Rate Period.

    In the event that the Calculation Agent determines in good faith that for any reason:

            (i)    any one of the Benchmark Rates cannot be determined for any Distribution Period, the Adjustable Rate for such Distribution Period will be equal to the higher of whichever two of such rates can be so determined;

            (ii)   only one of the Benchmark Rates can be determined for any Distribution Period, the Adjustable Rate for such Distribution Period will be equal to whichever such rate can be so determined; or

            (iii)  none of the Benchmark Rates can be determined for any Dividend Period, the Adjustable Rate for the preceding Distribution Period will be continued for such Distribution Period,

    the 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT shall each be rounded to the nearest hundredth of a percent.

        The Floating Rate with respect to each Floating Rate Period will be calculated as promptly as practicable by the Calculation Agent according to the appropriate method described above.

        (j)    If a new Fixed Rate for a new Fixed Rate Period is set in a Remarketing (as described in this Section 3), a new Fixed Rate Period shall commence following the expiration of the then current Distribution Period. If a new Fixed Rate for a new Fixed Rate Period is not set, for any reason, including after the expiration of the Initial Fixed Rate Period, in accordance with the terms of Section 3(k) of these Series D Terms, a Floating Rate Period and the corresponding Floating Rate determined or redetermined in accordance with Section 3(i) shall be in effect unless and until the Trust remarkets the Series D Preferred Shares and sets a new Fixed Rate for a new Fixed Rate Period in accordance with this Section 3 and the Remarketing Procedures.

        (k)   (i) If the Trust elects to conduct a Remarketing, the Trust, not less than 10 nor more than 35 Business Days prior to the related Election Date, is required pursuant to Section 3(f) to give the written notice of proposed Remarketing of the Series D Preferred Shares to the Clearing Agency, the Remarketing Agent and the Calculation Agent. If the Series D Shares are not issued in global, fully

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registered form to the Clearing Agency, such notice shall be delivered to the holders instead of the Clearing Agency. As required by Section 3(f), such notice will describe the Remarketing and will indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that will apply during such new Fixed Rate Period. At any time prior to the Election Date, the Trust may elect to terminate a Remarketing by giving the Clearing Agency (or the holders, as applicable), the Remarketing Agent and the Calculation Agent written notice of such termination.

        (ii)   Not later than 4:00 P.M., New York City time, on an Election Date, each holder of Series D Preferred Shares may give, through the facilities of the Clearing Agency in the case of book-entry Series D Preferred Share Certificates, a written notice to the Trust of its election ("Notice of Election") (A) to retain and not to have all or any portion of the Series D Preferred Shares owned by it remarketed in the Remarketing or (B) to tender all or any portion of such Series D Preferred Shares for purchase in the Remarketing (such portion, in either case, is to be in the Liquidation Amount of $1,000 or any integral multiple thereof). Any Notice of Election given to the Trust will be irrevocable and may not be conditioned upon the level at which the Fixed Rate is established in the Remarketing. Promptly after 4:30 P.M., New York City time, on such Election Date, the Trust, based on the Notices of Election received by it through the Clearing Agency (or from the holders, if Definitive Series D Preferred Share Certificates have been issued) prior to such time, will notify the Remarketing Agent of the number of Series D Preferred Shares to be retained by holders of Series D Preferred Shares and the number of Series D Preferred Shares tendered or deemed tendered for purchase in the Remarketing.

        (iii)  If any holder gives a Notice of Election to tender Series D Preferred Shares as described in Section 3(k)(ii)(B) above, the Series D Preferred Shares so subject to such Notice of Election will be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder to deliver or properly deliver such Series D Preferred Shares to the Remarketing Agent for purchase. If any holder of Series D Preferred Shares fails timely to deliver a Notice of Election, as described above, such Series D Preferred Shares will be deemed tendered for purchase in such Remarketing, notwithstanding such failure or the failure by such holder to deliver or properly deliver such Series D Preferred Shares to the Remarketing Agent for purchase.

        (iv)  The right of each holder of Series D Preferred Shares to have Series D Preferred Shares tendered for purchase in the Remarketing shall be limited to the extent that (A) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (B) Series D Preferred Shares tendered have not been called for redemption, (C) the Remarketing Agent is able to find a purchaser or purchasers for tendered Series D Preferred Shares at a Fixed Rate, and (D) such purchaser or purchasers deliver the purchase price therefore to the Remarketing Agent.

        (v)   Any holder of Series D Preferred Shares that desires to continue to retain a number of Series D Preferred Shares, but only if the Fixed Rate is not less than a specified rate per annum, shall submit a Notice of Election to tender such Series D Preferred Shares pursuant to this Section 3(k) and separately notify the Remarketing Agent of its interest at the telephone number set forth in the notice of Remarketing delivered pursuant to this Section 3(k). If such holder so notifies the Remarketing Agent, the Remarketing Agent will give priority to such holder's purchase of such number of Series D Preferred Shares in the Remarketing, providing that the Fixed Rate is not less than such specified rate.

        (vi)  If holders submit Notices of Election to retain all of the Series D Preferred Shares then outstanding, the Fixed Rate will be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the related Remarketing Date.

        (vii) On any Remarketing Date on which the Remarketing is to be conducted, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the

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Liquidation Amount thereof, Series D Preferred Shares tendered or deemed tendered for purchase. If, as a result of such efforts, on any Remarketing Date, the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Series D Preferred Share, prior to 4:00 P.M., New York City time, on such Remarketing Date, the Remarketing Agent will determine the Fixed Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum, if any, that will enable it to remarket all Series D Preferred Shares tendered or deemed tendered for Remarketing at a price of $1,000 per Series D Preferred Share. By approximately 4:30 P.M., New York City time, on a Remarketing Date, the Remarketing Agent shall advise, by telephone, (A) the Clearing Agency Participant, the Trust and the Calculation Agent of any new Fixed Rate established pursuant to the Remarketing and the number of remarketed Series D Preferred Shares sold in the Remarketing; (B) each purchaser of a remarketed Series D Preferred Shares (or the Clearing Agency Participant thereof) of such new Fixed Rate and the number of remarketed Series D Preferred Shares such purchaser is to purchase; and (C) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the remarketed Series D Preferred Shares purchased through the facilities of the Clearing Agency Participant.

        (viii)   If the Remarketing Agent is unable to remarket by 4:00 P.M., New York City time, on the third Business Day prior to the Remarketing Settlement Date all Series D Preferred Shares tendered or deemed tendered for purchase at a price of $1,000 per Series D Preferred Share, then the Distribution Rate for the next Distribution Period shall be the Floating Rate and the new Distribution Period shall be a Floating Rate Period. In such case, no Series D Preferred Shares will be sold in the Remarketing and each holder will continue to hold its Series D Preferred Shares at such Floating Rate during such Floating Rate Period.

        (ix)  All Series D Preferred Shares tendered or deemed tendered in the Remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of the Clearing Agency against payment of the purchase price therefore on the Remarketing Settlement Date. The Remarketing Agent will make payment to the Clearing Agency Participant of each tendering holder of Series D Preferred Shares in the Remarketing through the facilities of the Clearing Agency by the close of business on the Remarketing Settlement Date. In accordance with the Clearing Agency's normal procedures, on the Remarketing Settlement Date, the transaction described above with respect to each Series D Preferred Share tendered or deemed tendered for purchase and sold in the Remarketing will be executed through the Clearing Agency and the account of the Clearing Agency Participant, will be debited and credited and such Series D Preferred Shares delivered by book entry as necessary to effect purchases and sales of such Series D Preferred Shares. The Clearing Agency is expected to make payment in accordance with its normal procedures. This Section 3(k)(ix) shall not apply if Definitive Preferred Securities Certificates have been issued.

        (x)   If any holder selling Series D Preferred Shares in the Remarketing fails to deliver such Series D Preferred Shares, the Clearing Agency Participant of such selling holder and of any other person that was to have purchased Series D Preferred Shares in the Remarketing may deliver to any such other person a number of Series D Preferred Shares that is less than the number of Series D Preferred Shares that otherwise was to be purchased by such person. In such event the number of Series D Preferred Shares to be so delivered will be determined by such Clearing Agency Participant and delivery of such lesser number of Series D Preferred Shares will constitute good delivery. This Section 3(k)(x) shall not apply if Definitive Preferred Securities Certificates have been issued.

        (xi)  The Remarketing Agent is not obligated to purchase any Series D Preferred Shares that would otherwise remain unsold in a Remarketing. Neither the Trust nor the Remarketing Agent shall

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be obligated in any case to provide funds to make payment upon tender of Series D Preferred Shares for Remarketing.

        Section 4.    Liquidation Preference.    (a) In the event of any liquidation, dissolution, or winding up of the affairs of the Trust, whether voluntary or involuntary, the holders of Series D Preferred Shares are entitled to receive out of the assets of the Trust available for distribution to shareholders, concurrently with any distribution of assets made to holders of Common Shares or any other class or series of shares ranking junior to the Series D Preferred Shares as to distributions upon liquidation, dissolution or winding up of the Trust, liquidating distributions in the amount of the stated value of $1,000 per share, plus all accumulated and unpaid Distributions (whether or not declared) for the then current and all past Distribution Periods. Unless the holders of the Series D Preferred Shares and holders of Preferred Shares of the Trust of any other series ranking on a parity therewith as to distribution of assets upon liquidation, dissolution or winding up of the Trust have been paid this liquidation preference in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the affairs of the Trust. If, upon any liquidation, dissolution, or winding up of the affairs of the Trust, whether voluntary or involuntary, the amounts payable with respect to the Series D Preferred Shares and any Preferred Shares of the Trust of any other series ranking on a parity therewith as to distribution of assets upon liquidation, dissolution or winding up of the Trust, are not paid in full, the holders of Series D Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series D Preferred Shares will not be entitled to any further participation in any distribution of assets by the Trust.

        (b)   Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

        (c)   For purposes of liquidation rights, a consolidation or merger of the Trust with or into one or more corporations or other entities, a statutory share exchange or a sale of all or substantially all of the assets of the Trust shall be deemed not to be a liquidation, dissolution or winding up of the affairs of the Trust.

        (d)   In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise is permitted under applicable law, no effect shall be given to amounts that would be needed if the Trust would be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of beneficial interest of the Trust whose preferential rights upon dissolution are superior to those receiving the dissolution.

        Section 5.    Redemption.    (a) The Series D Preferred Shares are redeemable at the option of the Trust, in whole or in part (i) on the last Distribution Payment Date relating to the Initial Fixed Rate Period, (ii) on such dates with respect to any other Fixed Rate Period as the Trust may determine prior to the commencement of such Fixed Rate Period, or (iii) at any time during a Floating Rate Period, at a cash redemption price of $1,000 per share, plus all accumulated and unpaid Distributions (whether or not declared) to and including the date of redemption (the "Redemption Price").

        (b)   If fewer than all of the outstanding Series D Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Board of Trustees of the Trust and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the

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number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Trustees of the Trust.

        (c)   Notwithstanding the foregoing, if an amount equal to full Distributions for all past Distribution Periods on the Series D Preferred Shares has not been paid to holders of record of Series D Preferred Shares entitled to receive Distributions as set forth above by the Trust, no Series D Preferred Shares shall be redeemed (except as provided in Section 6 below) unless all outstanding Series D Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire, directly or indirectly, any Series D Preferred Shares; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of Series D Preferred Shares.

        (d)   Except as expressly provided hereinabove, the Trust shall make no payment or allowance for unpaid Distributions, whether or not in arrears, on Series D Preferred Shares called for redemption.

        (e)   Notice of redemption shall be given by publication in a newspaper of general circulation in the city of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption thereof. A similar notice will be mailed by the Trust by first class mail, postage prepaid, to each record holder of the Series D Preferred Shares to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the share transfer records of the Trust. Each notice shall state: (i) the Redemption Date; (ii) the aggregate number of Series D Preferred Shares to be redeemed; (iii) the Redemption Price; (iv) instructions for surrender of such shares that are to be surrendered for payment of the Redemption Price; and (v) that Distributions on the shares to be redeemed will cease to accumulate on such Redemption Date. If fewer than all the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares to be redeemed from such holder.

        (f)    In order to facilitate the redemption of Series D Preferred Shares, the Board of Trustees may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

        (g)   Notice having been given as provided above, from and after the date fixed for the redemption of Series D Preferred Shares by the Trust (the "Redemption Date") (unless the Trust shall fail to make available the money necessary to effect such redemption), all Distributions on the Series D Preferred Shares called for redemption will cease to accrue. From and after the Redemption Date the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Trust by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the Redemption Price from the Trust, less any required tax withholding amount, without interest thereon. Upon surrender in accordance with such notice of the certificate representing such Series D Preferred Shares (and endorsement or assignment of transfer, if required by the Trust and so stated in such notice) the Redemption Price shall be paid out of the funds provided by the Trust and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares.

        (h)   Any Series D Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Trustees.

        Section 6.    Restrictions on Ownership and Transfer of Series D Preferred Shares.    In order to ensure that the Trust remains qualified as a real estate investment trust for federal income tax purposes, the Series D Preferred Shares shall be subject to the provisions of Article IV of the Declaration relating to

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restrictions on ownership and transfer, including, but not limited to, the provisions of Section 4.11 of Article IV which permit the Board of Trustees of the Trust to exempt Persons from the Ownership Limit. Notwithstanding any exemptions from the Ownership Limit as applied to the Beneficial Ownership of Series D Preferred Shares heretofore or hereafter granted by the Board of Trustees to Persons who are intended Transferees of Series D Preferred Shares, the following will apply: (i) no such Person shall Beneficially Own Series D Preferred Shares which, taking in account any shares of beneficial interest of the Trust of any other class or series Beneficially Owned by such Person, would cause such Person to Beneficially Own, in the aggregate, in excess of 9.8%, in number of shares or value, of the outstanding shares of beneficial interest of the Trust unless the Board of Trustees, by specific further action, determines, in its sole discretion and upon such conditions as it may impose, that such limitations will not apply to such Person; and (ii) no such Person shall Beneficially Own Series D Preferred Shares which, taking into account any shares of beneficial interest of the Trust of any other class or series Beneficially Owned by such Person, would result in the Trust being "closely held" within the meaning of Code, or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code. If at any time there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Series D Preferred Shares, together with shares of beneficial interest of the Trust of any other class or series, in violation of the conditions set forth in clauses (i) and/or (ii) of this Section 6, then any such purported Transfer shall be void ab initio and such shares of beneficial interest resulting in the violation of the conditions set forth in clauses (i) and/or (ii) of this Section 6 shall constitute Excess Shares and be treated as provided in Article IV of the Declaration. In addition, the Series D Preferred Shares may not be purchased or held by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans, accounts or arrangements (each, a "Plan"). The sale, transfer or disposition of the Series D Preferred Shares to a Plan is prohibited, and any such sale, transfer or disposition to a Plan shall be void ab initio.

        Section 7.    Rank.    The Series D Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all Junior Shares; (b) on a parity with the Parity Shares; and (c) junior to all equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Shares as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Trust. The term "equity securities" does not include convertible debt securities which will rank senior to the Series D Preferred Shares prior to conversion.

        Section 8.    Voting Rights.

        (a)   The holders of Series D Preferred Shares shall not have any voting rights except as set forth below.

        (b)   If full cumulative dividends on the Series D Preferred Shares, or any other Parity Shares, for six distribution periods, whether or not consecutive, are in arrears and unpaid (such failure to pay by the Trust, a "Distribution Default"), the holders of all outstanding Series D Preferred Shares and any outstanding Parity Shares upon which like voting rights have been conferred and are exercisable, voting as a single class without regard to series, will be entitled to elect two additional Trustees until all dividends in arrears and unpaid on the Series D Preferred Shares and any such Parity Shares have been paid or declared and funds therefor set apart for payment. At any time when such right to elect Trustees separately as a class shall have so vested, the Trust may, and upon the written request of the holders of record of not less than 20% of the total number of Series D Preferred Shares and any Parity Shares of the Trust then outstanding upon which like voting rights have been conferred and are exercisable shall, call a special meeting of shareholders for the election of such Trustees. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such

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request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Trust, provided that the Trust shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Trust and the holders of all outstanding Series D Preferred Shares and any such Parity Shares are afforded the opportunity to elect such Trustees (or fill any vacancy) at such annual meeting of shareholders. Trustees elected as aforesaid shall serve until the next annual meeting of shareholders of the Trust or until their respective successors shall be elected and qualified, or, if sooner, until an amount equal to all dividends in arrears and unpaid have been paid or declared and funds therefor set apart for payment. If, prior to the end of the term of any Trustee elected as aforesaid, a vacancy in the office of such Trustee shall occur during the continuance of a Distribution Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Trustee for the unexpired term of such former Trustee, such appointment to be made by the remaining Trustee or Trustees elected as aforesaid.

        (c)   So long as any Series D Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series D Preferred Shares voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, (ii) amend, alter or repeal the provisions of the Series D Terms establishing the Series D Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof, or (iii) enter into a consolidation or merger in which another entity is the surviving entity, unless the holders of the Series D Preferred Shares receive a preference security, the rights, preferences, privileges and voting power of which do not differ from those of the Series D Preferred Shares in any manner which is material and adverse to the holder of the Series D Preferred Shares; provided, however, that with respect to the occurrence of any event set forth in clause (ii) or (iii) above, so long as the Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, or the terms of the securities issued in exchange for the Series D Preferred Shares in the consolidation or merger are not materially different from those of the Series D Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Shares and provided further that any increase in the amount of the authorized Preferred Shares or authorized Series D Preferred Shares or the creation or issuance of any other series of Preferred Shares, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

        For purposes of the foregoing provisions of this Section 8, each Series D Preferred Share shall have one vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series D Preferred Shares as a single class on any matter, then the Series D Preferred Shares and the shares of such other series shall have with respect to such matters one vote per $50.00 stated value and fractional votes shall be ignored.

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        (d)   Nothing contained in this Section 8 shall require a vote of the holders of the Series D Preferred Shares in connection with the redemption, purchase or other acquisition by the Trust of shares of beneficial interest of the Trust not in violation of the terms of the Series D Preferred Shares.

        Section 9.    Conversion.    The holders of Series D Preferred Shares shall not have any rights to convert such shares into, or exchange such shares for, shares of any other class or series of Common Shares or any other securities of, or interest in, the Trust.

        Section 10.    Headings.    The headings of the Sections of the Series D Terms are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

        Section 11.    Maturity; Preemptive Rights.    The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. No holder of Series D Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any shares of beneficial interest of the Trust of any class or series (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.

        Section 12.    Exclusion of Other Rights.    The Series D Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Declaration of Trust and the Series D Terms.

        Section 13.    Severability of Provisions.    If any preference, right, voting power, restriction, limitation as to dividends or other distributions, qualification or term or condition of redemption of the Series D Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Shares set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

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Exhibit C

Wachovia Securities
301 South College Street
Charlotte, NC 28288-5640

WACHOVIA SECURITIES

December 7, 2005

Committee of Independent Trustees of the Board of Trustees
CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523

The Board of Trustees
CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523

Gentlemen:

        You have asked Wachovia Capital Markets, LLC ("Wachovia Securities") to advise you with respect to the fairness, from a financial point of view, to the holders (other than Management Holders (as defined below)) of shares of beneficial interest, par value $0.001 per share (the "Company Common Shares"), of CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company") of the Company Common Share Merger Consideration (as defined below) to be received by the holders of Company Common Shares pursuant to that certain Agreement and Plan of Merger, dated as of December 7, 2005 (the "Agreement"), among CalEast Industrial Investors, LLC, a California limited liability company ("Parent"), Solstice Merger Trust, a Maryland real estate investment trust ("Merger Sub"), and the Company. For purposes of this letter, "Management Holders" means all members of the management of the Company who exchange or sell some or all of their Company Common Shares for equity interests in Parent or Merger Sub prior to the Effective Time as defined in the Agreement.

        Pursuant to the Agreement, Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will thereupon cease and the Company will be the entity surviving the merger (the "Merger"). Pursuant to the Merger, each Company Common Share (other than Excluded Shares (as defined in the Agreement)) will be converted into the right to receive an amount in cash equal to $50.00 (the "Company Common Share Merger Consideration").

        In arriving at our opinion, we have, among other things:

  •
  Reviewed the Agreement, including the financial terms of the Agreement;

  •
  Reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K for the Company for the five years ended December 31, 2004;

  •
  Reviewed certain interim reports to shareholders and Quarterly Reports on Form 10-Q for the Company;

  •
  Reviewed certain business, financial and other information, including financial forecasts, regarding the Company a portion of which was publicly available and a portion of which was furnished to us by management of the Company, and discussed the business and prospects of the Company with its management;

  •
  Participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

  •
  Reviewed the reported price and trading activity for the Company Common Shares;

  •
  Considered certain financial data for the Company and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant;

  •
  Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant; and

  •
  Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

        In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, legal and tax information and we have not assumed any responsibility for any independent verification of such information and have assumed such accuracy and completeness for purposes of this opinion. With respect to the Company's financial forecasts furnished to us by management of the Company, we have assumed that they have been reasonably prepared and reflect the best current estimates and judgments of management as to the future financial performance of the Company. We assume no responsibility for, and express no view as to, financial projections of the Company or the assumptions upon which they are based. In arriving at our opinion, we have not prepared or obtained any independent evaluations or appraisals of the assets or liabilities of the Company, including any contingent liabilities.

        In rendering our opinion, we have assumed that the Merger contemplated by the Agreement will be consummated on the terms described in the Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed or other actions will be taken that will have an adverse effect on the Merger or other actions contemplated by the Agreement in any way meaningful to our analysis. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. In addition, we are expressing no view on the terms of the Merger. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement compared with other business strategies or transactions that may have been considered by the Company's management, its Board of Trustees or any committee thereof.

        Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the Committee of Independent Trustees of the Board of Trustees of the Company in connection with the Agreement and will receive a fee for such services, which is payable upon consummation of the Merger. We will also receive a fee on delivery of this opinion and this fee will be credited in full against any advisory fees paid in connection with the transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        Wachovia Securities and our affiliates provide a full range of financial advisory securities and lending services in the ordinary course of business for which we receive customary fees. In connection with unrelated matters, Wachovia Securities and its affiliates in the past have provided financing services to the Company, including serving as book-running manager in connection with the Company's offering of 5.377% Series D Flexible Cumulative Redeemable Preferred Shares in December 2004, serving as advisor and placement agent to the Company in connection with the CIC-Rochelle joint venture in December 2004, and serving as a joint lead manager in connection with the Company's offering of $150 million principal amount of 4.75% unsecured notes due 2010 in July 2004. In addition, Wachovia Securities maintains active equity research on the Company. In addition, we may provide similar or other such services to, and maintain our relationship with the Company, Parent, and certain affiliates of Parent in the future. Additionally, in the ordinary course of our business, we may trade in the securities of the Company and certain affiliates of Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is solely for the information and use of the Committee of Independent Trustees of the Board of Trustees of the Company and the Board of Trustees in connection with their consideration of the Merger. Our opinion does not address the merits of the underlying decision by the Company to enter into the Agreement and does not and shall not constitute a recommendation to any holder of the Company Common Shares as to how such holder should vote in connection with the Agreement.    Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in any proxy statement mailed or provided to the holders of the Company Common Shares in connection with the transactions contemplated by the Agreement.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and such other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Company Common Share Merger Consideration to be received by holders of the Company Common Shares, pursuant to the Agreement is fair, from a financial point of view, to such holders (other than Management Holders).

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC

Wachovia Capital Markets, LLC

CENTERPOINT PROPERTIES TRUST
C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

CENTERPOINT PROPERTIES TRUST

CenterPoint Properties Trust
Special Meeting of Shareholders
                ,                        , 2006
10:00 a.m.

Your vote is important. Please authorize a proxy to vote your shares immediately.

Authorize-a-Proxy-by-Internet		Authorize-a-Proxy-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/cnt		1-877-PRX-VOTE (1-877-779-8683)

        If you authorize a proxy to vote your shares over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark
votes as in
this example.

  The votes entitled to be cast by the undersigned shareholder will be cast at the Special Meeting of Shareholders of CenterPoint Properties Trust in the manner directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO CONTRARY INDICATION IS MADE BELOW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED SHAREHOLDER WILL BE CAST "FOR" PROPOSAL NO. 1. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED SHAREHOLDER WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTERS INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 SET FORTH BELOW.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the merger of Solstice Merger Trust with and into CenterPoint Properties Trust pursuant to the Agreement and Plan of Merger, dated as of December 7, 2005, by and among CalEast Industrial Investors, LLC, Solstice Merger Trust and CenterPoint Properties Trust, and the other transactions contemplated by the merger agreement, including the adoption of an amended and restated declaration of trust for CenterPoint Properties Trust in connection with the merger, all in the manner described in the Proxy Statement.	☐	☐	☐
2.
In their discretion, the proxies are authorized to consider and act upon and otherwise to represent the undersigned shareholder on any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments or postponements thereof.
		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

For joint accounts each owner should sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature:                                                     Date:                  Signature:                                                     Date:

Dear Shareholder:

Please take note of the important information enclosed with this proxy.

Your vote is important and you are encouraged to exercise your right to vote your shares.

Please mark the box on the reverse side of this proxy card to indicate how your common shares will be voted by the proxies at the Special Meeting of Shareholders of CenterPoint Properties Trust. You need not mark any boxes if you wish to vote in accordance with the Board of Trustees' recommendations. The proxies cannot vote your preference unless you sign, date and return this card.

Alternatively, you can authorize a proxy to vote your shares over the Internet or by telephone. See the reverse side for instructions.

Sincerely,

CenterPoint Properties Trust

DETACH HERE

PROXY

CENTERPOINT PROPERTIES TRUST

1808 Swift Drive, Oak Brook, Illinois 60523

Proxy for Special Meeting of Shareholders

        , 2006

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF CENTERPOINT PROPERTIES TRUST

        The undersigned shareholder of CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Martin Barber, John S. Gates, Jr. and Daniel J. Hemmer, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to attend the Special Meeting of Shareholders of the Company, to be held at our corporate offices located at 1808 Swift Drive, on          ,                , 2006, at 10:00 a.m., local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement (including the exhibits thereto), each of which is incorporated herein by reference.

SEE REVERSE SIDE	IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

QuickLinks

CENTERPOINT PROPERTIES TRUST 1808 Swift Drive Oak Brook, Illinois 60523
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2006
Table of Contents
CENTERPOINT PROPERTIES TRUST 1808 Swift Drive Oak Brook, Illinois 60523
PROXY STATEMENT
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
APPROVAL OF THE MERGER THE PARTIES
THE MERGER
Selected Publicly Traded REIT Transactions Announced 1/1/2004 – 12/5/2005
Selected Publicly Traded Industrial REIT Transactions Announced 1/1/1998 – 12/5/2005
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF OUR COMPANY
OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING
SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
  Exhibit A
Table of Contents
  Exhibit B
  EXHIBIT I
  EXHIBIT II
  Exhibit C